                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            EXPERT SOFTWARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                             EXPERT SOFTWARE, INC.
                                802 DOUGLAS ROAD
                             NORTH TOWER, SUITE 600
                        CORAL GABLES, FLORIDA 33134-3160

                                  May 26, 1999

Dear Expert Stockholder:

    As you may be aware, Expert Software, Inc., a Delaware corporation ("Expert"), and Activision, Inc., a Delaware corporation ("Activision"), have entered into an Agreement and Plan of Merger, dated as of March 3, 1999 (as amended and restated on April 19, 1999, the "Merger Agreement"), providing for the acquisition of Expert by Activision (the "Merger"). The Merger is more fully described in the accompanying Proxy Statement. A special meeting of the stockholders of Expert (the "Special Meeting") will be held at The Arch Room, 800 Douglas Road, Coral Gables, FL 33134 on Monday, June 21, 1999 at 10:00 a.m. local time.

    At the Special Meeting, stockholders of Expert will be asked to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex I to the accompanying Proxy Statement.

    Expert's Board of Directors has determined that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Expert and its stockholders. The Board of Directors recommends that the stockholders of Expert vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. In reaching its decision, the Board of Directors considered, among other things, the oral opinion of U.S. Bancorp Piper Jaffray Inc. delivered to the Board of Directors on March 3, 1999, which was subsequently confirmed in writing as of the same date, to the effect that the cash consideration to be received in the Merger by the stockholders of Expert is fair to the stockholders of Expert from a financial point of view.

    Stockholders of Expert will be entitled to appraisal rights under applicable Delaware law in connection with the Merger as described in the accompanying Proxy Statement.

    IT IS VERY IMPORTANT TO US THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND PERSONALLY. THEREFORE, YOU SHOULD COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.

    PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES UNTIL INSTRUCTED TO DO SO AFTER THE MERGER IS COMPLETED.

                                          Sincerely,

                                          KENNETH P. CURRIER
                                          Director and Chief Executive Officer

                             EXPERT SOFTWARE, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Expert Software, Inc., a Delaware corporation ("Expert"), will be held on Monday, June 21, 1999 at 10:00 a.m. local time at The Arch Room, 800 Douglas Road, Coral Gables, FL 33134 to consider and vote upon the following proposal:

     1. To approve and adopt the Agreement and Plan of Merger, dated as of March 3, 1999 (as amended and restated on April 19, 1999, the "Merger Agreement"), by and among Expert, Activision, Inc., a Delaware corporation ("Activision"), and Expert Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Activision ("Merger Sub"), pursuant to which Merger Sub will be merged with and into Expert with Expert continuing as the surviving corporation and as a wholly-owned subsidiary of Activision (the "Merger"). A copy of the Merger Agreement is attached as Annex I to the Proxy Statement accompanying this Notice.

     2. To transact such other business as may properly come before the Expert Special Meeting or any adjournment or postponement thereof.

    The Merger Agreement, the Merger and other related matters are more fully described in the attached Proxy Statement.

    The Board of Directors has fixed the close of business on May 21, 1999 as the record date for determining the stockholders of Expert entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only holders of record of shares of Expert common stock at the close of business on the record date are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

    The affirmative vote of a majority of the shares of Expert common stock outstanding as of the record date and entitled to vote at the Special Meeting is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

    YOUR VOTE IS VERY IMPORTANT REGARDLESS OF HOW MANY SHARES OF EXPERT COMMON STOCK YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU ARE PRESENT AT THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON THE MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          KENNETH P. CURRIER
                                          Chief Executive Officer and Secretary

    May 26, 1999

                           NOTICE OF APPRAISAL RIGHTS

    If the Merger Agreement is adopted by the stockholders of Expert at the Special Meeting and the Merger is consummated, any stockholder (1) who files with Expert, before the taking of the vote on the adoption of the Merger Agreement, a written demand stating that he or she intends to seek appraisal for his or her shares of Expert common stock if the Merger is consummated and (2) whose shares of Expert common stock are not voted in favor of the adoption of the Merger Agreement, has or may have the right to seek appraisal of his or her shares of Expert common stock within 120 days of the date a certificate of merger is filed with the Secretary of State of the State of Delaware. Expert and any such stockholder shall in such cases have the rights and duties and shall follow the procedures set forth in Section 262 of the Delaware General Corporation Law ("DGCL"). A copy of Section 262 of the DGCL is attached as Annex III to the accompanying Proxy Statement. See the section entitled "Appraisal Rights" in the Proxy Statement for more information.

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                             EXPERT SOFTWARE, INC.

                        To be held on Monday, June 21, 1999
                                   10:00 a.m.

    Activision, Inc., a Delaware corporation ("Activision"), and Expert Software, Inc., a Delaware corporation ("Expert"), have entered into an Agreement and Plan of Merger, dated as of March 3, 1999 (as amended and restated on April 19, 1999, the "Merger Agreement"), pursuant to which Expert Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Activision ("Merger Sub"), will be merged with and into Expert (the "Merger"). After the Merger, Expert will continue as the surviving corporation (the "Surviving Corporation") and shall be a wholly-owned subsidiary of Activision. Upon completion of the Merger, Expert's stockholders will receive $2.65 in cash in exchange for each outstanding share of Expert common stock they own.

    This Proxy Statement is being furnished to stockholders of Expert in connection with the solicitation by the Board of Directors of Expert of proxies for use at the Special Meeting of Stockholders (the "Special Meeting") to be held at The Arch Room, 800 Douglas Road, Coral Gables, FL 33134 at 10:00 a.m., local time, on Monday, June 21, 1999. At the Special Meeting, Expert's stockholders will be asked to consider and vote upon the approval of the Merger Agreement and the Merger.

    Expert's Board of Directors has fixed the close of business on May 21, 1999 as the record date (the "Record Date") for determining the stockholders of Expert entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only holders of record of shares of Expert common stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. The Merger cannot be completed unless a majority of the shares of Expert common stock outstanding as of the Record Date and entitled to vote at the Special Meeting adopt the Merger Agreement in accordance with Section 251 of the Delaware General Corporation Law (the "DGCL") and pursuant to the terms and conditions of the Merger Agreement.

    This document gives you detailed information about the Merger Agreement and the Merger. Activision has provided the information concerning Activision, and Expert has provided the information concerning Expert. Please see "Available Information" and "Incorporation of Certain Documents by Reference" on pages 33 and 34, respectively, for additional information about Expert on file with the United States Securities and Exchange Commission (the "SEC").

    Neither the SEC nor any state securities regulator has determined if this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

    This Proxy Statement and Proxy are first being mailed to stockholders of Expert beginning on or about May 26, 1999.

                           FORWARD-LOOKING STATEMENTS

    Certain information contained in this Proxy Statement as to the future financial or operating performance of Expert may constitute "forward-looking statements." Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates" or "intends" or the negative of any thereof, or other variations thereon or comparable terminology, or by discussions of strategy or intentions. Forward-looking statements involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of Expert, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the following:

GENERAL BUSINESS AND ECONOMIC CONDITIONS

    General business and economic conditions have an impact on Expert's financial results. From time to time, Expert's customer base, which is largely retailers and distributors for resale to retailers, may be impacted by weak economic conditions and, as a result, may reduce their inventories of products purchased from Expert. Expert's customers are not contractually required to make future purchases of Expert's products and therefore could discontinue carrying Expert's products in favor of a competitor's products or for any other reason. The retail market for traditional tangible box or jewel case software is under attack. The use of the Internet by home and business PC users has increased dramatically in recent years. Sales of products on the Internet, including software, have increased and the Internet is likely to become an important sales channel for software. Consumer buying habits may be influenced by the availability of products on the Internet, and the ease of buying. As more content, products and services become available on the Internet, it may become increasingly difficult to garner the attention of prospective customers. Expert's financial results could be affected by the size and rate of growth of the consumer software market and consumer PC market. The consumer software business is seasonal due primarily to the increased demand for consumer software during the year-end holiday buying season. General business and economic conditions and consumer confidence, both domestically and internationally, may impact retail sales of consumer software. Currency fluctuations associated with international sales and accounts receivable may also affect Expert's financial results.

COMPETITION

    The market for Expert's products is intensely and increasingly competitive. Existing consumer software companies may broaden their product lines to compete with Expert's products and potential new competitors, including computer hardware and software manufacturers, diversified media companies and book publishing companies, may enter or increase their focus on the consumer software market, resulting in even greater competition for Expert. There has been a consolidation among competitors in the market for Expert's products, and many of the companies with which Expert currently competes or may compete in the future have greater financial, technical, marketing, sales and customer support resources, as well as greater name recognition and better access to consumers, than Expert. Competition for retail space has increased as retailers continue to focus on sales per square foot of shelf space and other measures of product performance. The competition for retail space is also likely to increase due to the proliferation of consumer software products and companies. Expert also competes with other developers for access to quality products developed by third parties. Expert's results of operations and financial position are also dependent upon satisfactory relationships with independent developers and other parties through whom Expert acquires propriety rights.

DEPENDENCE ON RETAILERS AND DISTRIBUTORS

    Retailers and distributors compete in a volatile industry that is subject to rapid change, consolidation, financial difficulty and increasing competition from new distribution channels. Due to increased competition for limited shelf space, retailers and distributors are increasingly in a better position to negotiate favorable terms of sale, including price discounts, promotional support and product return policies. Expert's financial results may be impacted by the accuracy of retailers' forecasts of consumer demand, the timing of the receipt of orders from major customers, account cancellations or delays in shipment, competitors' marketing strategies and promotions, changes in pricing strategies by Expert or its competitors and the collectibility of accounts receivable. Furthermore, a significant portion of sales within a quarter is typically not realized until late in that quarter. As a result, it may be difficult for Expert to predict its net revenues for the quarter or to quickly adapt its spending levels within a quarter to reflect changes in demand for its products.

UNCERTAINTY OF MARKET ACCEPTANCE; CHANGES IN TECHNOLOGY AND INDUSTRY STANDARDS

    The consumer software industry is undergoing rapid changes, including evolving industry standards, frequent product introductions and changes in consumer requirements and preferences. Consumer preferences are difficult to predict, and few consumer software products achieve sustained market acceptance. Expert's financial results will be impacted by market acceptance of Expert's products and those of its competitors, development and promotional expenses relating to the introduction of new products, new versions of existing products or new operating systems, and evolving distribution channels. The growth in popularity of the Internet and other new technologies has impacted the distribution and purchase of software and there can be no assurance that Expert will utilize such new technologies in the most effective manner.

OTHER FACTORS

    In addition to the important factors discussed above, Expert's financial results, financial position and cash flows may be impacted by, among other factors, future cash flow and working capital requirements, continued listing of Expert common stock on the Nasdaq National Market and the outcome of current and future examinations by taxing authorities. The market price of Expert common stock has been, and in the future will likely be, subject to significant fluctuations in response to variations in quarterly operating results and other factors, such as announcements of technological innovations or new products by Expert or its competitors, or other events. The stock prices for many companies in the technology sector have experienced wide fluctuations which often have been unrelated to their operating performance. Such fluctuations may adversely affect the market price of Expert common stock.

                               TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS............................................................          ii
    GENERAL BUSINESS AND ECONOMIC CONDITIONS..........................................          ii
    COMPETITION.......................................................................          ii
    DEPENDENCE ON RETAILERS AND DISTRIBUTORS..........................................         iii
    UNCERTAINTY OF MARKET ACCEPTANCE; CHANGES IN TECHNOLOGY AND INDUSTRY STANDARDS....         iii
    OTHER FACTORS.....................................................................         iii

SUMMARY...............................................................................           1
    THE COMPANIES.....................................................................           1
    REASONS FOR THE MERGER............................................................           1
    RECOMMENDATION OF EXPERT'S BOARD OF DIRECTORS TO EXPERT'S STOCKHOLDERS............           2
    OPINION OF EXPERT'S FINANCIAL ADVISOR.............................................           2
    COMPLETION OF THE MERGER..........................................................           2
    WHAT EXPERT'S STOCKHOLDERS WILL RECEIVE IN THE MERGER.............................           2
    THE EFFECT OF THE MERGER ON EXPERT................................................           2
    CONDITIONS TO THE MERGER..........................................................           3
    TERMINATION OF THE MERGER AGREEMENT...............................................           3
    TERMINATION FEES..................................................................           4
    INTERESTS OF CERTAIN PERSONS IN THE MERGER........................................           4
    VOTE REQUIRED AND VOTING PROCEDURES...............................................           4
    PROCEDURE FOR EXCHANGING YOUR STOCK CERTIFICATES..................................           5
    GOVERNMENTAL AND REGULATORY MATTERS...............................................           5
    ACCOUNTING TREATMENT..............................................................           5
    IMPORTANT FEDERAL INCOME TAX CONSEQUENCES.........................................           5
    RIGHTS OF DISSENTING STOCKHOLDERS.................................................           5
    DELISTING OF EXPERT COMMON STOCK..................................................           5
    SELECTED CONSOLIDATED FINANCIAL DATA OF EXPERT....................................           5

THE SPECIAL MEETING OF EXPERT'S STOCKHOLDERS..........................................           6
    MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING...................................           6
    VOTING AT THE SPECIAL MEETING.....................................................           6
    PROXIES; SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS........................           7
    RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM.......................................           7

THE MERGER............................................................................           8
    PURPOSE OF THE MERGER.............................................................           8
    CERTAIN EFFECTS OF THE MERGER.....................................................           8
    RISK THAT THE MERGER WILL NOT BE CONSUMMATED......................................           9
    BACKGROUND OF THE MERGER..........................................................           9
    RECOMMENDATION OF EXPERT'S BOARD OF DIRECTORS; EXPERT'S REASONS FOR THE MERGER....          10
    DETRIMENTS AND ADVERSE EFFECTS ON EXPERT AND ITS STOCKHOLDERS OF THE MERGER.......          12
    OPINION OF EXPERT'S FINANCIAL ADVISOR.............................................          12
    ACTIVISION'S REASONS FOR THE MERGER...............................................          18
    INTERESTS OF CERTAIN PERSONS IN THE MERGER........................................          19
    MERGER CONSIDERATION..............................................................          21
    EFFECTIVE TIME....................................................................          22
    CONVERSION OF MERGER SUB COMMON STOCK.............................................          22
    CONVERSION OF EXPERT COMMON STOCK; PROCEDURES FOR EXCHANGE OF CERTIFICATES........          22

    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.........................................          22
    ANTICIPATED ACCOUNTING TREATMENT..................................................          23
    GOVERNMENTAL AND REGULATORY MATTERS...............................................          23
    NASDAQ DELISTING..................................................................          23
    MERGER FINANCING..................................................................          24

THE MERGER AGREEMENT..................................................................          24
    THE MERGER........................................................................          24
    REPRESENTATIONS AND WARRANTIES....................................................          24
    CONDITIONS TO THE MERGER..........................................................          25
    NO SOLICITATION; ACQUISITION PROPOSALS............................................          26
    TERMINATION OF THE MERGER AGREEMENT...............................................          27
    TERMINATION FEES..................................................................          28
    CONDUCT OF EXPERT'S BUSINESS UNTIL THE EFFECTIVE TIME.............................          28
    AMENDMENTS; EXTENSIONS; WAIVERS...................................................          29

THE COMPANIES.........................................................................          30
    EXPERT SOFTWARE...................................................................          30
    ACTIVISION........................................................................          30

UNAUDITED PER SHARE INFORMATION.......................................................          31

PER SHARE MARKET PRICE DATA...........................................................          31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........................          31

APPRAISAL RIGHTS......................................................................          31

INDEPENDENT PUBLIC ACCOUNTANTS........................................................          33

STOCKHOLDER PROPOSALS.................................................................          33

OTHER MATTERS.........................................................................          33

AVAILABLE INFORMATION.................................................................          33

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................          34

    ANNEX I         --      THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF
                            APRIL 19, 1999, BY AND AMONG EXPERT SOFTWARE, INC., ACTIVISION, INC.
                            AND EXPERT ACQUISITION CORP. (W/O EXHIBITS).
    ANNEX II        --      FAIRNESS OPINION OF U.S. BANCORP PIPER JAFFRAY INC.
    ANNEX III       --      EXCERPTS FROM DELAWARE GENERAL CORPORATION LAW RELATING TO APPRAISAL
                            RIGHTS.
    ANNEX IV        --      ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31,
                            1998.
    ANNEX V         --      QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED MARCH
                            31, 1999.

                                    SUMMARY

    This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the Merger and the Merger Agreement fully and for a more complete description of the legal terms of the Merger and the Merger Agreement, you should carefully read this entire document and the documents to which we have referred you.

THE COMPANIES

EXPERT SOFTWARE, INC.
802 Douglas Road
North Tower, Suite 600
Coral Gables, Florida 33134-3160
(305) 567-9990
http://www.expertsoftware.com

    Expert is a leading developer and publisher of high-quality, value-priced software titles. Expert specializes in sophisticated yet easy-to-use programs addressing a broad array of everyday consumer interests, including entertainment, education, lifestyle, personal productivity and small office/home office. Most Expert titles are priced under $15 and are available in more than 25,000 retail locations throughout the world including computer superstores, office supply stores, warehouse clubs and supermarkets. Over 29.3 million units of Expert products have been sold, including Home Design
3D-Registered Trademark-, Landscape Design 3D-Registered Trademark-, Diet & Fitness, Resume Writer, and Casino. The Expert family of brands also includes the popular Sega PC Collection, and Bicycle-Registered Trademark- Card Games.

ACTIVISION, INC.
3100 Ocean Park Boulevard
Santa Monica, California 90405
(310) 255-2000
http://www.activision.com

    Activision is a leading international publisher, developer and distributor of interactive entertainment and leisure products. Activision's products span a wide range of genres and target markets. Activision currently focuses its development, publishing and distribution efforts on products designed for personal computers ("PCs"), the Sony PlayStation console system and the Nintendo 64 console system. In selecting titles for development and publishing, Activision focuses on titles that are, or have the potential to become, franchise properties with substantial consumer appeal and brand recognition.

REASONS FOR THE MERGER

    Expert's Board of Directors believes that the terms of the Merger and the Merger Agreement are fair to, and in the best interests of, Expert and its stockholders. In reaching its decision, Expert's Board of Directors considered, among other things, the following:

    - The combined experience, financial resources, and size and breadth of product offerings of the combined company should allow the combined company to respond more quickly and effectively to technological change, increased competition and market demands in an industry experiencing rapid innovation and change.

    - The resources of the combined company should counter Expert's lack of critical mass in software and Internet exposure and create a positive impact on the retail channel.

    - The Merger should provide Expert with greater resources to support its marketing, distribution and product development efforts.

    - Activision's substantial domestic and international sales, marketing and distribution capabilities should provide an expanded opportunity for distribution of Expert's products both within the United States and in international markets, thereby allowing Expert to expand its customer base.

    - The combination of the customer service and technical support system should permit the combined company to provide more efficient support coverage to its customers.

    - The Merger should provide Expert with greater resources to support Internet initiatives, offering a broader range of products on the Internet than are available in retail stores.

    - The addition of senior Activision executives should increase management breadth and strengthen organizational infrastructure.

    - The opinion, dated March 3, 1999, of U.S. Bancorp Piper Jaffray Inc. ("U.S. Bancorp Piper Jaffray") that the cash consideration to be received by the holders of Expert common stock is fair to such holders of Expert common stock from a financial point of view.

RECOMMENDATION OF EXPERT'S BOARD OF DIRECTORS TO EXPERT'S STOCKHOLDERS

    Expert's Board of Directors believes that the Merger is in the best interest of Expert and its stockholders and recommends that you vote FOR the adoption of the Merger Agreement.

OPINION OF EXPERT'S FINANCIAL ADVISOR

    In deciding to approve the Merger Agreement, Expert's Board of Directors considered the opinion of its financial advisor, U.S. Bancorp Piper Jaffray, that, as of March 3, 1999, and subject to certain assumptions and other matters described therein, the cash price of $2.65 per share offered in the Merger was fair, from a financial point of view, to Expert's stockholders. We encourage you to read this opinion, which is attached as Annex II. Please note that the opinion does not constitute a recommendation as to how you should vote.

COMPLETION OF THE MERGER

    The Merger will be completed at such time when all of the conditions to completion of the Merger set forth in the Merger Agreement are satisfied or waived. The Merger will become effective upon the filing of a certificate of merger (the "Certificate of Merger") with the State of Delaware.

    We are working toward completing the Merger as quickly as possible. We hope to complete the Merger promptly after the Special Meeting.

    The Merger Agreement is attached as Annex I to this Proxy Statement. We encourage you to read the Merger Agreement as it is the legal document that governs the Merger.

WHAT EXPERT'S STOCKHOLDERS WILL RECEIVE IN THE MERGER

    As a result of the Merger, Expert's stockholders will receive $2.65 in cash in exchange for each share of Expert common stock that they own.

    After the Merger, Expert's stockholders will no longer retain any equity interest in the Expert and accordingly will neither participate in any future earnings of Expert nor be at risk for any future losses of Expert.

THE EFFECT OF THE MERGER ON EXPERT

    If the Merger is completed, Merger Sub will be merged with and into Expert and Expert will continue as the Surviving Corporation and shall be a wholly-owned subsidiary of Activision. As a result of the Merger, Expert will no longer meet the requirements of a public company and its shares will no longer be listed or traded in the public market.

CONDITIONS TO THE MERGER

    The completion of the Merger depends upon satisfying a number of conditions. Among such conditions is a statutory requirement, which cannot be waived, that the holders of a majority of the shares of Expert common stock outstanding as of the Record Date and entitled to vote at the Special Meeting adopt the Merger Agreement and approve the Merger.

    In addition, under the terms of the Merger Agreement, the conditions that must be satisfied or waived before the completion of the Merger include, without limitation, the following:

    - No injunction or order preventing the completion of the Merger may be in effect.

    - The respective representations and warranties of Expert and Activision in the Merger Agreement must be true and correct, including the absence of material adverse changes in Expert's and Activision's respective businesses.

    - Expert must have obtained any required consents from third parties relating to the Merger.

    - There shall not have occurred any change, circumstance or event concerning either Expert or Activision or any of their respective subsidiaries that has had or could be reasonably likely to have a material adverse effect on the business, assets, financial condition or results of operations of either of the companies or any of their subsidiaries.

    - Neither Kenneth Currier nor Susan Currier shall have terminated their employment with Expert and their employment and non-competition agreements with Activision shall be in full force and effect.

    - The amended and restated stockholders' agreement, dated as of October 31, 1995, by and among certain stockholders of Expert shall have been terminated.

    - Holders of no more than 5% of the issued and outstanding shares of Expert common stock shall have demanded an appraisal of their shares under
      Section 262 of the Delaware General Corporation Law.

TERMINATION OF THE MERGER AGREEMENT

    Expert and Activision can mutually agree in writing to terminate the Merger Agreement without completing the Merger.

    Either Expert or Activision may unilaterally terminate the Merger Agreement without completing the Merger if any of the following occurs:

    - if the conditions to completion of the Merger would not be satisfied because of a material breach of the Merger Agreement by the other party or a representation or warranty of the other party in the Merger Agreement becomes untrue, either of which cannot be cured through reasonable efforts;

    - if the Merger is not completed by August 31, 1999;

    - if a final court order prohibiting the Merger is issued and is not appealable;

    - if the Expert's stockholders do not adopt the Merger Agreement at the Special Meeting;

    - if either Expert or Activision becomes insolvent or seeks protection under any bankruptcy proceeding;

    - if the other party suffers a material adverse effect on its business, assets (including intangible assets), financial condition or results of operations taken as a whole; or

    - if a proposal from another party to acquire Expert is publicly proposed, publicly disclosed or communicated to Expert and Expert's Board of Directors, after determining that such action is required in order to comply with its fiduciary duties to Expert's stockholders, either (i) withdraws or modifies in a material and negative respect its approval or recommendation of the Merger Agreement or the Merger or (ii) approves or recommends or enters into an agreement with respect to such acquisition proposal.

    In addition, Activision may unilaterally terminate the Merger Agreement without completing the Merger if Expert's Board of Directors fails to recommend that Expert's stockholders adopt the Merger Agreement or withdraws, modifies or amends in any negative respect its approval or recommendation of the Merger or resolves to do any of the foregoing, unless such failure, withdrawal, modification or amendment results from Activision's or Merger Sub's breach of any of their respective obligations under the Merger Agreement.

TERMINATION FEES

    Expert has agreed to pay Activision a termination fee of $1,100,000 if the Merger Agreement is terminated in any of the following circumstances:

    - either Expert or Activision terminates the Merger Agreement after a proposal from another party to acquire Expert is commenced, publicly proposed, publicly disclosed or communicated to Expert and Expert's Board of Directors, after determining that such action is required in order to comply with its fiduciary duties to Expert's stockholders, either (i) withdraws or modifies in a material and negative respect its approval or recommendation of the Merger Agreement or the Merger or (ii) approves or recommends or enters into an agreement with respect to such acquisition proposal;

    - Activision terminates the Merger Agreement after Expert's Board of Directors fails to recommend that Expert's stockholders adopt the Merger Agreement or withdraws, modifies or amends in any negative respect its approval or recommendation of the Merger or resolves to do any of the foregoing, unless such failure, withdrawal, modification or amendment results from Activision's or Merger Sub's breach of any of their respective obligations under the Merger Agreement; or

    - either Expert or Activision terminates the Merger Agreement because Expert's stockholders do not adopt the Merger Agreement and, at the time of such termination, there exists a proposal from another party to acquire Expert that is accepted, publicly announced or documented in a letter of intent or binding agreement within 12 months of such termination.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    When considering the recommendation of Expert's Board of Directors, you should be aware that certain Expert directors and officers participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the Merger that are different from, or are in addition to, yours. See "The Merger--Interests of Certain Persons in the Merger."

VOTE REQUIRED AND VOTING PROCEDURES

    In order to consummate the Merger, the Merger Agreement must be adopted by a majority of the shares of Expert common stock outstanding as of the Record Date and entitled to vote at the Special Meeting.

    Please mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares of Expert common stock may be represented at the special meeting. If you do not include instructions on how to vote your properly executed proxy, your shares will be voted FOR adoption of the Merger Agreement.

    If your shares are held by your broker in street name, your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker. If you do not provide your broker with voting instructions, your shares will not be voted at the Special Meeting and this will have the same effect as voting against adoption of the Merger Agreement.

    If you want to change your vote, just send the Secretary of Expert a later-dated, signed proxy card before the Special Meeting or attend the Special Meeting and vote in person. You may also revoke your proxy by sending written notice to the Secretary of Expert before the Special Meeting.

PROCEDURE FOR EXCHANGING YOUR STOCK CERTIFICATES

    After the Merger is completed, Activision will arrange to send you written instructions for exchanging your Expert stock certificates for the cash consideration. PLEASE DO NOT SEND YOUR EXPERT STOCK CERTIFICATES NOW.

GOVERNMENTAL AND REGULATORY MATTERS

    Pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Activision and Expert provided certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission. On April 2, 1999, the Federal Trade Commission provided notice that the required waiting period that follows the submission of such information and materials had been terminated as of that date.

ACCOUNTING TREATMENT

    Activision expects that the Merger will be accounted for in accordance with the principles of purchase accounting.

IMPORTANT FEDERAL INCOME TAX CONSEQUENCES

    The cash that will be received by each stockholder in exchange for his or her shares generally will be treated as a sale of stock generating capital gain (or loss) equal to $2.65 minus the amount that the stockholder paid for the shares. Individual stockholders should consult their tax advisor to determine the tax treatment applicable to the sale of their particular shares. For a more complete discussion of the federal tax consequences of the Merger, see "The Merger--Certain Federal Income Tax Considerations."

RIGHTS OF DISSENTING STOCKHOLDERS

    Under Delaware law, stockholders who do not vote in favor of the Merger Agreement and who comply with certain notice requirements and other procedures will have the right to be paid cash for the "fair value" of their shares. "Fair value" may be more or less than the $2.65 to be paid to the stockholders under the Merger Agreement. Dissenting stockholders must precisely follow specific procedures to exercise this right, or the right may be lost. These procedures are described in this Proxy Statement, and a copy of the applicable portion of Delaware law that grants dissenters' rights is attached as Annex III.

DELISTING OF EXPERT COMMON STOCK

    Immediately following the completion of the Merger, Expert will no longer meet the requirements of a public company and its shares of common stock will no longer be traded on the Nasdaq National Market.

SELECTED CONSOLIDATED FINANCIAL DATA OF EXPERT

    The selected financial data of Expert is incorporated by reference to Item 6 of Expert's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which was filed with the SEC on March 30, 1999.

                  THE SPECIAL MEETING OF EXPERT'S STOCKHOLDERS

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the Special Meeting, Expert's stockholders will be asked to consider and vote upon a proposal to adopt the Merger Agreement. If the requisite votes in favor of the proposal are obtained and certain other conditions are satisfied or, where permissible, waived:

    (i) Merger Sub will be merged with and into Expert and Expert shall continue as the Surviving Corporation and shall be a wholly-owned subsidiary of Activision; and

    (ii) The Merger will become effective upon the filing of the Certificate of Merger or upon such other date as is specified in the Certificate of Merger in accordance with the DGCL and as Activision and Expert shall agree (the "Effective Time") and, except as described below, each share of Expert common stock issued and outstanding immediately prior to the filing of the Certificate of Merger will be converted into the right to receive $2.65 in cash, without interest.

    Shares of Expert common stock held at the Effective Time in Expert's treasury or by Activision will be canceled without payment. Shares in respect of which appraisal rights have been perfected properly under Section 262 of the DGCL will be entitled to receive the consideration provided for by the DGCL.

    The affirmative vote of a majority of the outstanding shares of Expert common stock entitled to vote at the Special Meeting is required by the DGCL to adopt the Merger Agreement and to effect the Merger.

    It is currently anticipated that the Merger will occur as promptly as practicable after adoption of the Merger Agreement by Expert's stockholders at the Special Meeting and the satisfaction or, where permissible, waiver of the other conditions to the consummation of the Merger. There can be no assurance that, even if the requisite stockholder approval is obtained, the other conditions to the Merger will be satisfied or waived, or that the Merger will be consummated.

VOTING AT THE SPECIAL MEETING

    Expert's Board of Directors has fixed the close of business on May 21, 1999 as the "Record Date" for determining Expert's stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of shares of Expert common stock as of the Record Date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 7,627,881 shares of Expert common stock, held by approximately 73 holders of record, outstanding and entitled to vote. Stockholders may cast one vote per share of Expert common stock, either in person or by properly executed proxy, on each matter to be voted on at the Special Meeting. Under the DGCL, 3,813,941 shares of Expert common stock must vote in favor of adopting the Merger Agreement.

    Votes cast in person or by Proxy at the Special Meeting will be tabulated by Boston EquiServe LP (the "Transfer Agent"). The Transfer Agent will treat abstentions as shares of Expert common stock that are present and entitled to vote. In addition, if a broker submits a Proxy indicating that it does not have discretionary authority as to certain shares of Expert common stock to vote on a particular matter, those shares will be treated as present and entitled to vote.

    Because the vote on the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the approval of holders of a majority in interest of the votes entitled to be cast by the holders of all outstanding shares of Expert common stock, an abstention and a broker non-vote will have the same effect as a vote against the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

    THE MERGER CONSTITUTES A MATTER OF GREAT IMPORTANCE TO STOCKHOLDERS OF EXPERT. IF THE MERGER AGREEMENT IS ADOPTED AND THE MERGER IS CONSUMMATED, THE OWNERSHIP INTERESTS OF THE STOCKHOLDERS IN EXPERT WILL CEASE

IN EXCHANGE FOR THE RIGHT TO RECEIVE A CASH PAYMENT OF $2.65 PER SHARE OR TO PURSUE APPRAISAL RIGHTS. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE INFORMATION PRESENTED IN THIS PROXY STATEMENT.

PROXIES; SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS

    All shares of Expert common stock represented at the Special Meeting by properly executed Proxies received prior to or at the Special Meeting, and not revoked before their use, will be voted in accordance with the instructions thereon. If no instructions are given, properly executed Proxies will be voted FOR the adoption of the Merger Agreement and approval of the Merger. If any other matters are properly presented to the Special Meeting or any adjournments or postponements thereof, the persons named in the enclosed form of Proxy as acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Expert does not know of any matters other than the adoption of the Merger Agreement and approval of the Merger that will be presented at the Special Meeting.

    An Expert stockholder who has given a Proxy may revoke it at any time before it is voted at the Special Meeting, or any postponements or adjournments thereof, by filing with the Secretary of Expert, at Expert's address set forth herein, a written revocation bearing a later date than the Proxy being revoked, or by submission of a validly executed Proxy bearing a later date than the Proxy being revoked, or by attending the Special Meeting, or any postponements or adjournments thereof, and voting in person (although attendance at the Special Meeting, or any postponements or adjournments thereof, will not in and of itself constitute revocation of a Proxy).

    Proxies are being solicited by and on behalf of Expert's Board of Directors. Expert will bear the cost of the Special Meeting and the cost of soliciting Proxies therefor, including the cost of printing and mailing the Proxy material. In addition to solicitation by mail, directors, officers and regular employees of Expert may solicit proxies from Expert's stockholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of shares of Expert common stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

    HOLDERS OF EXPERT COMMON STOCK ARE REQUESTED TO SIGN, DATE AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED SELF-ADDRESSED POSTAGE-PREPAID ENVELOPE. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARDS.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

    Only holders of Expert common stock at the close of business on the Record Date will be entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, Expert had outstanding and entitled to vote 7,627,881 shares of Expert common stock. Shares of Expert common stock represented by properly executed Proxies which are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Special Meeting as to any proposal as to which authority to vote is withheld by the broker.

    The presence, in person or by Proxy, at the Special Meeting of the holders of at least 3,813,941 shares of Expert common stock (I.E., a majority of the shares of Expert common stock outstanding on the Record Date) is necessary to constitute a quorum for the transaction of business.

                                   THE MERGER

PURPOSE OF THE MERGER

    The purpose of the Merger is for Activision to acquire the entire equity interest in Expert. Merger Sub was formed solely for the purpose of effecting the Merger. In connection with the Merger, (i) Merger Sub will be merged with and into Expert with Expert continuing as the Surviving Corporation and as a wholly-owned subsidiary of Activision and (ii) Expert's stockholders (other than such stockholders who properly perfect appraisal rights in accordance with
Section 262 of the DGCL) will receive the $2.65 per share merger consideration (the "Merger Consideration").

    The acquisition of Expert is structured as a cash merger. Expert's purpose in submitting the Merger to the vote of its stockholders with a favorable recommendation at this time is to allow the stockholders an opportunity to receive a cash payment at a fair price in order to provide a prompt and orderly transfer of ownership of Expert to Activision and to provide Expert's stockholders with cash for all of their shares of Expert common stock.

    If the Merger is consummated, Expert's stockholders will no longer have any equity interest in Expert and therefore will not share in its future earnings and growth. Instead, each stockholder (other than stockholders who properly perfect appraisal rights in accordance with Section 262 of the DGCL) will receive, upon surrender of the certificate or certificates evidencing the appropriate number of shares of Expert common stock, the Merger Consideration in exchange for each share of Expert common stock owned immediately prior to the Effective Time.

    Except for the Merger, Activision does not have any present plans that relate to or would result in (i) an extraordinary corporate transaction such as a merger, reorganization or liquidation involving Expert or any of its subsidiaries, (ii) a sale or other transfer of a material amount of assets of Expert or any of its subsidiaries or (ii) any changes in Expert's corporate structure or business. Activision, however, will continue to evaluate the business and operations of Expert after the Merger and make such changes as are deemed appropriate.

CERTAIN EFFECTS OF THE MERGER

    Upon consummation of the Merger, each Expert stockholder will be entitled
(i) to receive a payment in cash of $2.65 per share of Expert common stock, without interest, or (ii) to exercise appraisal rights pursuant to the DGCL if properly demanded prior to the vote on the adoption of the Merger Agreement at the Special Meeting. Expert's stockholders, as of the Effective Time, will have no continuing ownership interest in Expert and will no longer participate in the future earnings and potential growth of Expert.

    As a result of the Merger, Merger Sub will be merged with and into Expert and Expert will become a wholly-owned subsidiary of Activision. From the Effective Time, shares of Expert common stock will no longer be traded on the Nasdaq National Market, and price quotations with respect to sales of shares of Expert common stock in the public market will no longer be available. The registration of the shares of Expert common stock under the Exchange Act will terminate and this termination will eliminate Expert's obligation to file periodic financial and other information with the SEC and will make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement, under the proxy rules of Regulation 14A, of furnishing a proxy or information statement in connection with stockholders meetings, no longer applicable to Expert.

    Pursuant to the terms of the Merger Agreement, Merger Sub's Board of Directors and officers will become, upon consummation of the Merger, the Board of Directors and officers, respectively, of the Surviving Corporation.

RISK THAT THE MERGER WILL NOT BE CONSUMMATED

    Consummation of the Merger is subject to a number of conditions, including, among other things, (i) receipt of the required stockholder approval, (ii) the absence of an injunction or other order restraining consummation of the transactions contemplated by the Merger Agreement and (ii) no more than 5% of the issued and outstanding shares of Expert common stock shall have demanded an appraisal of their shares under Section 262 of the DGCL.

    It is expected that if the Merger Agreement is not adopted by Expert's stockholders, or if the Merger is not consummated for any other reason, Expert's current management, under the direction of Expert's Board of Directors, will continue to manage Expert as an on-going business. No other transaction is currently being considered by Expert as an alternative to the Merger.

BACKGROUND OF THE MERGER

    The decision of Expert's Board of Directors to approve, and recommend adoption and approval by Expert's stockholders of the Merger Agreement and the transactions contemplated thereby, including the Merger, followed extensive negotiations between Expert and Activision regarding the terms of the Merger Agreement. Expert's Board of Directors's deliberations included a detailed review of Expert's business, results of operations and prospects, including the likelihood of effecting an alternative transaction and the ranges of values to Expert's stockholders that might be achievable in an alternative transaction and the financial and other terms of the Merger. For a statement of the material factors considered by Expert's Board of Directors in connection with its approval and recommendation, see "--Recommendation of Expert's Board of Directors; Expert's Reasons for the Merger."

    Throughout 1997, Expert experienced the market for value-priced consumer software becoming increasingly competitive, and the overall software industry undergoing significant consolidation. In response to these conditions, Expert contacted U.S. Bancorp Piper Jaffray on December 18, 1997 to explore engaging U.S. Bancorp Piper Jaffray as Expert's investment banker to assist Expert in evaluating strategic business alternatives.

    On January 21, 1998, Expert's Board of Directors approved the terms of an agreement to engage U.S. Bancorp Piper Jaffray as Expert's investment banker to assess strategic alternatives for Expert.

    On January 23, 1998, Expert signed an engagement letter with U.S. Bancorp Piper Jaffray providing for U.S. Bancorp Piper Jaffray to advise Expert in connection with exploring Expert's strategic alternatives, including a potential sale of the company.

    On February 18, 1998, Expert and Activision signed a non-disclosure agreement, and Expert provided certain financial and other confidential information to Activision for use in its due diligence review of Expert.

    On March 13, 1998, Kenneth P. Currier, Expert's Chief Executive Officer, and Susan A. Currier, Expert's President, had an introductory meeting at Activision's Santa Monica, California headquarters with Robert A. Kotick, Activision's Co-Chairman and Chief Executive Officer, and John Jacobs of U.S. Bancorp Piper Jaffray's Corporate Finance Division.

    On July 31, 1998, Ken Currier held further discussions with Robert Kotick, Brian Kelly, Activision's Co-Chairman, and John Jacobs of U.S. Bancorp Piper Jaffray at Activision's headquarters concerning the feasibility of a business combination between Expert and Activision. Conversations ceased due to valuation differences.

    In September 1998, U.S. Bancorp Piper Jaffray re-initiated conversations with Activision executives regarding a potential combination with Expert and organized a meeting between Activision and Expert at Activision's Santa Monica headquarters.

    Prior to October 14, 1998, Expert held discussions with other companies as to potential strategic transactions, but none of those discussions resulted in any transactions.

    From October 14, 1998 through mid-February 1999, senior executives of Expert and Activision and representatives of U.S. Bancorp Piper Jaffray held a number of meetings and negotiating sessions.

    On or about February 23, 1999, Expert and attorneys from Goodwin, Procter & Hoar LLP received an initial draft of the Merger Agreement from Robinson Silverman Pearce Aronsohn & Berman LLP, Activision's outside legal counsel. From February 23, 1999 through March 3, 1999, counsel to Activision and counsel to Expert negotiated the Merger Agreement and the related documents.

    On March 1, 1999, Expert's Board of Directors met telephonically and reviewed with management, attorneys from Goodwin, Procter & Hoar LLP and representatives of U.S. Bancorp Piper Jaffray: (i) the status of the Merger,
(ii) the benefits and potential risks of the Merger with Activision and (iii) the terms and conditions of the Merger Agreement. Expert's Board of Directors deferred a vote to adopt the Merger Agreement pending a resolution of certain related issues.

    On March 2, 1999, Expert's Board of Directors met telephonically and further reviewed with management, attorneys from Goodwin, Procter & Hoar LLP and representatives of U.S. Bancorp Piper Jaffray various business and legal issues relating to the Merger. Expert's Board of Directors recommended that management and their advisors complete negotiations of the Merger Agreement with Activision.

    On March 3, 1999, Expert's Board of Directors met telephonically and further reviewed with management, attorneys from Goodwin, Procter & Hoar LLP and representatives of U.S. Bancorp Piper Jaffray certain outstanding issues concerning the Merger. Following those discussions and the resolution of those issues, Expert's Board of Directors voted unanimously to adopt the Merger Agreement.

    On March 4, 1999, after close of trading on the Nasdaq National Market, Expert and Activision issued a joint press release announcing the execution of the Merger Agreement.

    On April 19, 1999, Expert, Activision and Merger Sub executed an Amended and Restated Agreement and Plan of Merger (the "Amended Merger Agreement"). The Amended Merger Agreement, among other things, (a) extended the date by which Activision could elect to pay cash consideration to the holders of shares of Expert common stock from March 25, 1999 to April 20, 1999 and (b) provides that Merger Sub will be merged with and into Expert, with Expert continuing as the surviving corporation and becoming a wholly owned subsidiary of Activision. Pursuant to its rights under the Amended Merger Agreement, on April 19, 1999, Activision gave Expert notice of its election to pay all cash to the holders of shares of Expert common stock.

RECOMMENDATION OF EXPERT'S BOARD OF DIRECTORS; EXPERT'S REASONS FOR THE MERGER

    In light of Expert's Board of Directors' consideration of various strategic alternatives and its review of Expert's competitive position and recent operating results, Expert's Board of Directors has determined that the Merger is fair to, and in the best interests of, Expert and its stockholders. In making this recommendation and in approving the Merger Agreement and the transactions contemplated thereby, Expert's Board of Directors considered a number of factors, including but not limited to, the factors described below. Expert's Board of Directors believes that the factors it considered operate both individually and in combination to support its determination that the Merger is fair to, and in the best interest of, Expert's stockholders.

    - The combined experience, financial resources, and size and breadth of product offerings of the combined company should allow the combined company to respond more quickly and effectively to technological change, increased competition and market demands in an industry experiencing rapid innovation and change.

    - The resources of the combined company should counter Expert's lack of critical mass in software and Internet exposure and create a positive impact on the retail channel.

    - The Merger should provide Expert with greater resources to support its marketing, distribution and product development efforts.

    - Activision's substantial domestic and international sales, marketing and distribution capabilities should provide an expanded opportunity for distribution of Expert's products both within the United States and in international markets, thereby allowing Expert to expand its customer base.

    - The combination of the companies' customer service and technical support systems should permit the combined company to provide more efficient support coverage to its customers.

    - The addition of senior Activision executives should increase management breadth and strengthen organizational infrastructure.

    - The Merger should provide Expert with greater resources to support Internet initiatives, offering a broader range of products on the Internet than are available in retail stores.

    - The application of titles from Activision's library to value-priced category distribution by Expert should allow Expert to expand its customer base.

    - Activision's recognizable brands in sports and lifestyle software should complement Expert's Sega and Bicycle branded software.

    - Activision's recognizable brands and strong domestic and international marketing and distribution capabilities should enhance Expert's presence in the marketplace.

    - The Merger Consideration represents a premium of approximately 37% over the $1.938 closing sale price for the shares on the Nasdaq National Market on March 3, 1999, the last trading day prior to the public announcement of the Merger.

    - The Merger Consideration represents a premium of approximately 391% above Expert's book value per share of Expert common stock as of December 31, 1998. See "Unaudited Per Share Information."

    - Expert's Board of Directors' concluded that it was not likely that any party other than Activision would propose and complete a transaction that was more favorable than the Merger to Expert and Expert's stockholders.

    - U.S. Bancorp Piper Jaffray opined that, as of March 3, 1999, the $2.65 per share of Expert common stock consideration to be received by Expert's stockholders in the Merger is fair to such stockholders from a financial point of view. The full text of U.S. Bancorp Piper Jaffray's opinion, which sets forth the assumptions made, the matters considered and limitations on the review undertaken by U.S. Bancorp Piper Jaffray, is attached as Annex II to this Proxy Statement, and is incorporated herein by reference. U.S. Bancorp Piper Jaffray's opinion is directed only to the fairness, from a financial point of view, of the cash consideration to be received by Expert's stockholders in the Merger and is not intended to constitute, and does not constitute, a recommendation as to whether any Expert stockholder should vote to adopt the Merger Agreement and approve the Merger. Holders of Expert common stock are urged to read U.S. Bancorp Piper Jaffray's opinion in its entirety. Expert's Board of Directors has relied upon U.S. Bancorp Piper Jaffray's opinion in determining that the Merger is fair to, and in the best interests of, Expert and its stockholders.

    The foregoing discussion of the information and factors discussed by Expert's Board of Directors is not meant to be exhaustive, but includes all material factors considered by Expert's Board of Directors to support its decision to recommend the Merger and to determine that the Merger is fair to, and in the best interests of, Expert and Expert's stockholders. Expert's Board of Directors did not assign relative weights to the above factors or determine that any factor was of particular importance. Rather, Expert's Board of Directors viewed its position and recommendation as being based on the totality of the information presented to and considered by it, except that particular consideration was placed on (i) the opinion of U.S. Bancorp Piper Jaffray that, as of the date of such opinion, the $2.65 per share of Expert common stock to be received by Expert's stockholders in the Merger is fair to such stockholders from a financial point of view, (ii) the active arm's length bargaining that had occurred between Expert, on the one hand, and Activision on the other hand, that resulted in the Merger Consideration, which the members of the Board of Directors believed was the highest price that Activision would agree to pay and (iii) the fact that the terms of the Merger Agreement permit Expert to abandon the Merger if a superior transaction is proposed. While Expert's Board of Directors noted that certain of the individual analyses contained in the U.S. Bancorp Piper Jaffray presentation and opinion were, in the judgment of Expert's Board of Directors, more supportive of its decision to approve the Merger than others, Expert's Board of Directors considered the totality of the presentation and the opinion in determining whether the Merger was fair from a financial point of view to Expert's stockholders.

    EXPERT'S BOARD OF DIRECTORS RECOMMENDS THAT EXPERT'S STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

DETRIMENTS AND ADVERSE EFFECTS ON EXPERT AND ITS STOCKHOLDERS OF THE MERGER

    While Expert's Board of Directors believes, for the reasons set forth above, that the Merger is fair to, and in the best interests of, Expert and its stockholders, Expert's Board of Directors considered that the Merger might have certain detriments and adverse effects on Expert and its stockholders. Such detriments and adverse effects include:

    - The fact that, as a result of the Merger, Expert's stockholders will cease to have any interest in Expert as an ongoing corporation with potential for future growth.

    - The possibility that the Merger might not be consummated and the effect of the public announcement of the merger on (i) Expert's sales and operating results, (ii) Expert's ability to attract and retain key technical, management and marketing personnel and (iii) the progress of certain development projects.

    Notwithstanding these potential detriments and adverse effects of the Merger, Expert's Board of Directors determined that the Merger is fair to, and in the best interests of, Expert and its stockholders for the reasons described above under "--Background of the Merger" and "--Recommendation of Expert's Board of Directors; Expert's Reasons for the Merger."

OPINION OF EXPERT'S FINANCIAL ADVISOR

    On January 23, 1998, Expert and U.S. Bancorp Piper Jaffray executed an engagement letter (the "U.S. Bancorp Piper Jaffray Engagement Letter") pursuant to which U.S. Bancorp Piper Jaffray was engaged to act as Expert's financial advisor in connection with the Merger. Pursuant to the U.S. Bancorp Piper Jaffray Engagement Letter, Expert retained U.S. Bancorp Piper Jaffray to provide financial advisory and investment banking services in connection with a possible strategic transaction, including a potential strategic combination, and to render an opinion as to the fairness of any such transaction, from a financial point of view, to the holders of Expert common stock. See "The Merger--Background of the Merger."

    At a meeting of Expert's Board of Directors held on March 3, 1999, U.S. Bancorp Piper Jaffray gave a presentation on the financial terms of the Merger and rendered its oral opinion, which opinion was subsequently confirmed in writing (the "U.S. Bancorp Piper Jaffray Opinion"), that as of March 3, 1999 and based on the matters described therein, the Merger Consideration was fair, from a financial point of view, to the holders of Expert common stock. The Merger Consideration was determined through negotiations between the senior management of Expert (assisted by U.S. Bancorp Piper Jaffray) and the senior management of Activision. U.S. Bancorp Piper Jaffray does not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act or the rules and regulations promulgated thereunder, or that its opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act and the rules and regulations promulgated thereunder.

    The full text of the U.S. Bancorp Piper Jaffray Opinion, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex II and is incorporated herein by reference. Stockholders of Expert are urged to read the U.S. Bancorp Piper Jaffray Opinion in its entirety. The U.S. Bancorp Piper Jaffray Opinion was prepared for the benefit and use of Expert's Board of Directors in its consideration of the Merger on March 3, 1999 and does not constitute a recommendation to stockholders of Expert as to how they should vote at the Special Meeting. The U.S. Bancorp Piper Jaffray Opinion does not address (i) any change in the business or financial condition of Expert since March 3, 1999,
(ii) the relative merits of the Merger and any other transactions or business strategies discussed by Expert's Board of Directors as alternatives to the Merger or (iii) except with respect to the fairness of the Merger Consideration, from a financial point of view, to the holders of Expert common stock, the underlying business decision of Expert's Board of Directors to proceed with or effect the Merger. The summary of the U.S. Bancorp Piper Jaffray Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the U.S. Bancorp Piper Jaffray Opinion.

    In arriving at its opinion, U.S. Bancorp Piper Jaffray reviewed financial and other information that was publicly available or furnished to it by Expert and Activision, including information provided during discussions with the management of each company. In addition, U.S. Bancorp Piper Jaffray compared certain financial data of Expert and Activision with various other companies whose securities are traded in public markets, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as it deemed appropriate for purposes of its opinion.

    U.S. Bancorp Piper Jaffray relied upon and assumed the accuracy and completeness of the financial statements and other information provided by Expert and Activision or otherwise made available to it and did not assume responsibility independently to verify such information. U.S. Bancorp Piper Jaffray further relied upon the assurances of Expert's management that the information provided was prepared on a reasonable basis in accordance with industry practice and, with respect to financial planning data of Expert, reflected the best currently available estimates and judgment of Expert's management as to the expected future financial performance of Expert. Expert also indicated that it was not aware of any information or facts that would make the information provided to U.S. Bancorp Piper Jaffray incomplete or misleading. With respect to Activision, U.S. Bancorp Piper Jaffray was not provided any financial planning data or internal projections regarding Activision's financial prospects and relied exclusively on published reports prepared by financial analysts, as supported by its discussions with Activision's management. Without limiting the generality of the foregoing, for the purpose of its opinion, U.S. Bancorp Piper Jaffray assumed that neither Expert nor Activision was a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Merger or in the ordinary course of business. U.S. Bancorp Piper Jaffray also assumed that the Merger will be taxable to the holders of Expert common stock and that the Merger will be accounted for as a purchase transaction under generally accepted accounting principles. In arriving at its opinion, U.S. Bancorp Piper Jaffray assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not change the Merger Consideration.

    In arriving at its opinion, U.S. Bancorp Piper Jaffray did not perform any appraisals or valuations of specific assets or liabilities of Expert or Activision and was not furnished with any such appraisals or valuations. Without limiting the generality of the foregoing, U.S. Bancorp Piper Jaffray undertook no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Expert, Activision or any of their respective affiliates was a party or might be subject and, at Expert's direction and with its consent, the U.S. Bancorp Piper Jaffray Opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Although developments following the date of the U.S. Bancorp Piper Jaffray Opinion may affect the U.S. Bancorp Piper Jaffray Opinion, U.S. Bancorp Piper Jaffray assumed no obligation to update, revise or reaffirm the U.S. Bancorp Piper Jaffray Opinion.

    The following is a summary of the material financial analyses performed by U.S. Bancorp Piper Jaffray in connection with rendering the U.S. Bancorp Piper Jaffray Opinion:

    COMPARABLE COMPANY ANALYSIS. U.S. Bancorp Piper Jaffray compared certain financial information and valuation ratios relating to Expert to corresponding publicly-available data and ratios from a group of selected publicly traded companies that it deemed comparable to Expert. The comparable companies selected included ten publicly traded companies primarily engaged in the Consumer Software market, including: Acclaim Entertainment, Inc., Activision, Inc., Eidos PLC, Electronic Arts, Inc., GT Interactive Software Corporation, Interplay Entertainment, Inc., International Microcomputer Software, Inc., Midway Games, Inc., Mysoftware Corporation and THQ, Inc.

    The analysis, with respect to Expert, produced multiples of selected valuation data based upon closing stock prices of the comparable companies as of March 2, 1999, which were then compared to the equity value of Expert of $2.65 per share implied by the Merger Consideration. The multiples included in the analysis were: (i) market price per share to 1998 calendar earnings per share estimates of the comparable companies ranging from not meaningful to 29.4x, with a mean and median of 17.7x and 19.9x, respectively, and for management estimates for Expert a ratio which was not meaningful; (ii) market price per share to 1999 calendar earnings per share estimates of the comparable companies ranging from not meaningful to 49.0x, with a mean and median of 18.0x and 14.7x, respectively, and for management estimates for Expert a ratio of 9.1x and for research analyst estimates for Expert a ratio of 53.0x; (iii) market capitalization of the selected company, plus such company's debt, less such company's cash ("Company Value") to calendar 1998 revenue estimate for comparable companies ranging from 0.5x to 4.8x, with a mean and median of 1.4x and 1.1x, respectively, and for management estimates for Expert a ratio of 0.7x;
(iv) Company Value to calendar 1999 revenue estimate for comparable companies ranging from 0.4x to 3.8x, with a mean and median of 1.2x and 0.9x, respectively, and for management estimates for Expert a ratio of 0.7x and for research analyst estimates for Expert a ratio of 0.7x. Company Value for Expert was based upon the implied purchase price per share multiplied by the number of fully-diluted shares outstanding, plus outstanding debt less cash held. Earnings estimates for comparable companies were based on consensus earnings per share estimates taken from First Call, an investor service that monitors earnings estimates for publicly traded companies.

    COMPARABLE TRANSACTION ANALYSIS. Using publicly available information, U.S. Bancorp Piper Jaffray analyzed the ratio of Company Value to revenue recorded over the last twelve months and the ratio of the product of the total number of shares of Expert outstanding, on a fully diluted basis multiplied by the Merger Consideration of $2.65 per share (the "Equity Value") to net income over the last twelve months, involving two separate Comparable Transaction Analyses. The first set of Comparable Transaction Analysis was based on 56 publicly traded and privately held companies with SIC 7372, Prepackaged Software, including: Empower Solutions/Intelligroup, Inc. (February 1999); Key Communication Services, Inc./ ProxyMed Inc. (January 1999); Knowledge Revolution, Inc./MacNeal-Schwendler Corp. (December 1998); Palladium Interactive/The Learning Company (December
1998); Imageware Corporation/Structural Dynamics Research (October 1998); Consilium, Inc/Applied Materials, Inc. (October 1998); Red Brick Systems, Inc./Informix Corp. (October 1998); Crystal Dynamics/Eidos PLC (September 1998); Elekom Corp./Clarus Corp. (August 1998); Cayenne Software, Inc./Sterling Software, Inc. (August 1998); Westwood Studios/Electronic Arts, Inc. (August
1998); Microsprose/Hasbro (August 1998); CyberMedia, Inc./ Network Associates, Inc. (July 1998); IQ Software Corporation/Information Advantage Software

(June 1998); Sofsource/The Learning Company (June 1998); Award Software International/Phoenix Technologies LTD (April 1998); Mindscape/The Learning Company (March 1998); ForeFront Group, Inc./ CBT Group PLC (March 1998); IC Verify, Inc./Cybercash, Inc. (March 1998); Stingray Software Company, Inc./Rogue Wave Software, Inc. (March 1998); Microsystems Software, Inc./The Learning Company, Inc. (February 1998); Progressive Software, Inc./Tridex Corp. (February
1998); Vivo Software, Inc./ Real Networks, Inc. (February 1998); Isolation Systems Ltd./Shiva Corp. (February 1998); Visigenic Software, Inc./Borland International, Inc. (November 1997); CUSA Technologies, Inc./Fiserv, Inc. (November 1997); Rosetta Technologies, Inc./Engineering Animation, Inc. (October
1997); Prememos Technology Corp./Harbinger Corp. (October 1997); Creative Wonders/The Learning Company (October 1997); National Health Enhancement Systems/HBO & Co. (October 1997); SkillsBank/The Learning Company (September
1997); Coral Systems, Inc./Lightbridge, Inc. (September 1997); Technology Modeling Associates/Avant! Corp. (September 1997); United Software, Inc./Peregrine Systems, Inc. (September 1997); Raven Software/Activision, Inc. (August 1997); CPLEX Optimization, Inc./ILOG SA (August 1997); Network Software Associates/Netmanage, Inc. (July 1997); Maxis, Inc./Electronic Arts, Inc. (June
1997); Parsons Technology/Broderbund Software (May 1997); Berkeley Systems/CUC International (April 1997); Fractal Design Corp./MetaTools, Inc. (February
1997); AssureNet Pathways, Inc./AXENT Technologies, Inc. (January 1997); Softdesk, Inc./Autodesk, Inc. (December 1996); Edmark Corp./IBM Corp. (November
1996); Knowledge Adventure/CUC International (November 1996); Software Publishing Corp./Allegro New Media (October 1996); Datalogix International/Oracle Corp. (September 1996); Management Software, Inc./HBO & Co. (September 1996); Meta Software, Inc./Avant! Corp. (August 1996); T/Maker/Broderbund Software (July 1996); Humongous Entertainment/GT Interactive Software (July 1996); FormGen/GT Interactive Software (July 1996); New World Computing/3DO, Inc. (June 1996); Cybernetics Systems International Corp./EIS International, Inc. (February 1996); TGV Software, Inc./Cisco Systems, Inc. (January 1996); Technalysis Corp./CompuWare Corp. (January 1996). An analysis of the comparable transactions produced multiples of selected valuation data with respect to the purchased companies as follows: Company Value to revenues recorded over the last twelve months ranging from 0.1x to 7.6x, with a mean and a median of 2.7x and 2.1x, respectively, and a multiple of 0.7x for Expert and Equity Value to net income over the last twelve months ranging from not meaningful to 65.5x, with a mean and median of 27.9x and 24.1x, respectively, and a multiple which was not meaningful for Expert. Estimated multiples paid in the comparable transactions were based on information obtained from public filings, public company disclosures, press releases, industry and popular press reports, databases and other sources.

    The second set of Comparable Transaction Analysis was based on four publicly traded companies whose primary business was focused on the Consumer Software market, including: Microsprose/Hasbro (August 1998); Broderbund/The Learning Company (June 1998); Maxis, Inc./Electronic Arts, Inc. (June 1997) and Edmark Corp./IBM Corp. (December 1996). An analysis of these comparable transactions produced multiples of selected valuation data with respect to the purchased companies as follows: Company Value to revenues recorded over the last twelve months ranging from 0.8x to 3.0x, with a mean and a median of 1.8x and 1.7x, respectively, and a multiple of 0.7x for Expert and Equity Value to net income over the last twelve months ranging from not meaningful to 21.1x, with a mean and median of 21.1x and 21.1x, respectively, and a multiple which was not meaningful for Expert.

    Estimated multiples paid in the comparable transactions were based on information obtained from public filings, public company disclosures, press releases, industry and popular press reports, databases and other sources.

    No company, transaction or business used in the Comparable Company Analysis or Comparable Transaction Analysis as a comparison is identical to Expert or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of the comparable companies, comparable transactions or the business segment, company or transactions to which they are being compared.

    PREMIUMS PAID ANALYSIS. U.S. Bancorp Piper Jaffray reviewed comparable transactions of companies as well as certain other transactions to determine the premiums paid, represented by the difference between the transaction values and the market prices for the target companies one day, one week and one month prior to the announcement (each, an "Announcement") of such comparable transaction. The first set of comparable transactions was based on 20 publicly traded companies with SIC 7372, Prepackaged Software. This analysis indicated premiums as follows: (i) one day before the Announcement, premiums ranging from -14.3% to 146.9%, with a mean and a median of 33.1% and 21.8%, respectively, and a premium for Expert of 36.8%; (ii) one week before the Announcement, premiums ranging from -14.3% to 146.9%, with a mean and a median of 40.7% and 39.3%, respectively, and a premium for Expert of 41.3%; and (iii) one month before the Announcement, premiums ranging from -14.3% to 146.7%, with a mean and a median of 55.1% and 45.8%, respectively and a premium for Expert of 57.0%.

    The second set of comparable transactions was based on four publicly traded companies whose primary business was focused on the Consumer Software market. This analysis indicated premiums as follows: (i) one day before the Announcement, premiums ranging from 2.3% to 35.5%, with a mean and a median of 22.6% and 26.4%, respectively, and a premium for Expert of 36.8%; (ii) one week before the Announcement, premiums ranging from 2.3% to 79.4%, with a mean and a median of 40.3% and 39.8%, respectively, and a premium for Expert of 41.3%; and
(iii) one month before the Announcement, premiums ranging from 19.0% to 40.6%, with a mean and a median of 29.5% and 29.1%, respectively and a premium for Expert of 57.0%. Estimated premiums paid in the comparable transactions were based on information obtained from public filings, public company disclosures, press releases, industry and popular press reports, databases and other sources.

    PRO FORMA EARNINGS ANALYSIS--NO SYNERGY ADJUSTMENTS. U.S. Bancorp Piper Jaffray analyzed pro forma effects resulting from the impact of the Merger on the projected EPS of the combined company for fiscal year 2000 (March fiscal year), per Expert's management estimates and research analyst estimates for Expert and research analyst estimates for Activision, without taking into account certain operating cost synergies that the combined company may realize following consummation of the Merger. The results of the pro forma earnings analysis suggested that the Merger could be dilutive to the combined company's EPS in fiscal year 2000. The actual results achieved by the combined company after the Merger may vary from projected results and the variations may be material.

    PRO FORMA EARNINGS ANALYSIS--SYNERGY ADJUSTMENTS. U.S. Bancorp Piper Jaffray analyzed pro forma effects resulting from the impact of the Merger on the projected EPS of the combined company for fiscal year 2000, per Expert's management estimates and research analyst estimates for Expert and research analyst estimates for Activision, after taking into account certain operating cost synergies that the combined company may realize following consummation of the Merger. The results of the pro forma earnings analysis suggested that the Merger could be non-dilutive to the combined company's EPS in the fiscal year 2000, based on Expert's management estimates and Activision's research analyst estimates and could be dilutive to the combined company's EPS in fiscal year 2000, based on Expert's research analyst estimates and Activision's research analyst estimates. The actual results achieved by the combined company after the Merger may vary from projected results and the variations may be material.

    CONTRIBUTION ANALYSIS. U.S. Bancorp Piper Jaffray analyzed the respective contributions of Expert and Activision to the estimated revenue, operating income, pre-tax income and net income for the year ending fiscal 2000 per Expert's management estimates and research analyst estimates for Expert and research analyst estimates for Activision. The analysis indicated that: (i) based on Expert's research analyst estimates in fiscal year 2000, Expert would contribute approximately 5.7% of total revenues, approximately 4.3% of total operating income, approximately 4.6% of total pre-tax income and approximately 4.6% of total net income; (ii) based on Expert's management estimates in fiscal year 2000, Expert would contribute approximately 5.8% of total revenues, approximately 10.5% of total operating income, approximately 10.9% of total pre-tax income and approximately 10.9% of total net income.

    DISCOUNTED CASH FLOW ANALYSIS. U.S. Bancorp Piper Jaffray estimated the present value of the projected future cash flows of Expert on a stand-alone basis using internal financial planning data prepared by management of Expert for the years ending December 31, 1999 through December 31, 2003. U.S. Bancorp Piper Jaffray applied terminal value multiples of forecasted 2003 earnings before interest and taxes of 7.0x, 8.0x and 9.0x. In all cases, U.S. Bancorp Piper Jaffray used a range of discount rates from 22% to 26%. This analysis yielded a range of estimated present values of Expert's equity value from $2.67 per share to $3.49 per share, compared to the Expert equity value of $2.65 per share implied by the Merger Consideration. U.S. Bancorp Piper Jaffray also estimated the present value of the projected future cash flows of Expert on a stand-alone basis using internal financial planning based on U.S. Bancorp Piper Jaffray equity research estimates and assumptions reviewed by Expert for the years ending December 31, 1999 through December 31, 2003. U.S. Bancorp Piper Jaffray applied terminal value multiples of forecasted 2003 earnings before interest and taxes of 7.0x, 8.0x and 9.0x. In all cases, U.S. Bancorp Piper Jaffray used a range of discount rates from 18% to 22%. This analysis yielded a range of estimated present values of Expert's equity value from $2.27 per share to $3.06 per share, compared to the Expert equity value of $2.65 per share implied by the Merger Consideration.

    OTHER FACTORS AND COMPARATIVE ANALYSES. In rendering its opinion, U.S. Bancorp Piper Jaffray considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of: (i) the history of trading prices and volume for Expert common stock from February 26, 1998 through March 2, 1999, and Activision common stock from February 26, 1998 through March 2, 1999; and (ii) selected published analysts' reports on each of Expert and Activision, including analysts' estimates as to the earnings growth potential of Expert and Activision.

    While the foregoing summary describes certain analyses and factors that U.S. Bancorp Piper Jaffray deemed material in its presentation to Expert's Board of Directors, it is not a comprehensive description of all analyses and factors considered by U.S. Bancorp Piper Jaffray. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. U.S. Bancorp Piper Jaffray believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the U.S. Bancorp Piper Jaffray Opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by U.S. Bancorp Piper Jaffray. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusions reached by U.S. Bancorp Piper Jaffray are based on all analyses and factors taken as a whole and also on application of U.S. Bancorp Piper Jaffray's own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. U.S. Bancorp Piper Jaffray therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, U.S. Bancorp Piper Jaffray considered general economic, market and financial conditions and other matters, many of which are beyond the control of Expert and Activision. The analyses performed by U.S. Bancorp Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be purchased. Furthermore, no opinion is being expressed as to the prices at which shares of Activision common stock may trade at any future time.

    Expert engaged U.S. Bancorp Piper Jaffray pursuant to the U.S. Bancorp Piper Jaffray Engagement Letter on January 23, 1998. The U.S. Bancorp Piper Jaffray Engagement Letter provides that, for its services, U.S. Bancorp Piper Jaffray is entitled to receive, contingent upon consummation of the Merger, a fee equal to one and one-quarter percent (1.25%) of the aggregate consideration paid to holders of Expert common stock in connection with the Merger. In no event shall U.S. Bancorp Piper Jaffray's fee be less than $650,000. A payment of $250,000 became due and payable to U.S. Bancorp Piper Jaffray upon delivery of its fairness opinion to Expert's Board of Directors. The remainder of the U.S. Bancorp Piper Jaffray fee is due and payable upon consummation of the Merger. Expert has also agreed to reimburse U.S. Bancorp Piper Jaffray for its out of pocket expenses and to indemnify and hold harmless U.S. Bancorp Piper Jaffray and its affiliates and any person, director, employee or agent acting on behalf of U.S. Bancorp Piper Jaffray or any of its affiliates, or any person controlling U.S. Bancorp Piper Jaffray or its affiliates for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by U.S. Bancorp Piper Jaffray as financial advisor to Expert. The terms of the fee arrangement with U.S. Bancorp Piper Jaffray, which Expert and U.S. Bancorp Piper Jaffray believe are customary in transactions of this nature, were negotiated at arm's length between Expert and U.S. Bancorp Piper Jaffray, and Expert's Board of Directors was aware of such fee arrangements.

    U.S. Bancorp Piper Jaffray was retained based on U.S. Bancorp Piper Jaffray's experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally, as well as U.S. Bancorp Piper Jaffray's investment banking relationship with Expert and familiarity with Expert's business and its market.

    U.S. Bancorp Piper Jaffray has performed investment banking services for Activision in the past which have included co-managing a convertible debt offering in December 1997 and may, at any time, hold discussions with Activision regarding potential mergers or acquisitions or hold long or short positions in Activision's common stock.

    U.S. Bancorp Piper Jaffray is a nationally recognized investment banking firm. As part of its investment banking business, U.S. Bancorp Piper Jaffray is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. U.S. Bancorp Piper Jaffray may actively trade the equity securities of Expert and Activision for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. U.S. Bancorp Piper Jaffray regularly publishes research reports regarding the Consumer Software industry and the business and securities of publicly traded companies in Consumer Software industry.

ACTIVISION'S REASONS FOR THE MERGER

    Activision's Board of Directors has adopted and approved the Merger Agreement. The following are among the reasons Activision's Board of Directors believes the Merger will be beneficial to Activision:

    - One of Activision's strategies for growth is to position itself as a leader in the value-priced software category, one of the fastest growing segments in the entertainment software business. Following Activision's acquisition ten months ago of Head Games Publishing, a leading developer and publisher of value-priced sports and lifestyle software products, Activision has strengthened its focus on this category, particularly its sales and marketing organization. Activision believes that the addition of Expert's product line, catalogue titles, recognized brands and sales and marketing structure will further establish Activision as a leading player in the value-priced software category.

    - Activision's addition of Expert's product lines, including its catalogue of titles, will enhance the scope and breadth of Activision's product offerings and will allow Activision to enter into new product lines.

    - Activision believes that the combination of Expert with Activision will allow Activision to leverage the existing Expert products and brands and its catalogue of titles to support Activision's existing sales and marketing infrastructure and its European and domestic distribution businesses, and will enhance Activision's ability to acquire additional value priced brands and titles as well as publishing and distribution operations.

In the course of its deliberations, Activision's Board of Directors, with Activision's management, reviewed and considered a number of other factors relevant to the Merger. In particular, Activision's Board of Directors considered, among other things, (i) information concerning Activision's and Expert's respective businesses, prospects, financial performance and conditions, operations and product development schedules, (ii) the comparative stock prices of Activision and Expert at various points in time prior to execution of the Merger Agreement, (iii) the charges expected to be incurred in connection with the Merger, primarily in the quarter ending June 30, 1999, including the transaction costs and the costs of integrating the companies' businesses, (iv) alternatives for growth in the PC market, particularly the value-priced software category and (v) the results of management's due diligence investigation and analysis of Expert.

    Activision's Board of Directors also considered a variety of potentially negative factors in its deliberations concerning the Merger, including: (i) the fact that Expert has reported operating losses for the past fiscal periods and the possibility that Expert, as a subsidiary of Activision, could continue to record losses from its operations, (ii) the risk that despite the best efforts of the combined company, key personnel of Expert may not be retained, and (iii) the risks that the benefits sought to be obtained in the Merger may not be realized.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    When considering the recommendation of Expert's Board of Directors, you should be aware that certain Expert directors and officers participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the Merger that are different from, or are in addition to, yours. These arrangements and continuing indemnifications are described below. As of the Record Date, directors and executive officers of Expert and their affiliates beneficially owned approximately 13.9% of the outstanding shares of Expert common stock.

    CHANGE OF CONTROL BONUSES. On February 25, 1998, Expert's Compensation Committee approved a bonus equal to one-year's salary to each of the Curriers in the event Expert was sold during 1998 and the transaction closed on terms acceptable to Expert's Board of Directors (the "Sale Bonus Arrangement"). On February 16, 1999, Expert's Compensation Committee extended the Sale Bonus Arrangement through December 31, 1999. The Curriers' employment agreements with Activision, executed in connection with the Merger, provide that the Curriers will receive a portion of these bonuses in restricted stock.

    Effective February 18, 1998, all Expert employees qualify under a program which entitles any employee who might lose his or her employment as a result of a change in control to receive three months base compensation at the time of separation, provided the employee has performed his or her duties to the date of separation. This policy was extended for all Expert employees until February 17, 2000.

    TREATMENT OF OPTIONS GRANTED UNDER EXPERT'S PLANS. Since April 1997, options granted to officers, employees and directors under Expert's stock option plans have provided for acceleration of unvested shares in the event of a change of control of Expert. Accordingly, unvested stock options granted under Expert's stock option plans to officers and directors of Expert will vest upon the completion of the Merger. The number of shares of Expert common stock subject to unvested options held by the officers, employees and directors that will vest upon completion of the Merger totaled 1,300,130 on March 3, 1999.

    Under the terms of the Merger Agreement, each stock option issued by Expert, as well as each option plan or agreement pursuant to which such options were granted, will be assumed by Activision. Upon completion of the Merger, each outstanding and unexercised option to purchase Expert common stock will be converted automatically, in accordance with its terms, into an option to purchase the number of shares of Activision common stock equal to the "exchange ratio" (as defined in the Merger Agreement) times the number of shares of Expert common stock which could have been obtained before the Merger upon the exercise of each option, rounded down to the nearest whole share. The exercise price will be equal to the exercise price per share of Expert common stock subject to the option before conversion divided by the exchange ratio, rounded up to the nearest whole cent. The other terms of each option and the Expert option plans under which the options were issued will continue to apply in accordance with their terms.

    Activision will file a registration statement on Form S-8 for the shares of Activision common stock issuable with respect to options under the Expert stock options plans and will use its commercially reasonable efforts to maintain the effectiveness of that registration statement for as long as any of the options remain outstanding, to the same extent as Activision maintains the effectiveness of its existing Forms S-8.

    ACTIVISION EMPLOYMENT AGREEMENTS. Activision has entered into employment agreements with the following executive officers and/or directors of Expert:
Kenneth Currier, Susan Currier, Anne Aitken, Tim Leary, David Turner and Katherine Brunn.

    The employment agreements commit Kenneth Currier and Susan Currier to employment terms of two years commencing on the date of completion of the Merger, and Activision has the right to extend each such term for three additional consecutive one-year periods. Each of the Curriers will receive a base annual salary of $200,000, subject to annual increases in the event Activision exercises its option to extend the term of the employment agreements. On the commencement date of employment, each of the Curriers will receive options to purchase 80,000 shares of Activision's common stock which options will vest as to one-fifth on each of the first five anniversaries of the date of grant.

    The employment agreements of Anne Aitken, Tim Leary, David Turner and Katherine Brunn commit such employees to employment terms of one year, each term commencing on the date of completion of the Merger, and Activision has the right to extend each such term for two additional consecutive one-year periods. Each employee will receive a base annual salary and annual increases in the event Activision exercises its option to extend the term of any or all of the employment agreements. On the commencement date of employment, each such employee will receive options to purchase 30,000 shares of Activision's common stock which options will vest as to one-fifth on each of the first five anniversaries of the date of grant.

    INDEMNIFICATION. Expert is a Delaware corporation. Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transactions from which a director derived an improper personal benefit. Expert's Restated Certificate of Incorporation contains provisions eliminating the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

    Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Expert's Restated Certificate of Incorporation provides for indemnification of each of Expert's directors to the full extent permitted by the DGCL. Expert's Amended and Restated By-Laws provide that each of Expert's directors and officers and, at the discretion of Expert's Board of Directors, non-director and non-officer employees of Expert shall be indemnified to the full extent permitted by the DGCL.

    From and after the Effective Time, pursuant to the Merger Agreement, the Surviving Corporation will, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer or employee of Expert or any of its subsidiaries against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (i) arising out of or pertaining to the transactions contemplated by the Merger Agreement or (ii) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in Expert's Restated Certificate of Incorporation or Amended and Restated By-Laws or any applicable contract or agreement, in each case for a period of six (6) years after the Effective Time.

    In addition, Activision will, until the sixth anniversary of the Effective Time, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by Expert and its subsidiaries (or policies of at least the same coverage and amounts containing terms that are not less advantageous to the insured parties) with respect to claims arising from facts that occurred on or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving the Merger and any and all related events. In lieu of the purchase of such insurance by Activision, Activision may purchase a six-year extended reporting period endorsement ("Reporting Tail Coverage") under Expert's existing directors' and officers' liability insurance coverage, providing that such Reporting Tail Coverage shall extend the directors' and officers' liability coverage in force for a period of at least six (6) years from the Effective Time for any claim based upon, arising out of, directly or indirectly resulting from, in consequence of, or any way involving wrongful acts or omissions occurring or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or any way involving the Merger or any and all related events. Expert has agreed to cooperate with Activision in obtaining such insurance coverage.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling Expert pursuant to the foregoing provisions, Expert has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MERGER CONSIDERATION

    Except for shares of Expert common stock owned by Activision and dissenting shares, as of the Effective Time, each issued and outstanding share of Expert common stock shall be converted into the right to receive cash from Activision in an amount equal to $2.65, the Merger Consideration. Any shares of Expert common stock owned by Expert and Activision will automatically be canceled at the Effective Time, will not be converted into the right to receive the Merger Consideration and will cease to exist.

EFFECTIVE TIME

    The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or upon such other date as is specified in the Certificate of Merger in accordance with the DGCL and as Activision and Expert shall agree. Subject to certain limitations, the Merger Agreement may be terminated by either party if, among other reasons, the Merger has not been consummated on or before August 31, 1999.

CONVERSION OF MERGER SUB COMMON STOCK

    In the Merger, the shares of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time will become the shares of the Surviving Corporation.

CONVERSION OF EXPERT COMMON STOCK; PROCEDURES FOR EXCHANGE OF CERTIFICATES

    At the Effective Time, shares of Expert common stock (other than shares of Expert common stock held by stockholders who properly demand their appraisal rights pursuant to Section 262 of the DGCL, shares held in Expert's treasury and shares owned by Activision) will be converted into the right to receive the Merger Consideration.

    As soon as practicable following the Effective Time, Continental Stock Transfer & Trust Company, or such other bank or trust company as shall be reasonably acceptable to Expert (the "Exchange Agent"), will send a letter of transmittal to each holder of Expert common stock. The letter of transmittal will contain instructions with respect to the surrender of certificates representing shares of Expert common stock or fractions thereof in exchange for cash.

    STOCKHOLDERS OF EXPERT SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL.

    As soon as practicable after the Effective Time, each Expert stockholder (other than stockholders who perfect their appraisal rights and other than Activision) of an outstanding certificate or certificates at such time which prior thereto represented shares of Expert common stock will, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to receive the Merger Consideration. The Exchange Agent will accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there will be no further transfer on the records of Expert or its transfer agent of certificates representing shares of Expert common stock which have been converted, in whole or in part, pursuant to the Merger Agreement into the right to receive cash, and if such certificates are presented to Expert for transfer, they will be canceled against delivery of cash. Until surrendered as contemplated by the Merger Agreement, each certificate for shares of Expert common stock will be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Merger Consideration. No interest will be paid or will accrue on any cash payable to stockholders as consideration in the Merger.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion is a summary of the principal federal income tax consequences of the Merger to Expert's United States stockholders whose shares of Expert common stock are surrendered pursuant to the Merger (including any cash amounts received by dissenting stockholders pursuant to the exercise of appraisal rights). This discussion does not address all of the aspects of federal income taxation that may be relevant to certain investors in light of their particular investment or other circumstances. In addition, it does not discuss any state, local, or foreign income or other tax consequences.

    This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations and administrative and judicial interpretations thereof, all as in effect on the date of this Proxy Statement and all of which are subject to change or differing interpretation, possibly with retroactive effect. The discussion below deals only with shares of Expert common stock held as capital assets (generally, for investment), and does not address holders of Expert common stock that may be subject to special rules, including, without limitation, certain U.S. expatriates, financial institutions, insurance companies, tax-exempt entities, dealers in securities, traders in securities that elect mark-to-market accounting treatment, foreign corporations or entities or persons who are not citizens or residents of the United States, and persons who hold shares of Expert common stock as part of a straddle, hedge, conversion, or other integrated transaction. The discussion also may not apply to shares of Expert common stock received pursuant to the exercise of employee stock options or otherwise as compensation. Because individual circumstances may differ, each stockholder is urged to consult such stockholder's own tax advisor to determine the applicability of the rules discussed below to such stockholder and the particular tax effects of the Merger, including the application and effect of state, local and other tax laws.

    The receipt of cash pursuant to the Merger (including any cash amounts received by dissenting stockholders pursuant to the exercise of appraisal rights) will be a taxable transaction for federal income tax purposes under the Code and also may be a taxable transaction under applicable state, local and other income tax laws. In general, for federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the cash received by the stockholder pursuant to the Merger and the stockholder's adjusted tax basis in the shares of Expert common stock surrendered pursuant to the Merger. Such gain or loss will be capital gain or loss and will be long-term gain or loss if, at the Effective Time of the Merger, the shares of Expert common stock were held for more than one year. The Code imposes limits on the deductibility of capital losses.

    Payments in connection with the Merger may be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the stockholder fails to furnish such stockholder's social security number or other taxpayer identification number ("TIN"), or furnishes an incorrect TIN. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Stockholders should consult with their own tax advisors as to the qualifications for exemption from withholding and procedures for obtaining such exemption.

ANTICIPATED ACCOUNTING TREATMENT

    It is expected that the Merger will be accounted for in accordance with the principles of purchase accounting.

GOVERNMENTAL AND REGULATORY MATTERS

    Pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Activision and Expert provided certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission. On April 2, 1999, the Federal Trade Commission provided notice that the required waiting period that follows the submission of such information and materials had been terminated as of that date.

    Neither Activision nor Expert is aware of any other material governmental or regulatory approval required for completion of the Merger, other than compliance with applicable Delaware laws.

NASDAQ DELISTING

    Immediately following the completion of the Merger, Expert will no longer meet the requirements of a public company and its shares of common stock will no longer be traded on the Nasdaq National Market.

MERGER FINANCING

    Activision has made a representation and warranty in the Merger Agreement that it has, and will have at the Effective Time, bank facilities in place that, either alone or with cash presently available to it, will provide sufficient funds to consummate the Merger in accordance with the terms of the Merger Agreement and to consummate the other transactions contemplated by the Merger Agreement. Activision has made a further representation and warranty in the Merger Agreement that its bank facilities permit it to borrow money under such facilities and use such funds to consummate the Merger and the other transactions contemplated by the Merger Agreement.

                              THE MERGER AGREEMENT

    The following is a brief summary of material provisions of the Merger Agreement which is attached as Annex I to this Proxy Statement. The summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is incorporated herein by reference.

THE MERGER

    The Merger Agreement provides that, following the satisfaction or waiver of the conditions described below under "--Conditions to the Merger," upon the filing of the Certificate of Merger with the Delaware Secretary of State and in accordance with Delaware law, at the Effective Time, Merger Sub shall be merged with and into Expert with Expert continuing as the Surviving Corporation and as a wholly-owned subsidiary of Activision. Under Section 251 of the DGCL, the approval of the Board of Directors of Expert and the affirmative vote of the holders of majority of the outstanding shares of Expert common stock are required to adopt the Merger Agreement and the transactions contemplated thereby. As of the Effective Time, each outstanding share of Expert common stock (other than shares of Expert common stock held by stockholders who properly demand their appraisal rights pursuant to Section 262 of the DGCL, shares held in Expert's treasury and shares owned by Activision) shall be converted into the right to receive the Merger Consideration.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various customary representations and warranties of Expert (which representations and warranties will not survive consummation of the Merger) relating to, among other things:

    - Expert's due organization, corporate power, good standing and similar corporate matters;

    - Expert's capital structure;

    - authorization, execution, delivery and enforceability of the Merger Agreement and the absence of any conflicts with Expert's charter or governmental filing requirements;

    - Expert's financial statements and documents filed by Expert with the SEC and the accuracy of information contained therein;

    - the absence of certain adverse changes or events since December 31, 1998;

    - the absence of undisclosed liabilities of Expert;

    - receipt by Expert of a fairness opinion from its financial advisor regarding the transactions contemplated by the Merger Agreement;

    - brokers' and financial advisors' fees; and

    - the inapplicability to the Merger of the Shareholder Rights Agreement, dated as of November 9, 1995 (and as amended from time to time), by and between Expert and BankBoston, N.A. (as successor to The First National Bank of Boston) and the absence of any other "poison pill."

    The Merger Agreement contains various customary representations and warranties of Activision (which representations and warranties will not survive consummation of the Merger) relating to, among other things:

    - Activision's due organization, corporate power, good standing and similar corporate matters;

    - Activision's capital structure;

    - authorization, execution, delivery and enforceability of the Merger Agreement and the absence of any conflicts with Activision's charter or governmental filing requirements;

    - Activision's financial statements and documents filed by Activision with the SEC and the accuracy of information contained therein;

    - the absence of certain adverse changes or events since December 31, 1998;

    - the absence of undisclosed liabilities of Activision;

    - the availability of bank facilities that, either alone or with cash presently possessed by Activision, will provide sufficient funds to consummate the Merger in accordance with the terms of the Merger Agreement; and

    - the absence of any required vote by Activision's stockholders to approve the Merger.

CONDITIONS TO THE MERGER

    The Merger Agreement provides that the respective obligations of Activision and Expert to effect the Merger are subject to the satisfaction or waiver of the following conditions on or prior to the date on which the closing of the Merger occurs (the "Closing Date"):

    - The Merger Agreement shall have been adopted and approved by the affirmative vote of Expert's stockholders required under the laws of the State of Delaware.

    - There shall not be any temporary restraining order, judgment, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the Merger.

    - The waiting period applicable to the Merger under the Hart-Scott-Rodino Act must have expired or terminated.

    Expert's obligations to complete the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of each of the following additional conditions before the Closing Date:

    - Activision's representations and warranties must be true and correct as of April 19, 1999 and as of the Closing Date as if made on the Closing Date except to the extent that the cumulative effect of all inaccuracies of these representations and breaches of these warranties does not have a "Material Adverse Effect" (as defined in the next sentence) on Activision. A "Material Adverse Effect" is any change, event or effect that individually or in the aggregate has had, or is reasonably likely to have, a material adverse effect on the business, assets (including intangible assets), results of operations or financial condition of Activision and its subsidiaries, taken as a whole.

    - Activision must perform or comply in all material respects with all of its agreements and covenants required by the Merger Agreement.

    - Since December 31, 1998, no change, circumstance or event shall have occurred that has had or could be reasonably likely to have a Material Adverse Effect on Activision. For the purposes of this condition, (i) a change in the market price of Activision's common stock, (ii) a report of quarterly or fiscal year earnings for any period that are lower than the comparable previous period or lower than analysts' expectations (provided that this clause (ii) shall not be applicable with respect to a fiscal quarter if Activision reports a net loss for such fiscal quarter in excess of $.05 per share on a fully diluted basis), or (iii) the consummation by Activision or its affiliates of an acquisition, disposition, financing or similar transaction approved by Activision's Board of Directors, in each case in and of itself, shall not be deemed to have a Material Adverse Effect on Activision.

    Activision's obligations to complete the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the Merger:

    - Expert's representations and warranties must be true and correct as of April 19, 1999 and as of the Closing Date as if made on the Closing Date except to the extent that the cumulative effect of all inaccuracies of these representations and breaches of these warranties does not have a "Material Adverse Effect" (as defined in the next sentence) on Expert. A "Material Adverse Effect" is any change, event or effect that individually or in the aggregate has had, or is reasonably likely to have, a material adverse effect on the business, assets (including intangible assets), results of operations or financial condition of Activision and its subsidiaries, taken as a whole; provided, however, that neither (i) changes in conditions generally affecting the industry in which Expert operates nor (ii) a general drop in stock prices in the United States resulting from political or economic turmoil shall be deemed, either by themselves or in combination, to be a Material Adverse Effect on Expert.

    - Expert must perform or comply in all material respects with all of its agreements and covenants required by the Merger Agreement.

    - Since December 31, 1998, no change, circumstance or event shall have occurred that has had or could be reasonably likely to have a Material Adverse Effect on Expert.

    - Expert's Amended and Restated Stockholders' Agreement, dated October 31, 1995, by and among certain Expert stockholders must be amended to provide that it shall terminate upon the consummation of the Merger.

    - As of the Closing Date, Kenneth Currier and Susan Currier must be employed by Expert and their respective employment agreements with Activision, described in "The Merger--Interests of Certain Persons in the Merger," must be in full force and effect.

    - Holders of no more than 5% of the issued and outstanding shares of Expert common stock shall have demanded an appraisal of their shares under
      Section 262 of the DGCL.

NO SOLICITATION; ACQUISITION PROPOSALS

    Except as described below, until the Merger is completed or the Merger Agreement is terminated, neither Expert nor any of its subsidiaries will, and each will use its best efforts to cause its respective officers, directors, employees, controlling stockholders, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by
it) not to, directly or indirectly, (i) take any action to solicit, initiate, encourage or facilitate any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Expert or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or
(ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Expert has agreed to notify Activision promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with Expert.

    Notwithstanding the foregoing paragraph, Expert's Board of Directors may (i) furnish information to or enter into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire Expert pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets or stock, business combination or other similar transaction, if, and only to the extent that, (A) Expert's Board of Directors determines in good faith that such action is required for it to comply with its fiduciary duties to stockholders under applicable law as advised by outside legal counsel to Expert, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Expert provides written notice to Activision to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which Expert's Board of Directors determined in good faith was required to be executed in order for Expert's Board of Directors to comply with its fiduciary duties to stockholders imposed by law as advised by outside legal counsel to Expert), Expert keeps Activision informed of the status (not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

    In addition, Expert's Board of Directors of Expert may (i) withdraw or modify in a material and negative respect its approval or recommendation of the Merger Agreement in a manner adverse to Activision or (ii) approve or recommend or enter into an agreement with respect to an Acquisition Proposal if, in each such case, (A) an Acquisition Proposal is publicly proposed, publicly disclosed or communicated to Expert and (B) Expert's Board of Directors determines in good faith, based on the advice of its outside legal counsel, that such action is required in order to comply with its fiduciary duties to the stockholders of Expert.

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by Expert's stockholders, by the mutual written consent of the Activision and Expert.

    In addition, either Expert or Activision may unilaterally terminate the Merger Agreement at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by Expert's stockholders, if any of the following occurs:

    - if the conditions to completion of the Merger would not be satisfied because of a material breach of the Merger Agreement by the other party or a representation or warranty of the other party in the Merger Agreement becomes untrue, either of which cannot be cured through reasonable efforts;

    - if the Merger is not completed by August 31, 1999;

    - if a final court order prohibiting the Merger is issued and is not appealable;

    - if Expert's stockholders do not adopt the Merger Agreement at the Special Meeting;

    - if either Expert or Activision becomes insolvent or seeks protection under any bankruptcy proceeding;

    - if the other party suffers a material adverse effect on its business, assets (including intangible assets), financial condition or results of operations taken as a whole; or

    - if an Acquisition Proposal is publicly proposed, publicly disclosed or communicated to Expert and Expert's Board of Directors, after determining that such action is required in order to comply with its fiduciary duties to Expert's stockholders, either (i) withdraws or modifies in a material and negative respect its approval or recommendation of the Merger Agreement or the Merger or (ii) approves or recommends or enters into an agreement with respect to such Acquisition Proposal.

    Finally, Activision may unilaterally terminate the Merger Agreement at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by Expert's stockholders, if Expert's Board of Directors fails to recommend that Expert's stockholders adopt the Merger Agreement or withdraws, modifies or amends in any negative respect its approval or recommendation of the Merger or resolves to do any of the foregoing, unless such failure, withdrawal, modification or amendment results from Activision's or Merger Sub's breach of any of their respective obligations under the Merger Agreement.

TERMINATION FEES

    Expert has agreed to pay Activision a termination fee of $1,100,000 if the Merger Agreement is terminated in any of the following circumstances:

    - either Expert or Activision terminates the Merger Agreement after an Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to Expert and Expert's Board of Directors, after determining that such action is required in order to comply with its fiduciary duties to Expert's stockholders, either (i) withdraws or modifies in a material and negative respect its approval or recommendation of the Merger Agreement or the Merger or (ii) approves or recommends or enters into an agreement with respect to such Acquisition Proposal;

    - Activision terminates the Merger Agreement after Expert's Board of Directors fails to recommend that Expert's stockholders adopt the Merger Agreement or withdraws, modifies or amends in any negative respect its approval or recommendation of the Merger or resolves to do any of the foregoing, unless such failure, withdrawal, modification or amendment results from Activision's or Merger Sub's breach of any of their respective obligations under the Merger Agreement; or

    - either Expert or Activision terminates the Merger Agreement because Expert's stockholders do not adopt the Merger Agreement and, at the time of such termination, there exists a proposal from another party to acquire Expert that is accepted, publicly announced or documented in a letter of intent or binding agreement within 12 months of such termination.

    In the event the termination fee is payable pursuant to the first or second occurrence described above, Expert must make such payment with ten (10) days after the date of termination of the Merger Agreement. In the event the termination fee is payable pursuant to the third occurrence described above, Expert must make such payment within ten (10) days of acceptance, public announcement, or the entering into of a letter of intent or binding agreement with respect to such Acquisition Proposal. Expert's payment of the termination fee is the sole and exclusive remedy of Activision against Expert and any of Expert's subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment.

CONDUCT OF EXPERT'S BUSINESS UNTIL THE EFFECTIVE TIME

    Expert has agreed that, until the completion of the Merger or unless Activision consents in writing, Expert will:

    - preserve intact its current business organization and goodwill;

    - confer on a regular basis with Activision to report on material operational matters relating to its business; and

    - notify Activision of any material emergency or material change in its business

    Expert also agreed that, until the completion of the Merger or unless Activision consents, Expert and its subsidiaries would conduct their respective businesses in compliance with specific restrictions relating to the following:

    - the issuance and redemption of securities;

    - the issuance of dividends or other distributions;

    - modification of Expert's Restated Certificate of Incorporation and Amended and Restated By-laws;

    - payment of claims, liabilities or obligations;

    - the incurrence of indebtedness

    - entrance into or modification of contracts;

    - employees and employee benefits; and

    - preparation and filing of tax returns and tax elections.

    THE PROVISIONS IN THE MERGER AGREEMENT RELATED TO THE CONDUCT OF EXPERT'S BUSINESS ARE COMPLICATED AND NOT EASILY SUMMARIZED. ACCORDINGLY, YOU ARE URGED TO CAREFULLY READ ARTICLE VI, SECTION 6.1 OF THE MERGER AGREEMENT ENTITLED "CONDUCT OF BUSINESSES."

AMENDMENTS; EXTENSIONS; WAIVERS

    The Merger Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by Expert's stockholders; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    At any time prior to the Effective Time, each party to the Merger Agreement may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 THE COMPANIES

EXPERT SOFTWARE

    GENERAL. Expert is a leading publisher of high-quality, value-priced consumer software that addresses a broad range of consumer interests and everyday tasks. Expert currently sells over 170 products in the productivity, lifestyle, small office/home office, entertainment and education market categories. Expert promotes the Expert brand name in order to generate customer loyalty, encourage repeat purchases and differentiate the Expert products to retailers and consumers. Expert targets the growing audience of home PC users who value fully-featured and easy-to-use software. Expert brand products sell primarily for under $15, a price point intended to generate impulse purchases in mass market environments.

    Expert seeks to develop a broad line of products in categories in which a leading market share can be attained. Expert also creates product franchises by upgrading successful products and developing product line extensions and complementary products. Expert's titles are primarily available on the Windows operating system, and substantially all are available on CD-ROM. Over 29.3 million units of Expert products have been sold since 1989, with more than 5.4 million units sold in 1998 and more than 5.6 million units sold in 1997. Expert products are currently available at retailers such as Babbages Etc., Best Buy, CompUSA, Electronics Boutique, K Mart, Microcenter, Office Depot, OfficeMax, PriceCostco, Sam's Club, Staples and Walmart. Expert products are also available at Expert's on-line store site on the World Wide Web.

    Expert's principal executive offices are located at 802 Douglas Road, North Tower, Suite 600, Coral Gables, Florida 33134-3160, and its telephone number is
(305) 567-9990. Expert's World Wide Web home page is located at http://www.expertsoftware.com.

    RECENT DEVELOPMENTS. Expert has established a multi-phase Year 2000 compliance program designed to (1) identify information technology ("IT") and non-information technology ("non-IT") systems that may fail at the turn of the century; (2) upgrade or replace non-compliant systems, and (3) evaluate the Year 2000 readiness of key customers, suppliers, and service providers. Expert estimates that it is approximately 80% complete with regard to Year 2000 remediation. Under Phase I, Expert has identified IT and non-IT systems that may fail at the turn of the century. Expert's primary computer system and its phone switching system were identified as the most critical systems for upgrading to be Year 2000 compliant. Under Phase II, Expert recently converted to a Year 2000 compliant version of the same application software it has been using since 1995. Upgraded hardware and software will be installed on the phone switch during 1999 to make it Year 2000 compliant. In Phase III, Expert is soliciting input from its key customers, suppliers, and service providers regarding their Year 2000 status.

    On February 26, 1999, Expert signed a one year renewable software distribution agreement with Sega Europe, Ltd., the Sega Entertainment affiliate in the United Kingdom, which permits Expert to market and distribute Sega UK titles in the United Kingdom and Ireland.

ACTIVISION

    Activision is a leading international publisher, developer and distributor of interactive entertainment and leisure products. Activision's products span a wide range of genres and target markets. Activision currently focuses its development, publishing and distribution efforts on products designed for PCS, the Sony PlayStation console system and the Nintendo 64 console system. In selecting titles for development and publishing, Activision focuses on titles that are, or have the potential to become, franchise properties with substantial consumer appeal and brand recognition.

    Activision's principal executive offices are located at 3100 Ocean Park Boulevard, Santa Monica, California 90405, and its telephone number is (310) 255-2000. Activision's World Wide Web home page is located at http://www.activision.com.

                        UNAUDITED PER SHARE INFORMATION

    Summarized below is per share information for Expert for the fiscal year ended December 31, 1998 and for the quarter ended March 31, 1999:

                                                            MARCH 31, 1999   DECEMBER 31, 1998
                                                            ---------------  -----------------
Net income (loss) per common share........................     $    (.04)        $   (1.12)
Cash dividends declared per common share..................          None              None
Book value per common share...............................     $    0.50         $    0.54

                          PER SHARE MARKET PRICE DATA

    Expert common stock is traded on the Nasdaq National Market under the symbol "XPRT." On March 3, 1999, the business day preceding public announcement that Activision and Expert had entered into the Merger Agreement, the closing price per share of Expert common stock as reported on the Nasdaq National Market was $1.938. On April 21, 1999, the business day preceding public announcement that Activision had elected to pay the Merger Consideration all in cash, the closing price per share of Expert common stock as reported on the Nasdaq National Market was $1.969.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The information concerning the beneficial ownership of Expert common stock by certain beneficial owners and management is incorporated by reference to Item 12 of Expert's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which was filed with the SEC on March 30, 1999.

                                APPRAISAL RIGHTS

    If the Merger is consummated, Expert's stockholders who make the demand described below with respect to their shares of Expert common stock, who continuously are the record holders of such shares through the Effective Time, who otherwise comply with the statutory requirements of Section 262 of DGCL ("Section 262") (a copy of which is attached as Annex III) and who neither vote in favor of the Merger Agreement nor consent thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of their shares of Expert common stock. Except as set forth herein, Expert's stockholders will not be entitled to appraisal rights in connection with the Merger.

    An Expert stockholder wishing to exercise rights of appraisal must, before the taking of the vote on the Merger Agreement and the Merger at the Special Meeting, deliver to Expert a written demand for appraisal of such stockholder's shares. A demand for appraisal will be sufficient if it reasonably informs Expert of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his or her shares of Expert common stock. Merely voting against or not voting for the Merger Agreement and the Merger will not constitute a demand for appraisal within the meaning of Section 262.

    Stockholders electing to exercise their appraisal rights under Section 262 must not vote in favor of the Merger Agreement and the Merger. Voting for adoption of the Merger Agreement and the Merger, or delivering a proxy signed and left blank in connection with the Special Meeting (unless the proxy is marked to vote against, or is marked to abstain from voting on, the Merger Agreement and the Merger), will constitute a waiver of a stockholder's right of appraisal and will nullify any written demand for appraisal submitted by the stockholder. Stockholders who fail to vote against the adoption of the Merger Agreement and the approval of the Merger will not thereby waive their appraisal rights.

    Within ten (10) days after the Effective Time, the Surviving Corporation is required to, and will, notify each stockholder who has satisfied the foregoing conditions on the Effective Date. Within 120 days after the Effective Time, either the Surviving Corporation or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the

Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of Expert common stock of all dissenting stockholders. There is no present intent on the part of the Surviving Corporation to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Expert common stock not voting in favor of the Merger Agreement and with respect to which demands for appraisal were received by Expert and the number of holders of such shares. Such statement must be mailed within ten (10) days after the written request therefor has been received by the Surviving Corporation.

    If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders have complied with the provisions of Section 262 and are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Expert common stock, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court is to take into account all relevant factors. In WEINBERGER
V. UOP INC., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw light on future prospects of the merged corporation. In WEINBERGER, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

    Stockholders considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

    At any time within sixty (60) days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all holders of shares of Expert common stock will be entitled to receive the consideration offered pursuant to the Merger Agreement. Inasmuch as Expert has no obligation to file such a petition, and the Surviving Corporation has no present intention to do so, any holder of shares of Expert common stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to Expert a written withdrawal of his or her demand for appraisal and acceptance of the Merger, except (i) that any such attempt to withdraw made more than sixty (60) days after the Effective Time will require written approval of the Surviving Corporation, and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

    THE FOREGOING IS ONLY A SUMMARY OF SECTION 262, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS THEREOF, THE FULL TEXT OF WHICH IS SET FORTH AS ANNEX III TO THIS PROXY STATEMENT. EACH STOCKHOLDER IS URGED TO READ CAREFULLY THE FULL TEXT OF SECTION 262.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Grant Thornton LLP, independent auditors, have audited the consolidated financial statements of Expert included in their Annual Report on Form 10-K for the year ended December 31, 1998, a copy of which is being delivered with and is incorporated by reference into this Proxy Statement.

    Representatives of Grant Thornton LLP are expected to be present at the Special Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    If Expert's stockholders do not approve and adopt the Merger Agreement and the Merger, or if the Merger is not consummated for any other reason, any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at Expert's 1999 Annual Meeting of Stockholders must have been received by Expert on or before January 30, 1999 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by Expert's Board of Directors in connection with such meeting. Stockholder proposals intended to be presented at Expert's 1999 Annual Meeting of Stockholders that are not submitted pursuant to Exchange Act Rule 14a-8 must have been received by Expert on or after January 22, 1999, but no later than March 12, 1999.

    Stockholder proposals should have been mailed to: Secretary, Expert Software, Inc., 802 Douglas Road, North Tower, Suite 600, Coral Gables, Florida 33134-3160 or 800 Douglas Road, North Tower, Sixth Floor, Coral Gables, Florida 33134.

                                 OTHER MATTERS

    Management of Expert knows of no other matters that may properly be, or which are likely to be, brought before the Special Meeting. However, if any other matters are properly brought before the Special Meeting, the persons named in the enclosed Proxy or their substitutes will vote the Proxies in accordance with their judgment with respect to such matters.

                             AVAILABLE INFORMATION

    Expert is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC, located at

Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials can also be obtained by mail from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such materials may be accessed on the World Wide Web via the SEC's EDGAR database at its website (http://www.sec.gov).

    All information contained in this Proxy Statement concerning Activision and its affiliates has been supplied by Activision and has not been independently verified by Expert. Except as otherwise indicated, all other information contained in this Proxy Statement has been supplied by Expert. No person is authorized to give any information or to make any representations, other than as contained in this Proxy Statement, in connection with the Merger Agreement or the Merger, and, if given or made, such information or representations may not be relied upon as having been authorized by Expert or Activision.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    This Proxy Statement incorporates by reference documents which are not presented herein or delivered herewith. Copies of any such documents relating to Expert, other than exhibits to such documents (unless such exhibits specifically are incorporated by reference in such documents), are available without charge, upon written or oral request, from Expert Software, Inc., 802 Douglas Road, North Tower, Suite 600, Coral Gables, Florida 33134-3160, Attention: David L. Chiras, Esq., telephone: (305) 567-9990. In order to ensure timely delivery of the documents requested, any such request should be made by June 7, 1999. Upon receipt of such request, Expert will mail (via first class mail) the requested document within one business day of receipt of such request.

    The following documents previously filed by Expert (File No. 0-25646) with the SEC are incorporated in this Proxy Statement by reference:

        (1) Expert's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

        (2) Expert's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999.

        (3) Expert's Current Report on Form 8-K, dated January 15, 1999.

        (4) Expert's Current Report on Form 8-K, dated March 3, 1999.

        (5) Expert's Current Report on Form 8-K, dated April 19, 1999.

        (6) All other reports filed by Expert pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998.

    All documents filed by Expert pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting on June 21, 1999, and any adjournment or postponement thereof shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    The information contained in this Proxy Statement should be read together with the information in the documents incorporated by reference herein. Expert's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 is attached hereto as Annex IV and Expert's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 is attached hereto as Annex V.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          KENNETH P. CURRIER
                                          Chief Executive Officer and Secretary

                                    ANNEX I
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                             EXPERT SOFTWARE, INC.,
                                ACTIVISION, INC.
                                      AND
                            EXPERT ACQUISITION CORP.
                           DATED AS OF APRIL 19, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                        PAGE
                                                                                                                      ---------
1.         THE MERGER...............................................................................................        I-5
           1.1        The Merger....................................................................................        I-5
           1.2        The Closing...................................................................................        I-5
           1.3        Effective Time................................................................................        I-5
           1.4        Certificate of Incorporation; By-Laws.........................................................        I-6
           1.5        Directors and Officers........................................................................        I-6
           1.6        Tax Consequences..............................................................................        I-6

2.         CONVERSION OF SHARES.....................................................................................        I-6
           2.1        Conversion of Merger Subsidiary Shares........................................................        I-6
           2.2        Conversion of Expert Shares...................................................................        I-6
           2.3        Election by Activision to Pay Cash Consideration..............................................        I-7
           2.4        Conversion of Expert Employee Stock Options and Warrants......................................        I-8
           2.5        Adjustments...................................................................................        I-8
           2.6        Dissenting Expert Stockholders................................................................        I-9

3.         EXCHANGE OF SHARES.......................................................................................        I-9
           3.1        Exchange of Certificates......................................................................        I-9

4.         REPRESENTATIONS AND WARRANTIES OF EXPERT.................................................................       I-11
           4.1        Organization; Good Standing; Authority; Compliance With Law...................................       I-11
           4.2        Authorization, Validity and Effect of Agreements..............................................       I-12
           4.3        Capitalization................................................................................       I-12
           4.4        Subsidiaries..................................................................................       I-13
           4.5        Other Interests...............................................................................       I-13
           4.6        No Violation..................................................................................       I-13
           4.7        SEC Documents.................................................................................       I-13
           4.8        Financial Statements..........................................................................       I-14
           4.9        Litigation....................................................................................       I-14
           4.10       Absence of Certain Changes....................................................................       I-14
           4.11       Taxes.........................................................................................       I-16
           4.12       Books and Records.............................................................................       I-17
           4.13       Properties....................................................................................       I-17
           4.14       Environmental Matters.........................................................................       I-17
           4.15       No Brokers....................................................................................       I-18
           4.16       Opinion of Financial Advisor..................................................................       I-18
           4.17       Related Party Transactions....................................................................       I-18
           4.18       Contracts and Commitments.....................................................................       I-18
           4.19       Employee Matters and Benefit Plans............................................................       I-19
           4.20       Intellectual Property.........................................................................       I-22
           4.21       Anti-Takeover Plan............................................................................       I-24
           4.22       Shareholder Vote Required.....................................................................       I-25
           4.23       Undisclosed Liabilities.......................................................................       I-25
           4.24       Insurance.....................................................................................       I-25
           4.25       Tax Treatment.................................................................................       I-25
           4.26       Relationships with Suppliers, Licensors and Customers.........................................       I-25
           4.27       Bank Accounts.................................................................................       I-25
           4.28       Year 2000 Problem.............................................................................       I-25

                                                                                                                        PAGE
                                                                                                                      ---------
5.         REPRESENTATIONS AND WARRANTIES OF ACTIVISION AND
           MERGER SUBSIDIARY........................................................................................       I-26
           5.1        Organization; Good Standing; Authority; Compliance With Law...................................       I-26
           5.2        Authorization, Validity and Effect of Agreements..............................................       I-27
           5.3        Capitalization................................................................................       I-27
           5.4        No Violation..................................................................................       I-27
           5.5        Tax Treatment.................................................................................       I-28
           5.6        SEC Documents.................................................................................       I-28
           5.7        Financial Statements..........................................................................       I-28
           5.8        Litigation....................................................................................       I-29
           5.9        Absence of Certain Changes....................................................................       I-29
           5.10       Ownership of Expert Shares....................................................................       I-30
           5.11       No Brokers....................................................................................       I-30
           5.12       Intellectual Property.........................................................................       I-30
           5.13       Anti-Takeover Matters.........................................................................       I-30
           5.14       No Shareholder Vote Required..................................................................       I-30
           5.15       Undisclosed Liabilities.......................................................................       I-30
           5.16       Continuity of Business Enterprise.............................................................       I-31
           5.17       Financing.....................................................................................       I-31

6.         COVENANTS AND OTHER AGREEMENTS...........................................................................       I-31
           6.1        Conduct of Businesses.........................................................................       I-31
           6.2        Meeting of Stockholders.......................................................................       I-33
           6.3        Filings; Other Action.........................................................................       I-33
           6.4        Access to Information.........................................................................       I-34
           6.5        Publicity.....................................................................................       I-34
           6.6        Listing of Activision Common Stock............................................................       I-35
           6.7        Further Action................................................................................       I-35
           6.8        Tax Treatment.................................................................................       I-35
           6.9        Other Offers..................................................................................       I-35
           6.10       Notice of Certain Events......................................................................       I-36
           6.11       Affiliate Letters.............................................................................       I-36
           6.12       Termination of Amended and Restated Stockholders' Agreement...................................       I-37
           6.13       Indemnification and Insurance.................................................................       I-37
           6.14       Employee Matters..............................................................................       I-38
           6.15       Employment Agreements; Non-Competition Agreements.............................................       I-38

7.         CONDITIONS...............................................................................................       I-38
           7.1        Conditions to Each Party's Obligation to Effect the Merger....................................       I-38
           7.2        Conditions to Obligations of Expert to Effect the Merger......................................       I-39
           7.3        Conditions to Obligation of Activision and Merger Subsidiary to Effect the Merger.............       I-40

8.         TERMINATION..............................................................................................       I-41
           8.1        Termination...................................................................................       I-41
           8.2        Effect of Termination.........................................................................       I-42
           8.3        Expenses and Termination Fees.................................................................       I-42
           8.4        Extension; Waiver.............................................................................       I-42

                                                                                                                        PAGE
                                                                                                                      ---------
9.         GENERAL PROVISIONS.......................................................................................       I-43
           9.1        Nonsurvival of Representations, Warranties and Agreements.....................................       I-43
           9.2        Notices.......................................................................................       I-43
           9.3        Assignment; Binding Effect; Benefit...........................................................       I-43
           9.4        Entire Agreement..............................................................................       I-44
           9.5        Confidentiality...............................................................................       I-44
           9.6        Amendment.....................................................................................       I-44
           9.7        Governing Law.................................................................................       I-44
           9.8        Counterparts..................................................................................       I-44
           9.9        Headings......................................................................................       I-44
           9.10       Waivers.......................................................................................       I-44
           9.11       Incorporation.................................................................................       I-45
           9.12       Severability..................................................................................       I-45
           9.13       Interpretation and Certain Definitions........................................................       I-45
           9.14       Specific Performance..........................................................................       I-45

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

    This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of April 19, 1999 among Expert Software, Inc., a Delaware corporation ("Expert"), Activision, Inc., a Delaware corporation ("Activision"), and Expert Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Activision ("Merger Subsidiary").

                                    RECITALS

    WHEREAS, the respective Boards of Directors of Expert, Activision and Merger Subsidiary each have determined that a business combination between Expert, Activision and Merger Subsidiary is fair to and in the best interests of their respective companies and stockholders and accordingly have approved this Agreement and agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein;

    WHEREAS, Expert, Activision and Merger Subsidiary entered into that certain Agreement and Plan of Merger dated as of March 3, 1999 (the "Original Agreement"); and

    WHEREAS, the parties desire to amend the outside date set forth in Section
2.3 hereof by which Activision may elect to pay cash consideration to the holders of shares of Expert common stock and certain other provisions.

    NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree that the Original Agreement is amended and restated in its entirety as follows:

1.  THE MERGER

    1.1 THE MERGER. On the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined in Section 1.3 hereof), Merger Subsidiary shall be merged with and into Expert in accordance with this Agreement and the separate corporate existence of Merger Subsidiary shall thereupon cease (the "Merger"). Expert shall be the surviving corporation in the Merger and shall continue under the corporate name "Expert Software, Inc." (Expert, after the Effective Time, is sometimes hereinafter referred to as the "Surviving Corporation"). From and after the Effective Time, all the properties, rights, privileges, powers and franchises both of a public and of a private nature of Expert and Merger Subsidiary shall vest in the Surviving Corporation and all debts, liabilities and duties of Expert and Merger Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation. The Merger shall have the effects provided in this Agreement and the applicable provisions of the Delaware General Corporation Law ("DGCL").

    1.2 THE CLOSING. On the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York, at 10:00 a.m., local time, on the first business day immediately following the day on which the last of the conditions set forth in Article 7 shall be fulfilled or waived in accordance herewith but, unless the parties otherwise agree, not earlier than May 25, 1999. Unless the parties shall otherwise agree, the parties shall use their reasonable best efforts to cause the Closing to occur as soon as possible after the Special Meeting (as defined in Section 6.2). The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

    1.3  EFFECTIVE TIME.  If all the conditions to the Merger set forth in
Article 7 shall have been fulfilled or waived in accordance herewith, and this Agreement shall not have been terminated as provided in Article 8, the parties hereto shall cause a Certificate of Merger satisfying the requirements of the DGCL to be properly executed, verified and delivered for filing in accordance with the DGCL on the Closing Date. The Merger shall become effective upon the acceptance for record of the Certificate of Merger by the

Secretary of State of the State of Delaware in accordance with the DGCL (but not earlier than the Closing Date) or at such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with applicable law as the effective time of the Merger (the "Effective Time").

    1.4  CERTIFICATE OF INCORPORATION; BY-LAWS.

    (a) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation (except that the name of the Surviving Corporation shall be "Expert Software, Inc."), until duly amended in accordance with applicable law.

    (b) BY-LAWS. The By-laws of Merger Subsidiary in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation (except that the name of the Surviving Corporation shall be "Expert Software, Inc."), until duly amended in accordance with applicable law.

    1.5  DIRECTORS AND OFFICERS.

    (a) DIRECTORS. The directors of Merger Subsidiary immediately prior to the Effective Time, shall automatically become the directors of the Surviving Corporation as of the Effective Time.

    (b) OFFICERS. The officers of Merger Subsidiary immediately prior to the Effective Time shall automatically become the officers of the Surviving Corporation as of the Effective Time.

    1.6 TAX CONSEQUENCES. If the Section 2.3 Election is not made, it is intended by the parties hereto that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the parties shall report the Merger consistent therewith. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Section 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

2.  CONVERSION OF SHARES

    2.1 CONVERSION OF MERGER SUBSIDIARY SHARES. At the Effective Time, each share of common stock, $1.00 par value per share, of Merger Subsidiary that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $1.00 per share, of the Surviving Corporation that is issued and outstanding immediately after the Effective Time, and such shares will be the only shares of capital stock of the Surviving Corporation that are issued and outstanding immediately after the Effective Time. Each certificate evidencing ownership of shares of Merger Subsidiary common stock shall evidence ownership of an equal number of shares of common stock of the Surviving Corporation.

    2.2  CONVERSION OF EXPERT SHARES.

    (a) Except as provided in Section 2.3, at the Effective Time, by virtue of the Merger and without any action on the part of Activision, Merger Subsidiary, Expert or the holder thereof, each issued and outstanding share of common stock, par value $.01 per share, of Expert (each an "Expert Share" and collectively, the "Expert Shares") shall be converted into the right to receive a number of shares of common stock, par value $.000001 per share, of Activision (the "Activision Common Stock"), equal to the Exchange Ratio (as hereinafter defined) and cash, to the extent set forth in Section 2.2(f). The shares of Activision Common Stock to be issued in connection with the Merger are sometimes referred to as the "Activision Shares."

    (b) The Exchange Ratio shall be equal to (i) $2.65, divided by (ii) the Activision Per Share Market Value. For purposes of the foregoing, the "Activision Per Share Market Value" shall be the arithmetic average of the per share closing sales prices of Activision Common Stock as reported on the Nasdaq National Market ("NASDAQ") (or such other national securities exchange or automated quotation system which is then the principal place of listing or quotation of shares of Activision Common Stock) on the ten (10) trading days ending on and including the trading day which is two (2) trading days immediately prior to the date of the Special Meeting (as defined in Section 6.2) which will be held in accordance with the provisions of Section 6.2 for the purpose of approving this Agreement and the transactions contemplated hereby.

    (c) Notwithstanding anything to the contrary set forth in Section 2.2(b),
(i) in no event shall the number of Activision Shares to be issued in connection with the Merger exceed 20% of the total number of shares of Activision Common Stock issued and outstanding at the Effective Time (the "Maximum Activision Share Issuance"), and (ii) in no event shall the Exchange Ratio be higher than
(x) the Maximum Activision Share Issuance, divided by (y) the total number of Expert Shares issued and outstanding as at the Effective Time (other than Cancelled Expert Shares, as hereinafter defined).

    (d) Each Expert Share held in Expert's treasury, if any, and each Expert Share owned by Activision or by any direct or indirect subsidiary of Expert or Activision immediately prior to the Effective Time (collectively, "Cancelled Expert Shares") shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist and no payment shall be made with respect thereto.

    (e) No fractional shares of Activision Common Stock shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional shares of Activision Common Stock pursuant to this Agreement, each holder of Expert Shares shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Activision Per Share Market Value by (ii) the fractional amount of a share of Activision Common Stock which such holder would otherwise be entitled to receive under this Article 2.

    (f) Notwithstanding the provisions of Section 2.2(b), in the event:

        (i) the Activision Per Share Market Value is less than $10.00, Activision shall fix the Exchange Ratio at .2650 and pay the holders of Expert Shares, in addition to the number of shares of Activision Common Stock determined based on an Exchange Ratio of .2650, cash equal to the Shortfall Cash Payment (as defined below) in lieu of the number of Activision Shares that would have been issued had the Exchange Ratio been computed in accordance with Section 2.2(b), and

        (ii) the provisions of Section 2.2(c) are applicable and the Exchange Ratio is calculated in accordance with such section, Activision shall pay to the holders of Expert Shares, in addition to the number of shares of Activision Common Stock determined based on the Exchange Ratio determined pursuant to Section 2.2(c), cash equal to the Shortfall Cash Payment in lieu of the number of Activision Shares that would have been issued had the Exchange Ratio been computed in accordance with Section 2.2(b).

    In the case of clause (i) or (ii), the cash payment on account of any Expert Share (the "Shortfall Cash Payment") shall be equal to the Activision Per Share Market Value multiplied by the fraction of a share of Activision Common Stock determined by subtracting the Exchange Ratio computed under clause (i) or (ii), as applicable, from the Exchange Ratio calculated under Section 2.2(b). Notwithstanding the foregoing provisions of this Section 2.2(f), (a) in the event Section 2.2(f)(i) is applicable, the total of all Cash Shortfall Payments, and any cash payable in lieu of fractional shares, with respect to all Expert Shares shall not exceed 60% of the total Exchange Merger Consideration (as hereinafter defined), and the Exchange Ratio computed in accordance with Section 2.2(f)(i) shall be adjusted so that Activision Shares are issued in lieu of any portion of the Cash Shortfall Payment that could not be made due to this clause
(a), and (b) in the event Section 2.2(f)(ii) is applicable, the total of all Cash Shortfall Payments, and any cash payable in lieu of fractional shares, shall not exceed 60% of the total Exchange Merger Consideration, but the Exchange Ratio shall not be adjusted and no other payments of cash, Activision Common Stock or any other forms of consideration shall be payable to holders of Expert Shares.

    2.3 ELECTION BY ACTIVISION TO PAY CASH CONSIDERATION. Activision shall have the right, exercisable at any time on or before April 20, 1999, on notice to Expert, to elect to pay cash consideration to the holders of Expert Shares in lieu of issuance of Activision Shares pursuant to Section
2.2 (the "Section 2.3 Election"). In the event of a Section 2.3 Election, at the Effective Time, by virtue of the Merger and without any action on the part of Activision, Merger Subsidiary, Expert or the holder thereof, each issued and outstanding Expert Share (other than Dissenting Common Stock as defined in
Section 2.6) shall be converted into the right to receive $2.65 per share, in cash, without interest. The provisions of Section 2.2(d) shall apply in the event of any such election by Activision. The amount of cash payable with respect to each Expert Share is hereinafter referred to as the "Per Share Cash Consideration," and the aggregate Per Share Cash Consideration payable is referred to as the "Aggregate Cash Consideration."

    2.4  CONVERSION OF EXPERT EMPLOYEE STOCK OPTIONS AND WARRANTS.

    (a) At the Effective Time, each option or warrant, whether vested or unvested, to purchase Expert Shares which is then outstanding and unexercised (an "Expert Option" or an "Expert Warrant," as the case may be) shall cease to represent a right to acquire shares of Expert Common Stock and shall be converted automatically into an option or warrant to acquire, under the same terms and conditions as were applicable to such Expert Option or Expert Warrant immediately prior to the Effective Time, shares of Activision Common Stock, and Activision shall assume each Expert Option and Expert Warrant and each option plan or agreement pursuant to which any such Expert Option and Expert Warrant were granted; PROVIDED, HOWEVER, that from and after the Effective time, (i) the number of shares of Activision Common Stock purchasable upon exercise of such Expert Option or Expert Warrant shall be equal to the number of shares of Expert Common Stock that were purchasable under such Expert Option or Expert Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, (without adjustment pursuant to Sections 2.2(c) or 2.2(f)) rounding to the nearest whole share, and (ii) the per share exercise price under each such Expert Option and Expert Warrant shall be adjusted by dividing the per share exercise price of each such Expert Option and Expert Warrant by the Exchange Ratio (without adjustment pursuant to Section 2.2(c) or (f)), rounding to the nearest cent. The terms of each Expert Option and Expert Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Activision Common Stock on or subsequent to the Effective Time. Notwithstanding the foregoing, the number of shares and the per share exercise price of each Expert Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to any incentive stock options, fractional shares shall be rounded down to the nearest whole number of shares and where necessary the per share exercise price shall be rounded up to the nearest cent.

    (b) As soon as practicable after the Effective Time, Activision shall deliver to each holder of an outstanding Expert Option or Expert Warrant an appropriate notice setting forth such holder's rights pursuant thereto, and such Expert Option and Expert Warrant shall continue in effect on the same terms and conditions (including antidilution provisions).

    (c) At or prior to the Effective Time, Activision shall reserve for issuance the number of shares of Activision Common Stock necessary to satisfy Activision's obligations under Section 2.4(a). At or prior to the Effective Time, Activision shall file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-8 (to the extent such form is available) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Activision Common Stock subject to Expert Options and Expert Warrants assumed pursuant to Section 2.4(a) hereof, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as such options and warrants remain outstanding.

    2.5 ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Effective Time, any change in the Expert Shares or Activision Common Stock shall occur by reason of any reclassification, recapitalization, stock dividend, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with the record date during such period, the Exchange Ratio or the Per Share Cash Consideration, as applicable, shall be appropriately adjusted.

    2.6 DISSENTING EXPERT STOCKHOLDERS. Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, shares of Expert Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Expert Common Stock who have properly exercised appraisal rights with respect thereto (the "Dissenting Common Stock") in accordance with Section 262 of the Delaware General Corporation Law ("DGCL") will not be exchangeable for the right to receive the Cash Merger Consideration, and holder of such shares of Dissenting Common Stock will be entitled to receive payment of the appraised value of such shares of Dissenting Common Stock in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Common Stock will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Cash Merger Consideration, without any interest thereon. Notwithstanding anything to the contrary contained in this Section 2.6, if the Merger is not consummated, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Common Stock pursuant to Section 262 of the DGCL shall cease. Expert will give Activision prompt notice of any demands and withdrawals of such demands received by Expert for appraisals of shares of Dissenting Common Stock. Expert shall not, except with the prior written consent of Activision, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

3. EXCHANGE OF SHARES

    3.1  EXCHANGE OF CERTIFICATES.

    (a) Prior to the Effective Time, Activision shall designate Continental Stock Transfer & Trust Company, or such other bank or trust company as shall be reasonably acceptable to Expert, to act as Exchange Agent in connection with the Merger (the "Exchange Agent"). At, or immediately prior to, the Effective Time, Activision will take all steps necessary to deposit with the Exchange Agent for the benefit of the holders of Expert Shares (i) certificates representing the aggregate number of shares of Activision Common Stock issuable pursuant to
Section 2.2 in exchange for outstanding Expert Shares, cash in lieu of fractional shares of Activision Common Stock, and any Cash Shortfall Payment, or
(ii) if Activision shall have made the Section 2.3 Election, the Aggregate Cash Consideration (the shares or cash referred to in clause (i) or (ii), as applicable, being hereinafter referred to as the "Exchange Fund").

    (b) Promptly after the Effective Time, Activision and the Surviving Corporation shall cause the Exchange Agent to mail to each person who was a record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Expert Shares (the "Certificates"), a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent), instructions for use in effecting the surrender of the Certificates in exchange for (i) certificates evidencing Activision Shares, cash in lieu of fractional shares in accordance with Section 2.2(e) and any Cash Shortfall Payment, or (ii) the Per Share Cash Consideration, if Activision has made the
Section 2.3 Election. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor (A) (i) a certificate representing the number of whole shares of Activision Common Stock, if any, to which such holder shall be entitled pursuant to Section 2.2, (ii) a check representing the amount of cash in respect of fractional shares, if any, to which such holder shall be entitled in accordance with Section 2.2(e), (iii) any dividends or other distributions to which such holder is entitled pursuant to Section 3.1(c), and (iv) a check representing the amount of any Cash Shortfall Payment to which such holder shall be entitled pursuant to Section 2.2(f) (the Activision Shares and cash paid pursuant to Sections 2.2(e), 2.2(f) and 3.1(c) being referred to, collectively as the "Exchange Merger Consideration"), or (B) if Activision has made the Section 2.3 Election, a check representing the Per Share Cash Consideration to which such holder shall be entitled (such cash payment is referred to as the "Cash Merger Consideration" and the Exchange Merger Consideration and the Cash Merger Consideration are sometimes referred to as the "Applicable Merger Consideration"), and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the Applicable Merger Consideration or payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer as determined by the Exchange Agent, and that the person requesting such payment shall pay any transfer, or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.1, each Certificate (other than Certificates representing Canceled Expert Shares and other than Certificates representing Dissenting Common Stock) shall represent for all purposes only the right to receive the Applicable Merger Consideration, without any interest thereon. In the event of a transfer of ownership of Expert Shares which is not registered in the stock transfer records of Expert, the amount and type of Applicable Merger Consideration may be issued to such a transferee if the certificate representing Expert Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

    (c) No dividends or other distributions declared or made after the Effective Time with respect to shares of Activision Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Activision Common Stock they are entitled to receive until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Activision Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Activision Common Stock.

    (d) Any portion of the Exchange Fund that remains unclaimed by the former stockholders of Expert one year after the Effective Time shall be returned to Activision (provided that Activision shall issue such shares of Activision Common Stock and/or pay such cash in accordance with this Article 3 to former stockholders of Expert who thereafter surrender their Certificates), subject to the provisions and effect of applicable abandoned property, escheat or similar laws. Any former stockholders of Expert who have not theretofore complied with this Article 3 shall thereafter look only to Activision for issuance or payment of the Applicable Merger Consideration, without any interest thereon. Neither the Surviving Corporation, the Exchange Agent nor Activision shall be liable to any holder of an Expert Share for any consideration set forth in Section 2.2 or
Section 2.3 hereof delivered in respect of such Expert Share to a public official pursuant to any abandoned property, escheat or other similar law.

    (e) After the Effective Time there shall be no registration on the share transfer books of the Surviving Corporation of transfers of the Expert Shares which were outstanding immediately prior to the Effective Time, and as of the Effective Time, the share ledger of Expert shall be closed. All Applicable Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Expert shares previously evidenced by Certificates. After the Effective Time, the holders of Expert Shares outstanding at the Effective Time shall cease to have any rights with respect to such Expert Shares except as provided herein or by applicable law. If, after the Effective Time, certificates evidencing Expert Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Applicable Merger Consideration as provided in this Article 3.

    (f) In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, (i) such shares of Activision Common Stock as may be required pursuant to Section 2.2, cash for fractional shares, as may be required by Section 2.2(e) and any dividends or distributions payable pursuant to Section 3.1(c), or (ii) the Cash Merger Consideration, if Activision has made the Section 2.3 Election, PROVIDED, HOWEVER, that Activision may, in its discretion and as a condition precedent to the issuance and/or payment thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Activision, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

4.  REPRESENTATIONS AND WARRANTIES OF EXPERT

    Expert hereby represents and warrants to Activision and Merger Subsidiary as follows:

    4.1  ORGANIZATION; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW.

    (a) Expert is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. Expert is duly licensed or qualified and is in good standing to transact business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or in which the nature of its business makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not have, individually or in the aggregate, an Expert Material Adverse Effect. For purposes of this Agreement, an "Expert Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Expert and the Expert Subsidiaries (as defined below) taken as a whole; PROVIDED, HOWEVER, that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute an Expert Material Adverse Effect: (i) conditions generally affecting the industry in which Expert operates, including, without limitation, actual or proposed changes in law or regulations or (ii) any effect that is related to a general drop in stock prices in the United States resulting from political or economic turmoil.

    (b) Each of the Expert Subsidiaries is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have an Expert Material Adverse Effect.

    (c) Except as set forth in Section 4.1(c) of the disclosure letter delivered at or prior to the execution hereof to Activision, which shall refer to the relevant sections of this Agreement (the "Expert Disclosure Letter"), the business of Expert and the Expert Subsidiaries has been operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, except for violations which would not have, individually or in the aggregate, an Expert Material Adverse Effect. Expert and the Expert Subsidiaries have all permits, certificates, licenses, approvals, consents and other authorizations (collectively, "Government Approvals") of all governmental agencies, entities, commissions, boards, bureaus, tribunals, officials or authorities, whether Federal, state or local (collectively, "Governmental Agencies"), required by law with respect to the operation of their businesses, except those the absence of which would not, individually or in the aggregate, have an Expert Material Adverse Effect or prevent or delay consummation of the Merger. All such Government Approvals are in full force and effect, and, Expert and the Expert Subsidiaries are in compliance with all conditions and requirements of the Government Approvals and with all rules and regulations relating thereto, other than failures that would not have an Expert Material Adverse Effect. Expert has not received any notices of violations of any Federal, state and local laws, regulations and ordinances relating to its business, operations or assets which, if it were determined that a violation had occurred, would have an Expert Material Adverse Effect.

    (d) The certificate of incorporation or other charter documents, bylaws, organizational documents and partnership, shareholder, joint venture or similar agreements (and in each such case, all amendments thereto) of Expert and each of the Expert Subsidiaries are listed in Section 4.1(d) of the Expert Disclosure Letter, true and correct copies of which have previously been delivered or made available to Activision and its counsel.

    4.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Expert has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Expert has approved this Agreement, the Merger, and the transactions contemplated by this Agreement and has unanimously agreed to recommend that the holders of Expert Shares adopt and approve this Agreement, the Merger, and the transactions contemplated by this Agreement at the Special Meeting (as defined in Section 6.2). Expert has taken all action necessary to exempt the transactions contemplated by this Agreement from the operation of any "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation enacted under the state or federal laws of the United States. As of the date hereof, each director and executive officer of Expert and each entity that is a stockholder of Expert and that has a representative on the Board of Directors has indicated that he, she or it intends to vote all Expert Shares that he, she or it controls to approve this Agreement, the Merger, and the transactions contemplated by this Agreement at the Special Meeting. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding Expert Shares and the filing and acceptance for record of appropriate merger documents as required by the DGCL, the execution by Expert of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of Expert. Assuming this Agreement constitutes a valid and binding obligation of Activision and Merger Subsidiary, this Agreement constitutes the valid and legally binding obligation of Expert, enforceable against Expert in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

    4.3 CAPITALIZATION. The authorized capital stock of Expert consists of 30,000,000 Expert Shares and 1,000,000 shares of preferred stock, par value $.01 per share (the "Expert Preferred Shares") of which 25,000 shares are designated as Series A Junior Participating Cumulative Preferred Stock. As of the date hereof, there are not more than 7,627,881 Expert Shares issued and outstanding and no Expert Preferred Shares issued and outstanding. All such outstanding shares of Expert are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3 of the Expert Disclosure Letter, Expert has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Expert on any matter. Except as set forth in Section 4.3 of the Expert Disclosure Letter, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate Expert to issue, transfer or sell any Expert Shares or make any payments in lieu thereof, and Section 4.3 of the Expert Disclosure Letter sets forth the exercise prices of all such options, warrants or other rights or securities, the weighted average exercise price of which is not less than $1.26 per share. Except as set forth in Section 4.3 of the Expert Disclosure Letter, there are no agreements or understandings to which Expert or any Expert Subsidiary is a party with respect to the voting of any Expert Shares or which restrict the transfer of any such shares, nor does Expert have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. There are no outstanding contractual obligations of Expert or any Expert Subsidiary to repurchase, redeem or otherwise acquire any Expert Shares or any other securities of Expert or any Expert Subsidiary. Except as set forth in Section 4.3 of the Expert Disclosure Letter, neither Expert nor any Expert Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register any of their securities under the Securities Act. Expert has delivered to Activision complete and correct copies of all Expert option plans and all forms of options issued pursuant to any Expert option plan, including all amendments thereto. Section 4.3 of the Expert Disclosure Letter contains a complete and correct list setting forth as of the date hereof (i) the number of options and warrants outstanding, (ii) the dates on which such options or warrants were granted, (iii) the dates on which such options or warrants shall vest and (iv) the exercise or conversion price of each outstanding option or warrant, as the case may be.

    4.4 SUBSIDIARIES. Section 4.4 of the Expert Disclosure Letter lists all Subsidiaries of Expert (the "Expert Subsidiaries" and, individually, an "Expert Subsidiary"). Except as set forth in Section 4.4 of the Expert Disclosure Letter, Expert owns directly or indirectly all of the outstanding shares of capital stock or other equity interests of each of the Expert Subsidiaries. All of the outstanding shares of capital stock in each of the Expert Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.4 of the Expert Disclosure Letter, all of the outstanding shares of capital stock of each of the Expert Subsidiaries owned, directly or indirectly, by Expert are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth in Section 4.4 of the Expert Disclosure Letter, there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Expert or any Expert Subsidiary to issue, transfer or sell any shares of capital stock of any Expert Subsidiary. The following information for each Expert Subsidiary is set forth in Section 4.4 of the Expert Disclosure Letter: (i) its name and jurisdiction of incorporation; (ii) its authorized capital stock; and (iii) the name of each stockholder and the number of issued and outstanding shares of capital stock held by it.

    4.5 OTHER INTERESTS. Except for interests in the Expert Subsidiaries, neither Expert nor any Expert Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities).

    4.6 NO VIOLATION. Except as set forth in Section 4.6 of the Expert Disclosure Letter, neither the execution and delivery by Expert of this Agreement nor the consummation by Expert of the transactions contemplated by this Agreement in accordance with its terms will: (i) conflict with or result in a breach of any provisions of Expert's Certificate of Incorporation or Bylaws;
(ii) violate, result in a breach of any provision of, or constitute a default under, or require any approval or consent under or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by or result in a material adverse change to, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties owned or leased by Expert under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument to which Expert or any of the Expert Subsidiaries is a party, or by which Expert or any of the Expert Subsidiaries or any of the properties owned or leased by Expert is bound or affected, except for any of the foregoing matters in this clause which, individually or in the aggregate, would not have an Expert Material Adverse Effect; (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to Expert or any Expert Subsidiary; or (iv) other than the filings provided for in this Agreement, required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have an Expert Material Adverse Effect.

    4.7 SEC DOCUMENTS. Since December 31, 1996, Expert has timely filed with the Securities and Exchange Commission ("SEC") all forms, reports and documents required to be filed by Expert since

December 31, 1996 under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"), including, without limitation, (i) all Annual Reports on form 10-K, (ii) all Quarterly Reports on form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all Current Reports on form 8-K and (v) all other reports, schedules, registration statements and other documents, each as amended (collectively, the "Expert SEC Reports"), all of which were prepared in compliance in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as applicable. Expert has no knowledge that any Expert SEC Reports required to be filed with the SEC prior to December 31, 1996 have not been filed. As of their respective dates, except as set forth in
Section 4.11 of the Expert Disclosure Letter, the Expert SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    4.8 FINANCIAL STATEMENTS. Except as set forth in Section 4.11 of the Expert Disclosure Letter, each of the consolidated balance sheets of Expert included in or incorporated by reference into the Expert SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Expert and the Expert Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and stockholders' equity included in or incorporated by reference into the Expert SEC Reports (including any related notes and schedules) fairly presents the results of operations, cash flows and stockholders' equity, as the case may be, of Expert and the Expert Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by applicable law. Except as set forth in Section 4.11 of the Expert Disclosure Letter, the consolidated balance sheet as of December 31, 1998 of Expert (which is set forth in Section 4.8 of the Expert Disclosure Letter) delivered to Activision prior to the date hereof (including the related notes and schedules) (the "Recent Balance Sheet") fairly presents the consolidated financial position of Expert and the Expert Subsidiaries as of its date and the consolidated statements of operations, cash flows and stockholders' equity for the year ended December 31, 1998 of Expert delivered to Activision prior to the date hereof (including any related notes and schedules) (together with the Recent Balance Sheet, the "Recent Financial Statements") fairly present the results of operations, cash flows and shareholders' equity, as the case may be, of Expert and the Expert Subsidiaries for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved.

    4.9 LITIGATION. Except as set forth in Section 4.9 of the Expert Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Expert or any Expert Subsidiary is a party or by which any of its properties or assets are bound or likely to be affected and (ii) no actions, suits or proceedings pending against Expert or any Expert Subsidiary or to which any of their respective properties or assets are subject or, to the knowledge of Expert, threatened against Expert or any Expert Subsidiary or to which any of their respective properties or assets are subject, at law or in equity, that in each such case could, individually or in the aggregate, have an Expert Material Adverse Effect.

    4.10 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 4.10 of the Expert Disclosure Letter, since December 31, 1998, Expert and the Expert Subsidiaries have conducted their business only in the ordinary course of such business and consistent with past practices and there has not been any:

        (a) material adverse change in the financial condition, properties, assets (including intangible assets), businesses, operations or results of operations of Expert or any of the Expert Subsidiaries;

        (b) amendment or change in the Certificate of Incorporation or By-Laws of Expert or in any similar organizational documents of any Expert Subsidiaries;

        (c) incurrence, creation or assumption by Expert or any of the Expert Subsidiaries of (i) any mortgage, deed of trust, security interest, pledge, lien, title retention device, collateral assignment, claim, charge, restriction or other encumbrance of any kind on any of the assets or properties of Expert or any of the Expert Subsidiaries; or (ii) any obligation or liability of any indebtedness for borrowed money;

        (d) issuance or sale of any debt or equity securities of Expert or any of the Expert Subsidiaries, or the issuance or grant of any options, warrants or other rights to acquire from Expert or any of the Expert Subsidiaries, directly or indirectly, any debt or equity securities of Expert or any of the Expert Subsidiaries (except upon the exercise of then outstanding Expert Options and Expert Warrants);

        (e) payment or discharge by Expert or any of the Expert Subsidiaries of any security interest, lien, claim, or encumbrance of any kind on any asset or property of Expert or any of the Expert Subsidiaries, or the payment or discharge of any liability that was not either shown or reflected on the Recent Balance Sheet or incurred in the ordinary course of Expert's business after the December 31, 1998 in an amount in excess of $50,000 for any single liability to a particular creditor;

        (f) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of Expert other than a license or sale of any product or products of Expert or any of the Expert Subsidiaries made in the ordinary course of Expert's business;

        (g) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) an Expert Material Adverse Effect;

        (h) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Expert, any split, combination or recapitalization of the capital stock of Expert or any direct or indirect redemption, purchase or other acquisition of the capital stock of Expert or any change in any rights, preferences, privileges or restrictions of any outstanding security of Expert;

        (i) increase in the compensation payable or to become payable to any of the officers, directors, or employees of Expert or any of the Expert Subsidiaries, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents;

        (j) obligation or liability incurred by Expert or any of its Subsidiaries to any of its officers, directors or stockholders except for normal and customary compensation and expense allowances payable to officers in the ordinary course of Expert's business consistent with past practice;

        (k) making by Expert or any of the Expert Subsidiaries of any loan, advance or capital contribution to, or any investment in, any officer, director or stockholder of Expert or any Expert Subsidiary or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

        (l) entering into, amendment of, relinquishment, termination or non-renewal by Expert or any Expert Subsidiary of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business or any written or oral indication or assertion by the other party thereto of any material problems with Expert's or any Expert Subsidiary's services or performance under such contract, lease, transaction, commitment or other right or obligation or of such other party's demand to amend, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

        (m) material change in the manner in which Expert or any Expert Subsidiary extends discounts, credits or warranties to customers or otherwise deals with its customers;

        (n) entering into by Expert or any of the Expert Subsidiaries of any transaction, contract or agreement that by its terms requires or contemplates a required minimum current and/or future financial commitment, expenses (inclusive of overhead expenses) or obligation on the part of Expert or any of the Expert Subsidiaries involving in excess of $50,000 (provided that the amount of such financial commitments and expenses for all such transactions, contracts or agreements does not exceed $150,000 in the aggregate) or that is not entered into in the ordinary course of Expert's business, or the conduct of any business or operations by Expert or any Expert Subsidiary that is other than in the ordinary course of Expert's or such Expert Subsidiary's business; or

        (o) license, transfer or grant of a right under any Expert Intellectual Property (as defined in Section 4.20 below), other than those licensed, transferred or granted in the ordinary course of business consistent with its past practices.

    4.11 TAXES. Except as set forth in Section 4.11 of the Expert Disclosure Letter or where such failure would not have, individually or in the aggregate, an Expert Material Adverse Effect:

        (a) Expert and each of the Expert Subsidiaries has paid or caused to be paid all federal, state, local, foreign, and other taxes, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "Taxes"), owed or accrued by it and due and payable through the date hereof (including any Taxes payable pursuant to Treasury Regulation Section1.1502-6 (and any similar state, local or foreign provision)).

        (b) Expert and each of the Expert Subsidiaries has timely filed all federal, state, local and foreign tax returns (collectively "Tax Returns") required to be filed by any of them through the date hereof, and all such returns accurately set forth the amount of any Taxes relating to the applicable period.

        (c) Expert and each of the Expert Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party.

        (d) The Recent Financial Statements reflect adequate reserves for Taxes payable by Expert and each Expert Subsidiary for all taxable periods and portions thereof through the date of such financial statements.

        (e) Since the date of the Recent Financial Statements, each of Expert and the Expert Subsidiaries has made sufficient accrual for Taxes in accordance with generally accepted accounting principles with respect to periods for which Tax Returns have not been filed.

        (f) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from Expert or any Expert Subsidiary for any taxable period and there have been no deficiencies proposed, assessed or asserted for such Taxes.

        (g) There are no closing agreements that could affect Taxes of Expert or any Expert Subsidiary for periods after the Effective Time pursuant to
    Section 7121 of the Code or any similar provision under state, local or foreign tax laws.

        (h) No audit or other proceedings by any court, governmental or regulatory authority or similar authority has occurred, been asserted or is pending and none of Expert or any Expert Subsidiary has received notice that any such audit or proceeding may be commenced.

        (i) No election has been made or filed by or with respect to, and no consent to the application of, Section 341(f)(2) of the Code has been made by or with respect to, Expert, any Expert Subsidiary or any of their properties or assets.

        (j) None of Expert or any Expert Subsidiary has agreed to, or filed application for, or is required, to make any changes or adjustment to its accounting method.

        (k) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Expert or any Expert Subsidiary by reason of Section 280G or Section 162(m) of the Code.

    4.12  BOOKS AND RECORDS.

    (a) The books of account and other financial records of Expert and each of the Expert Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Expert SEC Reports and the Recent Financial Statements.

    (b) The minute books and other records of Expert and each of the Expert Subsidiaries that have been, or will be prior to the Closing, made available to Activision, contain accurate records of all meetings and accurately reflect all other action of the stockholders and Board of Directors and any committees of the Board of Directors of Expert and each of the Expert Subsidiaries.

    4.13  PROPERTIES.

    (a) None of Expert or any of the Expert Subsidiaries owns any real property, nor have they ever owned any real property. Section 4.13(a) of the Expert Disclosure Letter sets forth a list of all real property currently, or at any time in the past five years, leased by Expert or any of the Expert Subsidiaries, and, with respect to all real property currently leased by Expert or any of the Expert Subsidiaries, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such current leases are, to the knowledge of Expert, in full force and effect, are valid and effective in accordance with their respective terms, and there is not to the knowledge of Expert any existing material default or event of default under any such lease (or event which with notice or lapse of time, or both, would constitute such a material default).

    (b) Expert and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, except as reflected in the Recent Financial Statements or in Section 4.13(b) of the Expert Disclosure Letter and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

    4.14 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.14 of the Expert Disclosure Letter, neither Expert nor any of its Subsidiaries is in violation of any laws, regulations, judgments or consent decrees relating to hazardous substances or hazardous waste (collectively, "Environmental Laws") which violation could reasonably be expected to result in an Expert Material Adverse Effect. Except as set forth in Section 4.14 of the Expert Disclosure Letter, neither Expert, any of the Expert Subsidiaries, nor, to the knowledge of Expert, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, or under or about its owned or leased property or other assets, or transported thereto or therefrom, any hazardous substances or hazardous wastes, including asbestos, lead and petroleum, during the period of Expert's or the Expert Subsidiary's ownership or lease of such property in a manner that could reasonably be expected to subject Expert or any Expert Subsidiary to a material liability under the Environmental Laws. None of Expert or any of the Expert Subsidiaries has received written notice from any governmental authority that any property owned or leased by Expert or any of the Expert Subsidiaries is in violation of any Environmental Laws. There is no pending civil, criminal or administrative suit or other legal proceeding against Expert or any of the Expert Subsidiaries with respect to any Environmental Laws. Expert has provided Activision complete copies of all environmental reports, assessments and studies in Expert's possession and control with respect to properties owned or leased by

Expert or any Expert Subsidiary. As used in this Agreement, the terms "hazardous substances" and "hazardous wastes" shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the regulations thereunder; the Resource Conservation and Recovery Act, as amended, and the regulations thereunder; the Federal Clean Water Act, as amended, and the regulations thereunder; the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 ET SEQ.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001 ET SEQ.; the Occupational Safety and Health Act of 1970; the Hazardous Materials Transportation Act, as amended by the Hazardous Materials Transportation Authorization Act of 1994, 49 U.S.C. Sections 5101 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701 ET SEQ.; as each of these may be amended from time to time; and any and state or local analogues to any of these statutes.

    4.15 NO BROKERS. Neither Expert nor any of the Expert Subsidiaries has entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of such entity or Activision or Merger Subsidiary to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Expert has retained Piper Jaffray Inc. ("Piper Jaffray") pursuant to an engagement letter to act as its financial advisor in connection with the transactions contemplated by this Agreement. Expert is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby other than fees payable to Piper Jaffray as set forth in Section 4.15 of the Expert Disclosure Letter, which shall not exceed $650,000 plus expenses not in excess of $25,000.

    4.16 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Expert has received the opinion of Piper Jaffray, to the effect that, as of the date hereof, the consideration to be received in the Merger by the Expert stockholders is fair from a financial point of view to holders of the Expert Shares.

    4.17 RELATED PARTY TRANSACTIONS. Section 4.17 of the Expert Disclosure Letter sets forth all arrangements, agreements and contracts or understandings entered into by Expert or any of the Expert Subsidiaries (which are or will be in effect as of or after the date of this Agreement) with (i) any consultant (X) involving payments in excess of $60,000 or (Y) which may not be terminated at will by Expert or the Expert Subsidiary which is a party thereto without penalty, or (ii) any person who is an officer, director or affiliate of Expert or any of the Expert Subsidiaries. All such documents are listed in Section 4.17 of the Expert Disclosure Letter and the copies of such documents, which have previously been provided or made available to Activision and its counsel, are true and correct copies. Except as disclosed in Section 4.17 of the Expert Disclosure Letter, Expert (including all Expert Subsidiaries) has not made any payments to, received any services from, or is dependent on any services of, any affiliate of Expert other than services provided by officers and directors in such capacities and payments to such officers and directors of Expert in such capacities.

    4.18 CONTRACTS AND COMMITMENTS. Except as set forth in Section 4.18(a) of the Expert Disclosure Letter, neither Expert nor any of the Expert Subsidiaries has, or is party to or is bound by:

        (i) any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to Expert or any of the Expert Subsidiaries;

        (ii) any fidelity or surety bond or completion bond;

        (iii) any agreement of indemnification or guaranty;

        (iv) any agreement, contract, commitment, transaction or series of transactions for any purpose other than in the ordinary course of Expert's or any of the Expert Subsidiaries' business relating to capital expenditures or commitments or long-term obligations in excess of $50,000;

        (v) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Expert's or any of the Expert Subsidiaries' business;

        (vi) any mortgages, indentures, loans or credit agreements, security agreements or other arrangements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
    (iii) hereof;

        (vii) any purchase order or contract for the purchase of inventory or other materials involving $50,000 or more;

        (viii) any distribution, joint marketing or development agreement;

        (ix) any assignment, license or other agreement with respect to any form of intangible property; or

        (x) any other agreement, contract or commitment that involves $50,000 or more or is not cancelable without penalty in excess of $50,000 within thirty
    (30) days (collectively, any of (i) through (x) above shall be known as "Contracts").

    (a) Except as would not individually or in the aggregate have an Expert Material Adverse Effect, all such Contracts are valid and binding on Expert and are in full force and effect and enforceable against Expert in accordance with their respective terms. Except as disclosed in Section 4.18(b) of the Expert Disclosure Letter, no approval or consent of, or notice to any Person the failure of which to obtain would have an Expert Material Adverse Effect is needed in order that such Contracts shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement. Except to the extent any of the following would not individually or in the aggregate have an Expert Material Adverse Effect, Expert is not in violation of, breach of or default under any such Contract nor, to Expert's knowledge, is any other party to any such Contract. Except as set forth in
Section 4.18 of the Expert Disclosure Letter, Expert is not in violation or breach of or default under any such Contract (including leases of real property) relating to non-competition, indebtedness, guarantees of indebtedness of any other person, employment, or collective bargaining.

    4.19  EMPLOYEE MATTERS AND BENEFIT PLANS.

    (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 4.19(a)(i) below (which definition shall apply only to this Section 4.19), for purposes of this Agreement, the following terms shall have the meanings set forth below:

        (i) "Affiliate" shall mean any other Person under common control with or otherwise required to be aggregated with Expert or any Subsidiary as set forth in Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

        (ii) "Employee" shall mean any current, former or retired employee, officer, or director of Expert or any Subsidiary or any Affiliate:

        (iii) "Employee Agreement" shall refer to any material management, employment, severance, consulting, relocation, repatriation, expiration, visas, work permit or similar agreement or contract between Expert or any Subsidiary or any Affiliate and any Employee or consultant that is not an Employee Plan;

        (iv) "Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA (as defined below), which is or has been maintained, contributed to, or required to be contributed to, by Expert or any of its Subsidiaries or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which Expert or any Subsidiary or any Affiliate has or may have any material liability contingent or otherwise;

        (v) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

        (vi) "IRS" shall mean the Internal Revenue Service;

        (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Sections 3(37) and 4001(a)(3) of ERISA; and

        (viii) "Pension Plan" shall refer to each Expert and Subsidiary Employee Plan which is an "employee pension benefit plan," within the meaning of
    Section 3(2) of ERISA.

    (b) Section 4.19(b) of the Expert Disclosure Letter contains an accurate and complete list of each Employee Plan (including for each such plan a description of any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement of the value of any of the benefits of which will be calculated on the basis of any transactions contemplated by this Agreement) and each Employee Agreement of Expert. Except as set forth in Section 4.19(b) of the Expert Disclosure Letter, neither Expert nor any of its Subsidiaries or Affiliates has any announced plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Expert in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

    (c) DOCUMENTS. Expert has provided to Activision correct and complete copies of all material documents embodying or relating to each Employee Plan and each Employee Agreement including: (i) all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Employee Plan or related trust; (iv) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Employee Plan; (vi) all IRS determination letters and rulings relating to Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Employee Plan; (vii) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Expert or any Expert Subsidiary; and (viii) all registration statements and prospectuses prepared in connection with each Employee Plan.

    (d) EMPLOYEE PLAN COMPLIANCE. (i) Except as set forth in Section 4.19(d) of the Expert Disclosure Letter, Expert and each of the Expert Subsidiaries and Affiliates has performed in all material respects all obligations required to be performed by them under each Employee Plan, and each Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or
Section 406 of ERISA for which no class or statutory exemption is available, has occurred with respect to any Employee Plan; (iii) there are no material actions, suits or claims pending or, to the knowledge of Expert, threatened or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (iv) such Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Expert or any of the Expert Subsidiaries or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no audits, inquiries or proceedings pending or, to the knowledge of Expert, threatened by the IRS or DOL with respect to any Employee Plan; (vi) neither Expert nor any of its Subsidiaries is subject to any penalty or tax with respect to any Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code; and (vii) all contributions, including any top heavy contributions, required to be made prior to the Closing by Expert or any ERISA Affiliate to any Employee Plan have been made or shall be made on or before the Closing Date.

    (e) PENSION PLANS. Neither Expert nor any of the Expert Subsidiaries or Affiliates currently maintain, sponsor, participate in or contribute to, nor have they ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

    (f) MULTIEMPLOYER PLANS. At no time has Expert or any of the Expert Subsidiaries or Affiliates contributed to or been requested or obligated to contribute to any Multiemployer Plan.

    (g) NO POST-EMPLOYMENT OBLIGATIONS. Except as set forth in Section 4.19(g) of the Expert Disclosure Letter or as required by local, state or federal law, no Employee Plan or any other employment agreement or arrangement to which Expert is a party provides, or is required to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, and Expert and each of the Expert Subsidiaries has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment.

    (h) EFFECT OF TRANSACTION. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as set forth in
Schedule 4.19(h) of the Expert Disclosure Letter.

    (i) EMPLOYMENT MATTERS. Expert and each of the Expert Subsidiaries (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees except as would not have an Expert Material Adverse Effect;
(ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to Employees; (iii) is not liable for any arrears of wages of any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

    (j) LABOR. No work stoppage or labor strike against Expert or any Expert Subsidiary is pending or, to the knowledge of Expert, threatened. Neither Expert nor any of the Expert Subsidiaries is involved in or, to the knowledge of Expert, threatened with, any labor dispute, grievance, administrative proceeding or litigation relating to labor, safety, employment practices or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, have an Expert Material Adverse Effect. Neither Expert nor any of the Expert Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly have an Expert Material Adverse Effect. Neither Expert nor any of the Expert Subsidiaries or Affiliates has ever been a party to any agreement with any labor organization or union, and none of the

Employees are represented by any labor organization or union, nor have any Employees threatened to organize or join a union or filed a petition for representation with the National Labor Relations Board.

    (k) Section 4.19(k) of the Expert Disclosure Letter sets forth (i) the aggregate amounts of bonus and severance payments that could be payable to employees of Expert under existing Employee Agreements or Employee Plans on account of the transactions contemplated by this Agreement (without regard to termination of employment), and (ii) the aggregate amounts of severance obligations that could be payable to employees of Expert under existing Employee Agreements and Employee Plans on account of terminations of employment following the Effective Time, separately stating the amounts that are payable by reason of a termination following a change of control of Expert.

    4.20  INTELLECTUAL PROPERTY.

    (a) For the purposes of this Agreement, the following terms have the following definitions:

        (i) "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, customer lists, proprietary processes and formulae, all source and object code, algorithms, architectures, structures, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records;
    (c) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (d) all industrial designs and any registrations and applications therefor throughout the world; (e) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (f) all proprietary databases and data collections and all rights therein throughout the world; and (g) any equivalent rights to any of the foregoing anywhere in the world.

        (ii) "Expert Intellectual Property" shall mean that Intellectual Property owned by, licensed to, or used by Expert or any of the Expert Subsidiaries.

        (iii) "Expert Registered Intellectual Property" means those United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks; and (c) registered copyrights and applications for copyright registration. All of the foregoing are listed in Section 4.20(a)(iii) of the Expert Disclosure Letter.

    (b) Section 4.20(b) of the Expert Disclosure Letter lists all non-routine proceedings or actions known to Expert before any court, tribunal (including the United States Patent and Trademark Office ("PTO") or equivalent authority anywhere in the world) related to any Expert Intellectual Property. No Expert Intellectual Property is the subject of any non-routine proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Expert or any of the Expert Subsidiaries, or which may affect the validity, use or enforceability of such Expert Intellectual Property.

    (c) With respect to each item of Expert Registered Intellectual Property, necessary registration, maintenance and renewal fees in connection with such Expert Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Expert Registered Intellectual Property have been filed with the relevant patent, trademark or copyright authorities in the United States or abroad for the purposes of maintaining such Expert Registered Intellectual Property.

    (d) Expert and each Expert Subsidiary has the right to use, market, distribute, sell or license all Expert Intellectual Property used in its business as presently conducted and as it is expected to be conducted as of the Effective Time, including without limitation, all Intellectual Property used or to be used in the Expert Products (as defined below), and such rights to use, market, distribute, sell or license are sufficient for such conduct of their respective businesses.

    (e) Neither the manufacture, development, publication, marketing, license, sale, distribution or use intended by the Expert or any of the Expert Subsidiaries of any software products currently being licensed, produced or sold by Expert or any of the Expert Subsidiaries or currently under development or consideration by Expert or any of the Expert Subsidiaries (the "Expert Products") violates any license or agreement between Expert or any of the Expert Subsidiaries and any third party or infringes any Intellectual Property right, moral right or right of publicity or privacy of any other party, and there is no pending or, to the knowledge of Expert, threatened claim or litigation contesting the validity, ownership or right to use, market, distribute, sell, license or dispose of any Expert Intellectual Property nor, to the knowledge of Expert, is there any basis for any such claim under applicable law, nor has Expert or any of the Expert Subsidiaries received any notice asserting that any Expert Intellectual Property or the proposed use, marketing, distribution, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of Expert, is there any basis for any such assertion under applicable law. Section 4.20(e) of the Expert Disclosure Letter sets forth a list of all Expert Products.

    (f) Expert and the Expert Subsidiaries have timely and satisfactorily complied with their respective milestone delivery requirements under all material agreements pursuant to which Expert or any of the Expert Subsidiaries, as the case may be, has agreed to program, design or develop on behalf of a third party, whether for original use or for porting or conversion (for use on a different hardware platform or in a different language), any software products or any part thereof, except where the failure to so comply could not reasonably be expected to have an Expert Material Adverse Effect.

    (g) Except as set forth in Section 4.20(g) of the Expert Disclosure Letter, to the extent that any work, invention, or material has been developed or created by a third party for Expert or any of the Expert Subsidiaries, Expert and each of the Expert Subsidiaries has a written agreement with such third party with respect thereto and Expert and each of the Expert Subsidiaries thereby has obtained ownership of, and is the exclusive owner of, or has a valid license to use, all Expert Intellectual Property in such work, material or invention by operation of law or by valid assignment or by agreement, as the case may be.

    (h) Section 4.20(h) of the Expert Disclosure Letter lists all material contracts, licenses and agreements to which Expert or any of the Expert Subsidiaries is a party that are currently in effect (i) with respect to Expert Intellectual Property licensed or offered to any third party; or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Expert or any of the Expert Subsidiaries. Except as set forth in Section 4.20(h) of the Expert Disclosure Letter, neither Expert nor any of the Expert Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Expert Intellectual Property, to any third party.

    (i) Except as set forth in Section 4.20(i) of the Expert Disclosure Letter, the contracts, licenses and agreements listed in Section 4.20(h) are in full force and effect. The consummation of the transactions contemplated by this Agreement will not violate or result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements listed in
Section 4.20(i) and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any rights of Expert to any Expert Intellectual Property or impair the right of Expert or any of the Expert Subsidiaries or the Surviving Corporation to use, market, distribute, sell or license any Expert Intellectual Property or portion thereof. Expert and each of the Expert Subsidiaries is in material compliance with, and has not materially breached any term any of such contracts, licenses and agreements listed in
Section 4.20(i) and, to the knowledge of Expert, all other parties to such contracts, licenses and agreements listed in Section 4.20(i) are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Except as set forth in Section 4.20(i) of the Expert Disclosure Letter, following the Effective Time the Surviving Corporation will be permitted to exercise all of Expert's and each of the Expert Subsidiaries', if any, rights under the contracts, licenses and agreements listed in Section 4.20(h) to the same extent Expert and such Expert Subsidiary would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional funds other than ongoing fees, royalties or payments which Expert or such Expert Subsidiary would otherwise be required to pay.

    (j) Section 4.20(j) of the Expert Disclosure Letter lists all contracts, licenses and agreements between Expert or any of its Subsidiaries and any third party wherein or whereby Expert or any of its Subsidiaries has agreed to, or assumed, other than in the ordinary course of business, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by Expert or any of the Expert Subsidiaries or such third party of the Intellectual Property of any third party.

    (k) Except as set forth in Section 4.20(k) of the Expert Disclosure Letter,
(a) Expert and each of the Expert Subsidiaries (including each of their executive officers, directors and, to the knowledge of Expert, employees) has not received any notice or claim (whether written, oral or otherwise) challenging Expert's ownership or rights in the Expert Intellectual Property or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (b) all the Expert Intellectual Property rights owned by Expert and embodied in its products are legally valid and enforceable without any material qualification, limitation or restriction on their use, and Expert has not received any notice or claim (whether written or oral) challenging the validity or enforceability of any of the Expert Intellectual Property rights; and (c) to Expert's knowledge, no third party is infringing or misappropriating any part of the Expert Intellectual Property.

    (l) Expert and each of the Expert Subsidiaries has taken reasonable and practicable measures designed to protect their respective rights in their respective confidential information and trade secrets or any trade secrets or confidential information of third parties provided to Expert or any of the Expert Subsidiaries. None of Expert or any of the Expert Subsidiaries, or any employees or, to Expert's knowledge, consultants of Expert or any of the Expert Subsidiaries, has permitted any such confidential information or trade secrets to be used, divulged or appropriated for the benefit of Persons to the material detriment of Expert or any of the Expert Subsidiaries.

    (m) Section 4.20(n) of the Expert Disclosure Letter sets forth a list of all Internet domain names used by Expert in its business (collectively, the "Domain Names"). Expert has, and after the Effective Time the Surviving Corporation will have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct Expert's business as it is currently conducted.

    4.21 ANTI-TAKEOVER PLAN. Except for the Shareholders' Rights Agreement dated November 9, 1995 between Expert and The First National Bank of Boston (the "Rights Agreement") or as set forth in Section 4.21 of the Expert Disclosure Letter, neither Expert nor any Expert Subsidiary has in effect any plan, scheme, device or arrangement, commonly or colloquially known as a "poison pill" or, an "anti-takeover" plan or any similar plan, scheme, device or arrangement. Under the Rights Agreement, as a result of the Merger or the execution of this Agreement, neither Activision nor any stockholder of Activision or any Affiliate or Associate (as such terms are defined in the Rights Agreement) of Activision or of any such stockholder of Activision will become an "Acquiring Person"; no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur; and the holders of any rights issued pursuant to the Rights Agreement will not be entitled to receive any benefits under the Rights Agreement as a result of the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. From and after the date of this Agreement until the Effective Time, Expert shall not take any action that would cause, as a result of the Merger or the execution of this Agreement, Activision or any stockholder of Activision or any Affiliate or Associate of

Activision or of any such stockholder to become an "Acquiring Person" under the Rights Agreements, or that would cause a "Stock Acquisition Date" or "Distribution Date" to occur or give the holders of any Rights (as such term is defined in the Rights Agreement) any benefits under the Rights Agreement, as a result of the Merger or any of the transactions contemplated by this Agreement.

    4.22 SHAREHOLDER VOTE REQUIRED. The only vote of the holders of any class or shares of capital stock of Expert necessary to approve the Merger and the transactions contemplated by this Agreement is the affirmative vote of holders of a majority of the outstanding Expert Shares.

    4.23 UNDISCLOSED LIABILITIES. Except as and to the extent reflected, reserved against or otherwise disclosed in The Recent Financial Statements (including the notes thereto) or as set forth in Section 4.23 of the Expert Disclosure Letter, neither Expert nor any Expert Subsidiary had, at December 31, 1998, any liabilities or obligations of any kind, whether accrued, absolute, asserted or unasserted, contingent or otherwise, whether or not such liabilities would have been required to be reflected in a balance sheet prepared in accordance with generally accepted accounting principles consistently applied, which would have, individually or in the aggregate, an Expert Material Adverse Effect.

    4.24 INSURANCE. Expert maintains, and has maintained or caused to be maintained, without interruption, during its existence, policies or binders of insurance covering such risk, and events, including personal injury, property damage, errors and omissions and general liability in amounts Expert reasonably believes adequate for its business and operations, and its current insurance policies (other than directors' and officers' insurance) will not terminate due to the consummation of the Merger. Section 4.24 of the Expert Disclosure Letter sets forth a summary of all current insurance policies (including, without limitation, limits, deductibles and terms) maintained by Expert and the Expert Subsidiaries.

    4.25 TAX TREATMENT. To Expert's knowledge, neither Expert nor any of the Expert Subsidiaries has taken any action or engaged in any activities that would preclude the treatment of the Merger as a reorganization under Section 368(a) of the Code other than, if applicable, accepting Activision's Section 2.3 Election. In addition, neither Expert nor any of the Expert Subsidiaries has any plan or intention to take any action or engage in any activities that would preclude the treatment of the Merger as a reorganization under Section 368(a) of the Code.

    4.26 RELATIONSHIPS WITH SUPPLIERS, LICENSORS AND CUSTOMERS. No current distributor, customer of Expert or supplier to Expert or any of the Expert Subsidiaries has notified Expert or such Expert Subsidiary of an intention to terminate or substantially alter its existing business relationship with Expert or such Expert Subsidiary, nor has any licensor under a license agreement with Expert or any of the Expert Subsidiaries notified Expert or such Expert Subsidiary of an intention to terminate or substantially alter Expert's or such Expert Subsidiary's rights under such license, which termination or alteration would have an Expert Material Adverse Effect.

    4.27  BANK ACCOUNTS.  Section 4.27 of the Expert Disclosure Letter contains
(a) a true and complete list of names and locations of all banks, trust companies, securities brokers, and other financial institutions at which Expert and each Expert Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading, trust, or other similar relationship, (b) a true and complete list and description of each such account, box and relationship,
(c) a list of all signatories for each such account and box and (d) a list of all compensating balances required with respect to each such account.

    4.28 YEAR 2000 PROBLEM. Except as set forth in Section 4.28 of the Expert Disclosure Letter, each hardware, software and firmware product used by Expert or any Expert Subsidiary in its business and all Expert Products (collectively, the "Software") will accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including, without limitation, leap year calculations, without a decrease in the functionality of the Software except for such inaccuracies that do not have an Expert Material Adverse Effect. Except as set forth in Section 4.28 of the Expert Disclosure Letter, the Software is designed to be used prior to, during and after the calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century except for such errors as do not have an Expert Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Section 4.28 of the Expert Disclosure Letter, the Software (a) will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century and (b) has been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century.

5. REPRESENTATIONS AND WARRANTIES OF ACTIVISION AND MERGER SUBSIDIARY

    Activision and Merger Subsidiary hereby represent and warrant to Expert as follows:

    5.1  ORGANIZATION; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW.

    (a) Activision is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Activision and Merger Subsidiary has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. Activision is duly licensed or qualified and is in good standing to transact business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or in which the nature of its business makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not have, individually or in the aggregate, an Activision Material Adverse Effect. For purposes of this Agreement, an "Activision Material Adverse Effect," means a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Activision and its Material Activision Subsidiaries (as defined below), taken as a whole.

    (b) Each of Activision's material Subsidiaries (the "Material Activision Subsidiaries") is a corporation or partnership duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have, individually or in the aggregate, an Activision Material Adverse Effect. Each of the Material Activision Subsidiaries is wholly-owned, directly or indirectly, by Activision (other than directors' qualifying shares).

    (c) Except as described in the Activision SEC Reports (as defined below), the business of Activision and the Material Activision Subsidiaries has been operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, except for violations which would not have, individually or in the aggregate, an Activision Material Adverse Effect. Activision and the Material Activision Subsidiaries have all Government Approvals of all Governmental Agencies, required by law with respect to the operation of their businesses, except those the absence of which would not, individually or in the aggregate, have an Activision Material Adverse Effect or prevent or delay consummation of the Merger. All such Government Approvals are in full force and effect, and Activision and the Material Activision Subsidiaries are in compliance with all conditions and requirements of the Government Approvals and with all rules and regulations relating thereto other than failures that would not have an Activision Material Adverse Effect. Activision has not received any notices of violations of any Federal, state and local laws, regulations and ordinances relating to its business, operations or assets which, if it were determined that a violation had occurred, would have an Activision Material Adverse Effect.

    (d) The Certificate of Incorporation or other charter documents and Bylaws (and in each such case, all amendments thereto) of Activision are described in the Activision SEC Reports, and true and correct copies have previously been delivered or made available to Expert and its counsel.

    5.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Activision and Merger Subsidiary each has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. To the extent required by law, the Board of Directors of each of Activision and Merger Subsidiary have approved this Agreement, the Merger, and the transactions contemplated by this Agreement. No vote of the Activision stockholders is required to approve the issuance of the Activision Common Stock as contemplated by this Agreement. The execution by Activision and Merger Subsidiary of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of Activision and Merger Subsidiary. Assuming this Agreement constitutes a valid and binding obligation of expert, this Agreement constitutes the valid and legally binding obligation of Activision and Merger Subsidiary, enforceable against Activision and Merger Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

    5.3 CAPITALIZATION. The authorized capital stock of Activision consists of 50,000,000 shares of Activision Common Stock and 5,000,000 shares of preferred stock, $.000001 par value (the "Activision Preferred Shares"). As of the date hereof, there are not more than 22,509,792 shares of Activision Common Stock issued and outstanding and no Activision Preferred Shares issued and outstanding. All such outstanding shares of Activision are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The authorized capital stock of Merger Subsidiary consists of 1,000 shares of common stock, par value $1.00. As of the date hereof, 100 shares of common stock of Merger Subsidiary are issued and outstanding, fully paid and non-assessable and owned by Activision. Except as described in the Activision SEC Reports, Activision has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Activision on any matter. Except as described in the Activision SEC Reports, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate Activision to issue, transfer or sell any Shares of Activision Common Stock or make any payments in lieu thereof other than options granted to employees, directors and consultants after the date of the most recent SEC Report.

    (a) The shares of Activision Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and unassessable and free of preemptive rights of any nature.

    (b) As of the date hereof, Activision has outstanding and effective three employee or director stock purchase or option plans, each of which has been approved and adopted by the Board of Directors of Activision and approved by the stockholders of Activision: (i) the 1991 Stock Option and Stock Award Plan (the "Option Plan"), (ii) the Employee Stock Purchase Plan (the "ESPP"), and (iii) the 1998 Incentive Plan (the "Incentive Plan"). The Option Plan, as amended, authorizes the granting of options and other awards with respect to an aggregate of 7,566,677 shares of Activision Common Stock. As at December 31, 1998, no shares were available for grant under the Option Plan. The Incentive Plan authorizes the granting of options and other awards with respect to an aggregate of 3,000,000 shares of Activision Common Stock. As at December 31, 1998, there were an aggregate of 1,667,950 remaining shares of Activision Common Stock reserved and available for grant under the Incentive Plan. The Option Plan and the ESPP are described in Activision's Annual Report on Form 10-K for the fiscal year ended March 31, 1998. The Incentive Plan is described in Activision's definitive proxy statement for its annual meeting of stockholders held on September 23, 1998.

    5.4 NO VIOLATION. Neither the execution and delivery by Activision and Merger Subsidiary of this Agreement nor the consummation by Activision and Merger Subsidiary of the transactions contemplated by this Agreement in accordance with its terms will: (i) conflict with or result in a breach of any provisions of Activision's or Merger Subsidiary's respective certificate of incorporation or by-laws; (ii) violate, result in a breach of any provision of, or constitute a default under, or require any approval or consent under or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by or result in a material adverse change to, or result in the creation of any lien, security interest, charge or encumbrance upon any of Activision's or Merger Subsidiary's properties under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument to which Activision or Merger Subsidiary is a party, or by which Activision or Merger Subsidiary or any of their properties is bound or affected, except for any of the foregoing matters in this clause which, individually or in the aggregate, would not have an Activision Material Adverse Effect; (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to Activision or Merger Subsidiary; or (iv) other than the filings provided for in this Agreement and the Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have an Activision Material Adverse Effect.

    5.5 TAX TREATMENT. Neither Activision nor Merger Subsidiary has taken any action or engaged in any activities that would preclude the treatment of the Merger as a reorganization under Section 368(a) of the Code other than, if applicable, making a Section 2.3 Election. In addition, neither Activision nor Merger Subsidiary has engaged in or planned to engage in any activities that would preclude the treatment of the Merger as a reorganization under Section 368(a) of the Code.

    5.6 SEC DOCUMENTS. Since March 31, 1997, Activision has timely filed with the SEC all forms, reports and documents required to be filed by Activision since March 31, 1997 under the Securities Laws, including, without limitation,
(i) all Annual Reports on form 10-K, (ii) all Quarterly Reports on form 10-Q,
(iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all Current Reports on form 8-K and (v) all other reports, schedules, registration statements and other documents, each as amended (collectively, the "Activision SEC Reports"), all of which were prepared in compliance in all material respects with the applicable requirements of the Exchange Act and the Securities Act. Activision has no knowledge that any Activision SEC Reports required to be filed with the SEC prior to March 31, 1997 have not been filed. As of their respective dates, except as set forth in
Section 5.6 of the disclosure letter delivered at or prior to the execution hereof to Expert, which shall refer to the relevant sections of this Agreement (the "Activision Disclosure Letter"), the Activision SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Activision included in or incorporated by reference into the Activision SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Activision and its consolidated subsidiaries as of its date and each of the consolidated statements of operations, cash flows and shareholders' equity included in or incorporated by reference into the Activision SEC Reports (including any related notes and schedules) fairly presents the results of operations, cash flows and shareholders' equity, as the case may be, of Activision and its consolidated subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

    5.7 FINANCIAL STATEMENTS. Except as set forth in Section 5.7 of the Activision Disclosure Letter, each of the consolidated balance sheets of Activision included in or incorporated by reference into the

Activision SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Activision and the Material Activision Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and stockholders' equity included in or incorporated by reference into the Activision SEC Reports (including any related notes and schedules) fairly presents the results of operations, cash flows and stockholders' equity, as the case may be, of Activision and the Material Activision Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year--end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by applicable law.

    5.8 LITIGATION. Except as set forth in Section 5.8 of the Activision Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Activision or any Material Activision Subsidiary is a party or by which any of its properties or assets are bound or likely to be affected and (ii) no actions, suits or proceedings pending against Activision or any Material Activision Subsidiary as to which any of their respective properties or assets are subject or, to the knowledge of Activision threatened against Activision or any Material Activision Subsidiary or to which any of their respective properties or assets are subject, at law or in equity, that in each such case could, individually or in the aggregate, have an Activision Material Adverse Effect.

    5.9 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Activision SEC Reports filed with the SEC prior to the date hereof, since December 31, 1998, Activision and the Material Activision Subsidiaries have conducted their business only in the ordinary course of such business and consistent with past practices and there has not been any:

        (a) material adverse change in the financial condition, properties, assets (including intangible assets), businesses, operations or results of operations of Activision and the Material Activision Subsidiaries, taken as a whole, PROVIDED, HOWEVER, that none of the following, in and of itself, shall constitute a material adverse change within the meaning of this clause
    (a): (i) a change in the market price of Activision Common Stock; (ii) a report of quarterly or fiscal year earnings for any period that are lower than the comparable previous period or lower than analysts' expectations, provided, that this clause (ii) shall not be applicable with respect to a fiscal quarter if Activision reports a net loss for such fiscal quarter in excess of $.05 per share on a fully diluted basis; and (iii) the consummation by Activision or its subsidiaries of an acquisition, disposition, financing or similar transaction approved by Activision's Board of Directors;

        (b) amendment or change in the Certificate of Incorporation or By-Laws of Activision;

        (c) except as set forth in Section 5.9(c) of the Activision Disclosure Letter, issuance or sale of any debt or equity securities of Activision or any of its Subsidiaries, other than exercises of stock options, or any options, warrants or other rights to acquire from Activision or any of its Subsidiaries, directly or indirectly, any debt or equity securities of Activision or any of its Subsidiaries, other than the granting of stock options to employees, directors and consultants;

        (d) agreement or arrangement made by Activision to take any action after the date hereof which, if taken prior to the date hereof, would have made any representation or warranty of Activision set forth in Article 5 of this Agreement untrue or incorrect as of the date when made; or

        (e) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Activision, any split, combination or recapitalization of the capital stock of Activision or any direct or indirect redemption, purchase or other acquisition of the capital stock of Activision or any change in any rights, preferences, privileges or restrictions of any outstanding security of Activision.

    5.10 OWNERSHIP OF EXPERT SHARES. As of the date hereof, and during the three (3) year period immediately preceding the date hereof, neither Activision nor, to Activision's knowledge, any affiliate or associate (as defined in Section 203 of the DGCL) thereof, is an "interested stockholder" of Expert within the meaning of Section 203 of the DGCL.

    5.11 NO BROKERS. Neither Activision nor Merger Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Expert to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Neither Activision nor Merger Subsidiary is aware of any claim for payment directly by Activision or Merger Subsidiary of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

    5.12 INTELLECTUAL PROPERTY. Except as set forth in Section 5.12 of the Activision Disclosure Letter, Activision owns or is licensed or otherwise possesses legally enforceable rights to use, sufficient patents, trademarks, trade names, trade secrets, service marks, copyrights, and any applications therefor, schematics, methodologies, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are required for the conduct of business of Activision as currently conducted and contemplated (the "Activision Intellectual Property Rights"), except where the failure to own, license or otherwise possess such rights is not reasonably likely to have an Activision Material Adverse Affect. Except as set forth in the Activision Disclosure Letter or as would otherwise not have an Activision Material Adverse Effect, either individually or in the aggregate, no claims with respect to Activision Intellectual Property Rights have been asserted or are, to Activision's knowledge, threatened by any person. To Activision's knowledge, all U.S. registered copyrights, issued patents and trademarks held by Activision are valid and subsisting and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and other jurisdictions, as applicable, except where the failure to maintain and renew the same has not and is not reasonably likely to have an Activision Material Adverse Effect. Except as set forth in Section 5.12 of the Activision Disclosure Letter, to Activision's knowledge, the present and contemplated business, activities and products of Activision do not infringe any intellectual property of any other person. Except as set forth in Section 5.12 of the Activision Disclosure Letter, no proceeding charging Activision with infringement of the intellectual property rights of any other person has been filed or, to Activision's knowledge, is threatened to be filed.

    5.13 ANTI-TAKEOVER MATTERS. Activision has taken all action necessary to exempt the transactions contemplated by this Agreement from the operation of any "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation enacted under the state or federal laws of the United States. Neither Activision nor any Material Activision Subsidiary has in effect any plan, scheme, device or arrangement commonly or colloquially known as a "poison pill" or an "anti-takeover" plan or any similar plan, scheme, device or arrangement.

    5.14 NO SHAREHOLDER VOTE REQUIRED. No vote of the holders of any class of capital stock of Activision is required to approve the Merger.

    5.15 UNDISCLOSED LIABILITIES. Except as set forth in Section 5.15 of the Activision Disclosure Letter and except as and to the extent reflected, reserved against or otherwise disclosed in Activision's consolidated balance sheet dated December 31, 1998 (including the notes thereto), Activision and its consolidated subsidiaries did not, at December 31, 1998, have any liabilities or obligations of any kind, whether accrued, absolute, asserted or unasserted, contingent or otherwise, whether or not such liabilities would have been required to be reflected in a balance sheet prepared in accordance with generally accepted accounting principles consistently applied, which would have, individually or in the aggregate, an Activision Material Adverse Effect.

    5.16 CONTINUITY OF BUSINESS ENTERPRISE. Unless Activision shall have made the Section 2.3 Election, it is the present intention of Activision to continue at least one significant historic business line of Expert, or to use at least a significant portion of Expert's historic assets in a business, in each case within the meaning of the United States Treasury Regulations Section 1.368-1(d).

    5.17 FINANCING. Activision has, and will have at the Effective Time, bank facilities in place which, either alone or with cash presently on hand, will provide sufficient funds to consummate the Merger in accordance with the terms of this Agreement and to consummate the other transactions contemplated hereby. Activision's bank facilities permit it to borrow money under such facilities and use such funds to consummate the Merger and other transactions contemplated hereby.

6. COVENANTS AND OTHER AGREEMENTS

    6.1  CONDUCT OF BUSINESSES.

    (a) GENERAL. During the period from the date of this Agreement until the Effective Time, except as specifically permitted by this Agreement, unless the other party has consented in writing thereto:

        (i) Expert and Activision shall use their reasonable best efforts, and shall cause their respective Subsidiaries to use their reasonable best efforts, to preserve intact their business organizations and goodwill;

        (ii) Expert and Activision shall confer on a regular basis with one or more representatives of the other to report on material operational matters relating to the business of Expert and the Expert Subsidiaries;

        (iii) Activision will cooperate with and, at the request of Expert, provide reasonable assistance to Expert to seek to reduce or avoid disruptions to Expert's business that may result from or arise out of the announcement or pendency of the transactions contemplated hereby; provided that Expert shall reimburse Activision for any costs and expenses directly incurred by Activision in connection with providing any such assistance (such as personnel expenses for any Activision employees that may be used by Expert in connection with its business), and Activision shall not be required to incur any material expenses or liabilities in connection with such cooperation or assistance;

        (iv) Expert and Activision shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

        (v) Expert and Activision shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement; and

        (vi) In the event either party becomes aware that any of its respective representations or warranties set forth in Sections 4 and 5 hereof will not be true and correct in all material respects on the Closing Date as if made at and as of the Closing Date, such party shall give prompt written notice thereof to the other party, and shall give access to all appropriate information related thereto that is in its possession or control.

    (b) CONDUCT BY EXPERT. Prior to the Closing Date, without the prior consent of Activision, Expert:

        (i) Shall, and shall cause each Expert Subsidiary to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted and keep available the services of its officers and employees;

        (ii) Shall not amend Expert's Certificate of Incorporation or By-laws, and shall cause each Expert Subsidiary not to amend its certificates of incorporation, bylaws or equivalent organizational documents;

        (iii) Shall not, and shall cause each Expert Subsidiary not to, (A) issue or authorize for issue any Expert Shares (except for shares issued upon the exercise of currently outstanding share options therefor) or any security convertible into or exercisable for the foregoing, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Expert Shares or shares of any Expert Subsidiary, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire, redeem or repurchase any Expert Shares, except that Expert may grant options to purchase up to an aggregate of 40,000 Expert Shares under the Expert 1992 Stock Option Plan or the Expert 1997 Stock Option Plan to new or replacement employees provided such options (x) do not provide for accelerated vesting upon a change of control, (y) provide for an exercise price no less than fair market value at the date of grant, and (z) otherwise contain terms that are consistent with Expert's past practice, (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees except that Expert may engage in its annual compensation review process consistent with past practice and make appropriate increases in compensation not in excess of 5% in the aggregate and not in excess of 5% in the aggregate for any department or similar business unit, provided that Expert shall consult with Activision prior to effecting any such compensation increases, (D) adopt any new employee benefit plan or (except as contemplated in this Agreement) amend any existing Employee Plan or severance or termination pay policies in any material respect, except for changes which are less favorable to participants in such plans; or (E) authorize, declare, set aside or pay any dividends or make any other distribution or payments with respect to any Expert Shares, directly or indirectly redeem, purchase or otherwise acquire any Expert Shares or shares of any of the Expert Subsidiaries, or make any commitment for any such action;

        (iv) Shall not, and shall not permit any of the Expert Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Recent Financial Statements (or the notes thereto) or incurred after the date thereof in the ordinary course of business consistent with past practice;

        (v) Shall not, and shall not permit any of the Expert Subsidiaries to, enter into or amend, modify or terminate any contract which may result in total fixed or guaranteed payments or liability by or to it in excess of $100,000 other than contracts for expenses of attorneys and accountants incurred in connection with the Merger;

        (vi) Shall not, and shall not permit any of the Expert Subsidiaries to, enter into any contract with any officer, trustee, director, consultant or affiliate of Expert or any of the Expert Subsidiaries;

        (vii) Shall, and shall cause each Expert Subsidiary to, timely prepare, in a manner consistent with past practice, and file all Tax Returns required to be filed the due date of which (including reasonable extensions) occurs on or before the Effective Time and pay all Taxes due with respect to any such Tax Returns;

        (viii) Shall not make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, suit, litigation, proceeding, investigation, audit or controversy relating to Taxes (unless required by law);

        (ix) Shall not enter into, terminate or materially amend or renew any contract other than with third parties in the ordinary course of operating its business consistent with past practice; and

        (x) Shall not incur any indebtedness or other obligation for borrowed money other than trade payables and other accruals made in the ordinary course of business consistent with past practice; provided, however, that Activision shall not unreasonably withhold its consent to borrowings by Expert under its existing line of credit with First National Bank of Boston for working capital purposes.

    6.2 MEETING OF STOCKHOLDERS. Expert will take all action necessary in accordance with applicable law and its Certificate of Incorporation, to convene a special meeting of its stockholders (the "Special Meeting") as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. The Board of Directors of Expert shall recommend that its stockholders approve this Agreement and the transactions contemplated hereby and Expert shall use its reasonable best efforts to obtain such approval; PROVIDED, HOWEVER, that nothing contained in this Section 6.2 shall prohibit the Directors of Expert from failing to make such recommendation or using their reasonable best efforts to obtain such approval if the Directors of Expert have determined in good faith, based upon the advice of its outside legal counsel, that such action is necessary for such Directors to comply with their fiduciary duties to Expert's stockholders under applicable law.

    6.3  FILINGS; OTHER ACTION.

    (a) Subject to the terms and conditions herein provided, Expert and Activision shall: (i) to the extent required, promptly, but in no event later than March 31, 1999, make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (ii) use all reasonable best efforts to cooperate with one another in (x) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and any third parties in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and (y) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (iii) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in form reasonably satisfactory to Expert and Activision; and (iv) use all reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors Activision and Expert shall take all such necessary action.

    (b) As promptly as practicable following the date hereof, but in no event prior to March 31, 1999 or such earlier date as Activision makes the Section 2.3 Election or definitively notifies Expert in writing that it will not make such election, and in any event prior to April 30, 1999, Expert and Activision shall prepare and file with the SEC (with appropriate requests for confidential treatment, unless the parties hereto otherwise agree) under the Exchange Act, a proxy statement/prospectus (or in the event Activision makes the Section 2.3 Election, a proxy statement) and forms of proxies (such proxy statement/prospectus or proxy statement and forms of proxy, together with any amendments or supplements thereto, the "Proxy Statement") relating to the Special Meeting and the vote of the stockholders of Expert with respect to this Agreement and the transactions contemplated by this Agreement. Promptly after clearance by the SEC of the Proxy Statement, unless Activision has made the
Section 2.3 Election, Activision shall prepare and thereafter file with the SEC under the Securities Act a registration statement on Form S-4 (such registration statement, together with any amendments or supplements thereto, the "Form S-4"), in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Activision Shares to be issued to the stockholders of Expert in the Merger (such Activision Shares referred to herein as the "Registered Securities"). Activision and Expert will cause the Proxy Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of

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Activision, on the one hand, and Expert, on the other hand, shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Proxy Statement and if applicable the Form S-4. If applicable, Activision shall use its reasonable best efforts, and Expert will cooperate with it, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Proxy Statement with the SEC). Each of Activision and Expert agrees promptly to correct any information provided by it for use in the Proxy Statement and if applicable the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Proxy Statement and if applicable the Form S-4 and to cause the Proxy Statement and if applicable the Form S-4, as so amended or supplemented, to be filed with the SEC and to be disseminated to the Expert stockholders, in each case as and to the extent required by applicable federal and state securities laws and the DGCL. Each of Activision and Expert agrees that the information provided by it for inclusion in the Proxy Statement and if applicable the Form S-4 and each amendment or supplement thereto at the time of mailing of the Proxy Statement or effectiveness of the Form S-4 will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Activision and Expert will advise the other parties, and deliver copies (if any) to them, promptly after receipt thereof, of (i) any request by or correspondence or communication from the SEC with respect to the Proxy Statement and if applicable the Form S-4, (ii) any responses thereto and (iii) notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, and the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction.

    Expert shall use its best efforts to timely mail the Proxy Statement to its stockholders.

    6.4  ACCESS TO INFORMATION.

    (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements by which Expert and Activision are bound, Expert and Activision shall (and shall cause their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other reasonable access, during normal business hours during the period prior to the Effective Time, to all their properties, books, contracts, commitments and records and permit such persons to make such inspections as they may reasonably require and, during such period, each of Expert and Activision shall (and shall cause their respective subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as the other may reasonably request; provided that if a party is withholding information because it is obligated to do so pursuant to a confidentiality agreement by which it is bound, the party shall give the other notice of such withholding.

    (b) All such information shall be Evaluation Material, as defined in the Non-Disclosure Agreement (as defined in Section 9.5), except as otherwise provided in such Non-Disclosure Agreement. In the event of termination of this Agreement for any reason each party shall promptly return all Evaluation Material obtained from the other, and any copies made of, or reports or analyses based on, such Evaluation Material, to the other and not use any such Evaluation Material for any purpose that would be competitive with or cause material harm to the other.

    6.5 PUBLICITY. Activision and Expert shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the rules of the applicable stock exchange if it has used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

    6.6 LISTING OF ACTIVISION COMMON STOCK. Unless Activision shall have made the Section 2.3 Election, Activision shall use its reasonable best efforts to cause the Activision Shares to be listed, upon official notice of issuance, on NASDAQ prior to the Effective Time.

    6.7 FURTHER ACTION. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger. In connection with the Closing, Expert and each Expert Subsidiary shall use its reasonable best efforts to deliver to Activision such bills of sale, assignments, certificates, affidavits and indemnities as are required to effectuate the consummation of the transactions described herein.

    6.8 TAX TREATMENT. The parties hereto shall provide any certificates, representations, or information reasonably requested by counsel for the parties for the purpose of rendering the tax opinions, if applicable, described in Sections 7.2(d) and 7.3(d). Unless and until Activision makes a Section 2.3 Election, no party shall take any action either prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code. Expert covenants that at the time of the Merger, its assets will satisfy the "substantially all" test within the meaning of Revenue Procedure 77-37, 1977-2 C.B. 568.

    6.9 OTHER OFFERS. From the date hereof until the termination of this Agreement, Expert and the Expert Subsidiaries will not, and will use their best efforts to cause their officers, directors, employees, controlling stockholders, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) take any action to solicit, initiate, encourage or facilitate any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Expert or any of the Expert Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or
(ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Expert will promptly cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 6.9. Expert will notify Activision promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; PROVIDED, HOWEVER, that nothing contained in this Section 6.9 shall prohibit the Board of Directors of Expert from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire Expert pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets or stock, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Expert determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders under applicable law as advised by outside legal counsel to Expert, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Expert provides written notice to Activision to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which the Board of Directors of Expert determined in good faith was required to be executed in order for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law as advised by outside legal counsel to Expert), Expert keeps Activision informed of the status (not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, the Board of Directors of Expert shall be permitted from time to time to take the following actions in the circumstances described below: (i) to withdraw or modify in a material and negative respect its approval or recommendation of this Agreement or the Merger in a manner adverse to Activision or (ii) to approve or recommend or enter into an agreement with respect to an Acquisition Proposal if, in each such case, (x) an Acquisition Proposal is publicly proposed, publicly disclosed or communicated to Expert and (y) the Board of Directors of Expert determines in good faith, based on the advice of its outside legal counsel, that such action is required in order to comply with its fiduciary duties to the stockholders of Expert. No action by the Board of Directors of Expert permitted by the preceding sentence (each, a "Permitted Action") shall constitute a breach of this Agreement by Expert, provided that such Permitted Action shall give rise to the rights of Activision set forth in Section 8.3. hereof.

    6.10  NOTICE OF CERTAIN EVENTS.

    (a) Expert shall as promptly as reasonably practicable notify Activision of:
(i) any notice or other communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting Expert or any Expert Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.9 or which relate to the consummation of the transactions contemplated by this Agreement; and (iv) of any fact or occurrence between the date of this Agreement and the Effective Time of which it becomes aware which makes any of its representations and warranties contained in this Agreement untrue in any material respect (without regard to any materiality qualification contained in such representation or warranty) or causes any breach of its obligations under this Agreement in any material respect (without regard to any materiality qualification contained in such obligation).

    (b) Each of Activision and Merger Subsidiary shall as promptly as reasonably practicable notify Expert of: (i) any notice or other communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the transactions contemplated by this Agreement,
(ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting Activision or Merger Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.8 or which relate to the consummation of the transactions contemplated by this Agreement; and (iv) of any fact or occurrence between the date of this Agreement and the Effective Time of which it becomes aware which makes any of its representations and warranties contained in this Agreement untrue in any material respect (without regard to any materiality qualification contained in such representation or warranty) or causes any breach of its obligations under this Agreement in any material respect (without regard to any materiality qualification contained in such obligation).

    6.11 AFFILIATE LETTERS. Unless Activision makes the Section 2.3 Election, at least 30 days prior to the Closing Date, Expert shall deliver to Activision a list of names and addresses of the executive officers, directors and those persons who were, in Expert's reasonable judgment, at the record date for the Special Meeting, "Affiliates" (each such person, an "Affiliate") of Expert within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. Expert shall use its reasonable best efforts to deliver or cause to be delivered to Activision prior to the Closing Date, from each of the Affiliates of Expert identified in the foregoing list, an Affiliate Letter in the form attached hereto as EXHIBIT A. Activision shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Activision Shares to be received by such Affiliates pursuant to the terms of this Agreement and to issue appropriate stock transfer instructions to the transfer agent for the Activision Common Stock consistent with the terms of such Affiliate Letter.

    6.12 TERMINATION OF AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT. Expert shall obtain on or before the Closing Date the approval of the stockholders of Expert parties to that certain Amended and Restated Stockholders' Agreement dated October 31, 1995 (the "Stockholders' Agreement"), holding a majority of the Registrable Securities (as defined in the Stockholders' Agreement) outstanding to amend the Stockholders' Agreement to provide that it shall terminate upon the consummation of the transactions contemplated by this Agreement.

    6.13  INDEMNIFICATION AND INSURANCE.

    (a) The By-Laws and Certificate of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the By-Laws and Certificate of Incorporation of Expert, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required after the Effective Time by law.

    (b) Notwithstanding the foregoing, the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer or employee of Expert or any of its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in Expert's Certificate of Incorporation or By-Laws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six (6) years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain as its counsel Goodwin, Procter & Hoar LLP, or other counsel reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall advance to the Indemnified Party the reasonable fees and expenses of such counsel, and other reasonable costs incurred in the defense of such matter, and
(iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

    (c) This Section 6.13 shall survive the consummation of the Merger at the Effective Time, is intended to benefit Expert, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and Activision and shall be enforceable by the Indemnified Parties.

    (d) Activision shall, until the sixth anniversary of the Effective Time, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by Expert and the Expert Subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are not less advantageous to the insured parties) with respect to claims arising from facts that occurred on or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving the Merger and any and all related events. In lieu of the purchase of such insurance by Activision, Activision may purchase a six-year extended reporting period endorsement ("Reporting Tail Coverage") under Expert's existing directors' and officers' liability insurance coverage, providing that such Reporting Tail Coverage shall extend the directors' and officers' liability coverage in force as of the date hereof for a period of at least six (6) years from the Effective Time for any claim based upon, arising out of, directly or indirectly resulting from, in consequence of, or any way involving wrongful acts or omissions occurring or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or any way involving the Merger or any and all related events. Expert shall cooperate with Activision in obtaining such insurance coverage.

    6.14 EMPLOYEE MATTERS. As soon as practicable after the Effective Time, Activision or the Surviving Corporation shall provide the employees of Expert ("Expert Employees") with the same 401(k) plan, health, dental, stock option plan, stock purchase plan, life insurance, vacation, disability plan, dependent care plan, travel accident plan, accidental death and dismemberment plan, education reimbursement plan and other benefits, if any, as Activision then provides generally to its employees. With respect to the provision of such benefits to Expert Employees, all prior service of the Expert Employees with Expert shall be recognized under such plans for purposes of eligibility and vesting, and all prior service of the Expert Employees with Expert shall be recognized for purposes of determining such employees' vacation entitlement under Activision's vacation plans and policies and for purposes of vesting under Activision's 401(k) plan. Neither Activision nor the Surviving Corporation shall treat any Expert Employees as a "new" employee for purposes of any exclusion under any health, dental or vision plan of Activision or the Surviving Corporation, as the case may be, for a pre-existing medical condition.

    6.15 EMPLOYMENT AGREEMENTS; NON-COMPETITION AGREEMENTS. Contemporaneously with the execution of this Agreement, each of Kenneth Currier, Susan Currier and four (4) additional Senior Employees of Expert have executed employment agreements in forms approved by Activision, and Kenneth Currier and Susan Currier have executed a non-competition agreement in form approved by Activision. Expert shall use its reasonable best efforts, subject to the covenants contained in this Agreement, including Section 6.1(b)(iii), to cause such agreements to be in full force and effect as of the Closing Date.

7. CONDITIONS

    7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part by the parties hereto, to the extent permitted by applicable law:

        (a) SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of stockholders of Expert.

        (b) HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        (c) EFFECTIVENESS OF THE REGISTRATION STATEMENT; CLEARANCE OF THE PROXY STATEMENT. Unless Activision shall have made the Section 2.3 Election, the Registration Statement on Form S-4 shall have been declared effective by the SEC under the Securities Act. In the event Activision shall have made the
    Section 2.3 Election, the Proxy Statement shall have been cleared by the SEC. No stop order suspending the effectiveness of the Registration Statement (if applicable) shall have been issued by the SEC, and no proceeding for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or, to the knowledge of Activision or Expert, threatened by the SEC.

        (d) GOVERNMENTAL ACTIONS. None of the parties hereto shall be subject to any order, ruling or injunction of a court of competent jurisdiction which restrains or prohibits the consummation of the transactions contemplated by this Agreement (an "Injunction"). In the event any such Injunction shall have been issued, each party agrees to use its reasonable best efforts to have any such Injunction lifted, stayed or reversed.

    7.2 CONDITIONS TO OBLIGATIONS OF EXPERT TO EFFECT THE MERGER. The obligation of Expert to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by
Expert:

        (a) Each of the representations and warranties of Activision contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that any changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute an Activision Material Adverse Effect (without regard to any materiality qualification contained in such representation or warranty), and Expert shall have received a certificate, dated the Closing Date, signed on behalf of Activision by the Co-Chairman, President, Chief Financial Officer or General Counsel of Activision to the foregoing effect.

        (b) Activision shall have performed or complied in all material respects (without regard to any materiality qualification contained in such representation or warranty) with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Expert shall have received a certificate, dated the Closing Date, signed on behalf of Activision by the Co-Chairman, President, Chief Financial Officer or General Counsel of Activision to the foregoing effect.

        (c) From the date of this Agreement through the Effective Time and, except as disclosed in the Activision Disclosure Letter and the Activision SEC Reports filed prior to the date of this Agreement, since December 31, 1998 there shall not have occurred any change, circumstance or event concerning Activision and its consolidated subsidiaries, taken as a whole, that has had or could be reasonably likely to have an Activision Material Adverse Effect, and Expert shall have received a certificate, dated the Closing Date, signed on behalf of Activision by the Co-Chairman, President, Chief Financial Officer or General Counsel of Activision to the foregoing effect; PROVIDED, HOWEVER, that for purposes of this Section 7.2(c), (i) a change in the market price of the Activision Common Stock; (ii) a report of quarterly or fiscal year earnings for any period that are lower than the comparable previous period or lower than analysts' expectations (provided that this clause (ii) shall not be applicable with respect to a fiscal quarter if Activision reports a net loss for such fiscal quarter in excess of $.05 per share on a fully diluted basis); or (iii) the consummation by Activision or its affiliates of an acquisition, disposition, financing or similar transaction approved by Activision's Board of Directors, in each case in and of itself, shall not be deemed an Activision Material Adverse Effect.

        (d) Unless Activision shall have made the Section 2.3 Election, Expert shall have received a written opinion from its counsel, Goodwin, Procter & Hoar LLP, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a tax free reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn; PROVIDED, HOWEVER, that if such counsel does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Expert if counsel to Activision renders such opinion to Expert. Each party agrees to make all reasonable representations as requested by such counsel for the purpose of rendering such opinion.

        (e) Unless Activision shall have made the Section 2.3 Election, Activision shall have caused the Activision Shares to be listed, subject to official notice of issuance, on NASDAQ.

    7.3 CONDITIONS TO OBLIGATION OF ACTIVISION AND MERGER SUBSIDIARY TO EFFECT THE MERGER. The obligations of Activision and Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Activision:

        (a) Each of the representations and warranties of Expert contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that any changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute an Expert Material Adverse Effect (without regard to any materiality qualification contained in such representation or warranty), and Activision shall have received a certificate, dated the Closing Date, signed on behalf of Expert by the Chief Executive Officer of the President of Expert to the foregoing effect. Notwithstanding any provision of this Agreement to the contrary, a breach or violation of the representations and warranties of Expert set forth in the first five sentences of Section 4.3 or of the covenants set forth in Section 6.1(b)(iii)(A), (B), (D) and (E) shall be deemed to have an Expert Material Adverse Effect.

        (b) Expert shall have performed or complied in all material respects (without regard to any materiality qualification contained in such representation or warranty) with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Activision shall have received a certificate, dated the Closing Date, signed on behalf of Expert by the Chief Executive Officer or the President of Expert to the foregoing effect.

        (c) From the date of this Agreement through the Effective Time and, except as disclosed in the Expert Disclosure Letter or in the Expert SEC Reports filed prior to the date of this Agreement, since December 31, 1998 there shall not have occurred any change, circumstance or event, concerning Expert, any of the Expert Subsidiaries, that has had or could be reasonably likely to have an Expert Material Adverse Effect and Activision shall have received a certificate, dated the Closing Date, signed on behalf of Expert by the Chief Executive Officer or the President of Expert to the foregoing effect.

        (d) Unless Activision has made the Section 2.3 Election, Activision shall have received a written opinion from its counsel, Robinson Silverman Pearce Aronsohn & Berman LLP, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a tax free reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn; PROVIDED, HOWEVER, that if such counsel does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Activision if counsel to Expert renders such opinion to Activision. Each party agrees to make all reasonable representations as requested by such counsel for the purpose of rendering such opinion.

        (e) As of the Closing Date, neither Kenneth Currier nor Susan Currier shall have terminated their employment with Expert and the respective employment agreements and non-competition agreement of Kenneth Currier and Susan Currier described in Section 6.15 shall be in full force and effect.

        (f) To the extent required under Section 6.11, Activision shall have received from each of the persons named in the list provided pursuant to
    Section 6.12 hereof an executed copy of an Affiliate Letter substantially in the form of EXHIBIT A attached hereto.

        (g) The Stockholders' Agreement shall have been terminated as set forth in Section 6.13 hereof.

        (h) In the event Activision shall have made the Section 2.3 Election, holders of no more than 5% of the Expert Shares shall have demanded an appraisal of their shares under Section 262 of the DGCL.

8. TERMINATION

    8.1 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the stockholders of Expert:

        (a) by mutual written consent of Activision and Expert;

        (b) by either Activision or Expert if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate shall have used its best efforts to appeal such order, decree, ruling or other action;

        (c) by Activision upon a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Expert and as a result of such breach the conditions set forth in Section 7.3(a) or
    Section 7.3(b), as the case may be, would not then be satisfied; provided, that if such breach is capable of being cured within ten (10) business days after written notice to Expert, Activision shall not have the right to terminate this Agreement under this Section 8.1(c) unless such breach has not been so cured;

        (d) by Expert upon a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Activision or Merger Subsidiary and as a result of such breach the conditions set forth in
    Section 7.2(a) or Section 7.2(b), as the case may be, would not then be satisfied; provided, that if such breach is capable of being cured within ten (10) business days after written notice to Activision, Expert shall not have the right to terminate this Agreement under this Section 8.1(d) unless such breach has not been so cured;

        (e) by Activision or Expert, if the Board of Directors of Expert shall have taken any Permitted Action in accordance with the provisions of Section 6.9;

        (f) by Expert if (i) the Board of Directors of Expert pursuant to
    Section 6.9 withdraws or modifies its approval or recommendation of this Agreement or (ii) Expert enters into a definitive agreement providing for the implementation of an Acquisition Proposal in accordance with the provisions of Section 6.9;

        (g) by either Activision or Expert, if the Merger shall not have been consummated on or before August 31, 1999 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed by it at or prior to the Effective Time or a breach by such party of this Agreement);

        (h) by Activision if the Board of Directors of Expert shall have failed to recommend, or shall have withdrawn, modified or amended in any material and negative respects its approval or recommendations of the Merger or shall have resolved to do any of the foregoing; PROVIDED, HOWEVER, that such failure, withdrawal, modification or amendment has not been due to or the result of Activision's or the Merger Subsidiary's breach of any of their obligations hereunder;

        (i) by Activision or Expert if this Agreement and the transactions contemplated hereby shall have failed to receive the requisite vote for approval and adoption by the stockholders of Expert upon the holding of a duly convened stockholders meeting;

        (j) by Activision if Expert suffers an Expert Material Adverse Effect, or by Expert if Activision suffers an Activision Material Adverse Effect; or

        (k) by either party, if the other party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against such other party (and not dismissed within sixty (60) days).

    The right of any party hereto to terminate this Agreement pursuant to this
Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective employees, officers, directors, agents, representatives or advisors, whether prior to or after the execution of this Agreement.

    8.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders and all rights and obligations of any party hereto shall cease except for the agreements contained in Section 8.3, Section 8.4 and Section 9.5; PROVIDED, HOWEVER, that nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

    8.3  EXPENSES AND TERMINATION FEES.

    (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Expert and Activision shall share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Proxy Statement and the Form S-4 and any amendments or supplements thereto.

    (b) Expert shall pay Activision a termination fee equal to $1,100,000 (the "Termination Fee") upon the earliest to occur of the following events:

        (i) an Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to Expert after the date of this Agreement, and
    (A) the Board of Directors of Expert takes any Permitted Action under
    Section 6.9, and (B) this Agreement is terminated by Activision or Expert pursuant to Section 8.1(e) or by Expert pursuant to Section 8.1(f);

        (ii) the termination of this Agreement by Activision pursuant to Section 8.1(h); or

        (iii) the termination of this Agreement by either Activision or Expert pursuant to Section 8.1(i) and an Acquisition Proposal by a person other than Activision or Merger Subsidiary exists at the time of such termination and at the time of such termination the required approval of the stockholders of Expert had not been obtained, provided that within 12 months of such termination Expert or its stockholders accept, publicly announce or enter into a letter of intent or binding agreement with respect to such Acquisition Proposal.

Expert's payment of the Termination Fee pursuant to this Section 8.3 shall be the sole and exclusive remedy of Activision against Expert and any of the Expert Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment.

    (c) The Termination Fee shall be paid by Expert to Activision (i) in the event the Termination Fee is payable pursuant to Section 8.3(b)(i) or (ii), within ten (10) days after the date of termination of this Agreement; or (ii) in the event the Termination Fee is payable pursuant to Section 8.3(b)(iii), within ten (10) days of acceptance, public announcement, or the entering into of a letter of intent or binding agreement with respect to such Acquisition Proposal.

    8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and

(c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

9. GENERAL PROVISIONS

    9.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, certifications and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate as of the Effective Time and shall not survive the Merger, PROVIDED, HOWEVER, that the agreements contained in Article 2, Article 3, the last sentence of Section 6.3(a), Sections 6.13, 6.14 and 8.3 and this Article 9 shall survive the Merger.

    9.2 NOTICES. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

    If to Activision: Activision, Inc.

       3100 Ocean Park Boulevard
       Santa Monica, CA 90405
       Attn: Brian G. Kelly
       Tel.: (310) 255-2000
       Fax: (310) 255-2155

    With a copy to: Robinson Silverman Pearce Aronsohn & Berman LLP

       1290 Avenue of the Americas
       New York, NY 10104
       Attn: Kenneth L. Henderson, Esq.
       Tel.: (212) 541-2000
       Fax: (212) 541-4630

    If to Expert: Expert Software, Inc.

       800 Douglas Road
       North Tower, Suite 600
       Coral Gables, FL 33134-3160
       Attn: Kenneth Currier
       Tel.: (305) 567-9990
       Fax: (305) 443-0786

    With a copy to: Goodwin, Procter & Hoar LLP

       Exchange Place
       Boston, MA 02109
       Attn: John J. Egan III, P.C.
       Tel: (617) 570-1000
       Fax: (617) 523-1231

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date received.

    9.3 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; PROVIDED, HOWEVER, Activision and Merger Subsidiary may each assign their respective rights, interests or obligations hereunder to any affiliate provided that Activision remains obligated hereunder and such assignment does not alter the rights, interests or obligations of Expert hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective Surviving Corporations and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 2.2, 2.4 and 6.13, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, surviving corporations, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    9.4 ENTIRE AGREEMENT. This Agreement, the Expert Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto except that the Non-Disclosure Agreement (as hereinafter defined) shall remain in effect and shall be binding upon Activision and Expert in accordance with its terms. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

    9.5 CONFIDENTIALITY. Activision and Expert understand and agree that they are and shall remain bound by and subject to the terms of the non-disclosure agreement, dated as of February 18, 1999, by and between Activision and Expert (the "Non-Disclosure Agreement").

    9.6 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective authorized person, persons or governing bodies, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Expert, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of Activision and Expert hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), consent to the service of process in such Delaware Courts, waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

    9.8 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

    9.9 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

    9.10 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

    9.11 INCORPORATION. The Expert Disclosure Letter and the Activision Disclosure Letter and all Schedules attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

    9.12 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    9.13  INTERPRETATION AND CERTAIN DEFINITIONS.

    (a) In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders.

    (b) As used in this Agreement, the word "Subsidiary" or "Subsidiaries" when used with respect to any party means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

    (c) As used in this Agreement, the word "Person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, a limited liability company, any unincorporated organization or any other entity.

    (d) As used in this Agreement unless otherwise indicated, the word "Affiliate" shall have the meaning set forth in Rule 1sec-2 of the Exchange Act.

    9.14 SPECIFIC PERFORMANCE. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist, and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, without the posting of any bond whatsoever in addition to any other remedy at law or equity.

                            [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                EXPERT SOFTWARE, INC.

                                By:  /s/ KENNETH CURRIER
                                     -----------------------------------------
                                     Name: Kenneth Currier
                                     Title: Chief Executive Officer

                                ACTIVISION, INC.

                                By:  /s/ BRIAN G. KELLY
                                     -----------------------------------------
                                     Name: Brian G. Kelly
                                     Title: Co-Chairman

                                EXPERT ACQUISITION CORP.

                                By:  /s/ BRIAN G. KELLY
                                     -----------------------------------------
                                     Name: Brian G. Kelly
                                     Title: President

                                 CERTIFICATIONS

    It is hereby certified that all of the outstanding shares of each class of capital stock of Expert Acquisition Corp. entitled to vote on this Amended and Restated Agreement and Plan of Merger have been voted for the adoption of such Agreement.

                                     -----------------------------------------
                                     By:
                                     Title: Secretary

    It is hereby certified that             of the issued and outstanding shares
of each class of capital stock of Expert Software, Inc. have voted in favor of the adoption of this Amended and Restated Agreement and Plan of Merger and such
number of shares represents    % of the issued and outstanding shares of Expert
Software, Inc. entitled to vote for the adoption of such Agreement.

                                     -----------------------------------------
                                     By:
                                     Title: Secretary

                                    ANNEX II
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CONFIDENTIAL

March 3, 1999

Board of Directors
Expert Software, Inc.
800 Douglas Road
Coral Gables, FL 33134-3160

Members of the Board:

    We understand that Expert Software, Inc. ("Expert" or the "Company"), a Delaware corporation, Activision, Inc. ("Activision" or the "Acquiror"), a Delaware corporation ("Activision") and Expert Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Activision ("Merger Subsidiary") propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Merger Subsidiary will be merged with and into Expert (the "Transaction"). We understand that in the Transaction each outstanding share of Expert's common stock, $.01 par value per share, (the "Expert Shares") will be converted into the right to receive either (i) shares of Activision Common Stock, par value $0.000001 per share, (the "Acquiror Shares") equal to $2.65 divided by the Activision Per Share Market Value (as such item is defined in Section 2.2 of the Agreement) (the "Exchange Ratio")or (ii), at the option of Activision, exercisable on or before April 30, 1999, $2.65 in cash (the "Cash Consideration"). We also understand that, in certain circumstances set forth in 2.2(f) of the Agreement, the Exchange Ratio will become fixed and holders of Expert Common Stock will receive cash in addition to the Acquiror Shares. For purposes of our opinion, the term "Stock Consideration" means the aggregate amount of Acquiror Shares and cash received by a holder of Expert Shares in accordance with the terms of the preceding sentence. We further understand that, under the Agreement, Activision generally must decide whether to use Cash Consideration or Stock Consideration at Activision's option. For purposes of our opinion, the term "Consideration" means the aggregate Cash Consideration or Stock Consideration, as the case may be, paid to holders of Expert Shares under the Agreement. You have requested our opinion as to whether the Consideration to be received in connection with the Transaction is fair, from a financial point of view, to the holders of Company Shares.

    U.S. Bancorp Piper Jaffray Inc. ("U.S. Bancorp Piper Jaffray"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements, and valuations for estate, corporate and other purposes. For our services in rendering this opinion, the Company will pay us a fee and indemnify us against certain liabilities. Our fee is not contingent upon consummation of the Transaction. In the ordinary course of our business, we and our affiliates may actively trade securities of Expert and Activision for our own account or the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. We have performed investment banking and other services for Activision and Expert in the past and have been compensated for such services.

    In arriving at our opinion, we have reviewed the draft dated March 3, 1999 of the Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Acquiror and the Company, including information provided during discussions with the management of each company. In addition, we have compared certain financial data of the Company and the Acquiror with various other companies whose securities are traded in public markets, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    We have relied upon and assumed the accuracy and completeness of the financial statements and other information provided by Expert and Activision or otherwise made available to us and have not assumed responsibility independently to verify such information. We have further relied upon the assurances of Expert's management that the information provided has been prepared on a reasonable basis in accordance with industry practice and, with respect to financial planning data of Expert, reflects the best currently available estimates and judgment of Expert's management as to the expected future financial performance of Expert and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. With respect to Activision, we were not provided any financial planning data or internal projections regarding Activision's financial prospects and have relied exclusively on published reports prepared by financial analysts, as supported by our discussions with Activision's management. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that neither Expert nor Activision are a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Transaction or in the ordinary course of business. We have also assumed that (i) if Cash Consideration is used in the Transaction, the Transaction will be taxable to Expert, and (ii) if Stock Consideration is used in the Transaction, the Transaction will be tax free to Expert and the holders of Expert Shares and that the Transaction will be accounted for as a purchase transaction under generally accepted accounting principles. In arriving at our opinion, we have assumed that all the necessary regulatory approvals and consents required for the Transaction will be obtained in a manner that will not change the purchase price for Expert.

    In arriving at our opinion, we have not performed any appraisals or valuations of specific assets or liabilities of Expert or Activision and have not been furnished with any such appraisals or valuations. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Expert, Activision or any of their respective affiliates is a party or may be subject and, at Expert's direction and with its consent, our opinion makes no assumption concerning and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

    Our opinion is necessarily based upon information available to us, facts and circumstances and economic, market and other conditions as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion. We are not expressing any opinion herein as to the prices at which Activision's shares will trade following the consummation of the Transaction or the prices at which Expert's shares or Activision's shares will trade between the date hereof and the consummation of the Transaction. In addition, we express no opinion or recommendation as to how the holders of Expert Shares should vote at the stockholders meeting to be held in connection with the Transaction.

    This opinion is for the benefit of the Board of Directors of Expert in evaluating the Transaction and shall not be published or otherwise used, nor shall any public references to U.S. Bancorp Piper Jaffray be made without our prior written consent. In connection with this opinion, we were not requested to opine as to, and this opinion does not address, the underlying business decision to proceed with or effect the Transaction.

    Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Consideration to be received by the holders of Expert Shares in connection with the Transaction is fair, from a financial point of view, to such holders, as of the date hereof.

                                          Sincerely,

                                          U.S. BANCORP PIPER JAFFRAY INC.

                                   ANNEX III
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        DELAWARE GENERAL CORPORATION LAW

    262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                                     III-1

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or

                                     III-2
    assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion,

                                     III-3
permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     III-4

                                    ANNEX IV
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                   FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

              FOR THE TRANSITION PERIOD FROM             TO

                         COMMISSION FILE NUMBER 0-25646

                             EXPERT SOFTWARE, INC.

       STATE OF DELAWARE--I.R.S. EMPLOYER IDENTIFICATION NO.: 65-0359860

                                802 DOUGLAS ROAD
                                  SIXTH FLOOR
                             CORAL GABLES, FL 33134
                                 (305) 567-9990

        SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT: NONE

          SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                  COMMON STOCK (PAR VALUE OF $0.01 PER SHARE)

    Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [x] No [ ]

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K [ ].

    The aggregate market value of shares of Common Stock held by non-affiliates of the Registrant as of February 26, 1999 was approximately $8,249,000. For purposes of this computation, all executive officers, directors and 5% owners of the Registrant's Common Stock have been deemed to be affiliates.

    As of February 26, 1999, there were 7,627,881 shares of the Registrant's Common Stock, $.01 par value, outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE:

    None.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              Page IV-1 of IV-56.
                      The exhibit index is on page IV-54.

                                 INDEX TO ITEMS

                                                                                                                PAGE
                                                                                                              ---------
PART 1

Item 1.          Business...................................................................................       IV-3
Item 2.          Properties.................................................................................      IV-10
Item 3.          Legal Proceedings..........................................................................      IV-10
Item 4.          Submission of Matters to a Vote of Security Holders........................................      IV-11

PART II

Item 5.          Market for Registrant's Common Equity and Related Stockholder Matters......................      IV-12
Item 6.          Selected Financial Data....................................................................      IV-13
Item 7.          Management's Discussion and Analysis of Financial Condition and
                 Results of Operations......................................................................      IV-14
Item 8.          Consolidated Financial Statements and Supplementary Data...................................      IV-22
Item 9.          Changes and Disagreements With Accountants on Accounting and
                 Financial Disclosure.......................................................................      IV-40

PART III

Item 10.         Directors and Executive Officers of the Registrant.........................................      IV-40
Item 11.         Executive Compensation.....................................................................      IV-43
Item 12.         Security Ownership of Certain Beneficial Owners and Management.............................      IV-46
Item 13.         Certain Relationships and Related Transactions.............................................      IV-48

PART IV

Item 14.         Exhibits, Financial Statement Schedules, and Reports on Form 8-K...........................      IV-48

SIGNATURES..................................................................................................      IV-51

This Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements. Factors that might cause such a difference are discussed in the section entitled "Factors Affecting Future Operating Results" on page IV-20 of this Form 10-K.

                                     PART I

ITEM 1.  BUSINESS

GENERAL

    Expert Software, Inc. ("Expert" or the "Company") is a leading publisher of high-quality, value-priced consumer software that addresses a broad range of consumer interests and everyday tasks. The Company currently sells over 170 products in the productivity, lifestyle, small office/home office, entertainment and education market categories. The Company promotes the Expert brand name in order to generate customer loyalty, encourage repeat purchases and differentiate the Expert products to retailers and consumers. Expert targets the growing audience of home PC users who value fully-featured and easy-to-use software. Expert brand products sell primarily for under $15, a price point intended to generate impulse purchases in mass market environments.

    The Company seeks to develop a broad line of products in categories in which a leading market share can be attained. The Company also creates product franchises by upgrading successful products and developing product line extensions and complementary products. The Company's titles are primarily available on the Windows operating system, and substantially all are available on CD-ROM. Over 29.3 million units of Expert products have been sold since 1989, with more than 5.4 million units sold in 1998 and more than 5.6 million units sold in 1997. Expert products are currently available at retailers such as Babbages Etc, Best Buy, CompUSA, Electronics Boutique, K Mart, Microcenter, Office Depot, OfficeMax, PriceCostco, Sam's Club, Staples and Walmart. Expert products are also available at the Company's on-line store site on the world wide web.

    "Expert Software", "Swfte" and all of Expert's logos and product names are trademarks of the Company. This annual report also contains trademarks of companies other than those of the Company. The Company includes its wholly-owned subsidiaries, Swfte International, Ltd. and ES International, Inc.

    On March 3, 1999, Expert announced the execution of an Agreement and Plan of Merger dated as of March 3,1999 (the "Merger Agreement") by and among Expert, Activision, Inc., a Delaware corporation ("Activision") and Expert Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Activision ("Expert Acquisition Sub"), pursuant to which, among other things, Expert will be merged with and into Expert Acquisition Sub and will become a wholly owned subsidiary of Activision (the "Merger").

    Pursuant to the terms of the Merger Agreement, Activision has the right, exercisable until April 1, 1999, to elect whether the merger consideration will be entirely cash or entirely stock (subject to a cash component in certain situations described below). If Activision chooses cash consideration, holders of shares of Expert Common Stock ("Expert Shares") will receive $2.65 per Expert Share. If Activision chooses stock consideration, holders of Expert Shares will receive that number of shares of Activision Common Stock ("Activision Shares") equal to the quotient of (i) $2.65 divided by (ii) the arithmetic average of the per share closing sales prices of an Activision Share as reported on the Nasdaq National Market on the ten (10) trading days ending on and including the trading day which is two (2) trading days immediately prior to the date of the special meeting of Expert stockholders that will be convened to consider and vote upon the approval of the Merger Agreement and the transactions contemplated thereby (such arithmetic average, the "Activision Per Share Market Value"); provided, however, that, if the Activision Per Share Market Value is less than $10.00 per Activision Share, holders of Expert Shares will be entitled to receive for each Expert Share (A) 0.265 of an Activision Share and (B) cash in an amount equal to the product of (x) the Activision Per Share Market Value multiplied by (y) the number that remains when 0.265 is subtracted from the quotient of 2.65 divided by the Activision Per Share Market Value.

    The Merger is currently anticipated to be consummated in the summer of 1999.

INDUSTRY BACKGROUND

    In recent years, the installed base of PCS in homes has grown substantially as prices have declined and as power and capability have improved. Such PCS have improved enabling technologies and standards, such as graphical user interfaces and the Windows operating system, which have made PCS easier to use for a broad range of applications resulting in the transformation of PCS into general-purpose tools. These advanced capabilities have allowed software developers to produce more engaging software with advanced three-dimensional graphics, realistic sound and full motion video. Well-equipped PCS are now available for $1,000 and less. Today's lower-priced PCS feature high-speed microprocessors, large amounts of memory, high-speed CD-ROM technology, and enhanced sound and graphics capabilities.

    The increased penetration of PCS into the home has created a large and growing mass market for consumer software as consumers wish to maximize the utility of their PCS. The distribution of consumer software has expanded beyond traditional software retailers and computer stores to include general mass merchandisers. In response to these developments, increasing numbers of consumer software products are being developed to address a broad range of consumer interests and everyday tasks. Consequently, the Company believes that consumers are more frequently purchasing software on impulse in the same way that they buy books, music CDS and movie videos and the distribution channels for consumer software could continue to expand to include book and music stores, video outlets and supermarkets. Consumer preferences for software products, however, are difficult to predict, and few consumer software products achieve sustained market acceptance.

    As consumer software becomes more of a mass market product, it will become increasingly important for consumer software companies to have direct relationships with retailers and to effectively market their products to consumers. Competition for retail shelf space is also likely to increase due to the proliferation of consumer software products and competition from large consumer product companies. As a result, the Company believes that, in order to be successful, consumer software companies must have a consumer-driven focus, a broad offering of category-leading products, close relationships with retailers, a recognized brand name and a cost-efficient business model.

    The use of the Internet by home and business PC users has increased dramatically in recent years. Sales of products on the Internet, including software, have increased and the Internet is likely to become an important sales channel for software.

    The Company maintains a web site that offers its products for sale on-line. Expert encourages its customers to visit its web site through its CD ROM installation process and advertising messages on its packaging and printed materials. Visitors to the site may browse through the Company's catalog of products, and place an order on-line, by telephone or by fax.

    The Internet provides companies such as Expert the opportunity to offer a broader range of products on the Internet than is available at retail stores. Generally, direct sales of product on the Internet currently are at higher prices than the Company realizes when selling to its retail and distribution channels. Internet sales currently do not involve certain of the selling and promotional costs the Company incurs when selling to its traditional channels, however other types of marketing and advertising costs may be required to promote the site and draw traffic.

    Consumer buying habits may be influenced by the availability of products on the Internet, however the Company believes it is not possible to predict the impact of such changes on its business. For example, customers might purchase more impulse products because they are easier to buy, but electronic commerce on the Internet is also new, rapidly evolving and highly competitive. As more content, products and services become available on the Internet, it may become increasingly difficult to garner the attention of prospective shoppers.

BUSINESS STRATEGY

    The Company's objective is to be a leading publisher of high-quality, value-priced consumer software and plans to pursue the following strategies:

    MAINTAIN CONSUMER-DRIVEN FOCUS. The Company seeks to develop creative and innovative products with mass appeal. The Company believes that many consumers base their software purchasing decisions largely on recognized brands, quality, value and ease of use. As a result, the Company is committed to providing products that are high quality and value priced, and require minimal technical expertise to operate. The Company's consumer-oriented marketing strategy combines attractive and informative packaging with promotional campaigns to encourage impulse purchases. To enhance customer satisfaction, the Company also provides technical support for all of its products. In addition, the Company revises products in response to consumer feedback and upgrades products to utilize new technologies, such as upgraded graphical user interfaces and the Internet, as those technologies gain broader acceptance in the consumer market.

    DEVELOP DIVERSIFIED TITLES WITH STRONG FRANCHISE VALUE. The Company seeks to develop a broad line of products in sustainable categories in which a leading market share can be obtained. The Company currently has over 170 products available for sale in stores in the productivity, lifestyle, small office/home office, entertainment and education market categories. The Company creates franchises by upgrading successful products and developing product line extensions and complementary products. For example, HOME DESIGN became the foundation of a product franchise that includes HOME DESIGN
3D-REGISTERED TRADEMARK-, HOME DESIGN PREMIER-TM-, LANDSCAPE DESIGN 3D-REGISTERED TRADEMARK-, CAD 3-D-TM-, and COMPLETE HOME GARDENER. The Company also seeks to create evergreen titles with extended life cycles by upgrading successful products to incorporate new features and to adapt to new technologies. Such titles include the Bicycle-Registered Trademark- line of card games, CHAMPIONSHIP CHESS-TM-, FORMS-TM- and LABELS-TM-.

    LEVERAGE DISTRIBUTION STRENGTHS. The Company has established a distribution network based largely upon direct sales to, and established relationships with, a broad base of retailers, including office supply stores, software specialty stores, warehouse clubs, consumer electronic stores, mall-based chains and mass merchants, which it believes to be one of its major strengths. The Company believes that its broad product line, self-supporting packaging, consumer-oriented marketing programs, and retail support enable it to effectively sell directly to retailers. Direct sales to retailers allow the Company to assist retailers in offering a suitable mix of Expert products and tracking inventory levels and sell-through rates. In addition, direct sales to retailers allow the Company to tailor marketing efforts, promotions and merchandising displays to fit the needs of specific retailers. This strategy enables the Company to identify and react to trends in the retail consumer market and to help build incremental sales. The Company believes that its attention to detail at the retail level and careful execution have been the key factors to its successful marketing programs and have contributed to the sales growth of its products. The Company also promotes its products via the Internet and, beginning in February 1999, offers a wide assortment of products at its on-line storefront on the world wide web.

    PROMOTE BRAND NAMES. The Company currently promotes its products under three brands: Expert, Bicycle-Registered Trademark-, and the Sega PC Collection-TM-. The Company promotes these brand names in order to encourage customer loyalty and repeat purchases. Expert believes that its brand name products are recognized by consumers as high-quality, fully-featured software that consistently exceed consumer expectations. Drawing upon established consumer marketing techniques, the Company uses its brand names and easily identifiable packaging which emphasizes high-impact design and concise, non-technical product information.

    The Company believes that by promoting recognizable brand names and consistent packaging, satisfied consumers are more likely to purchase additional products when faced with multiple options in a software category. The Company also has an established public relations effort which seeks to broaden consumer awareness and acceptance of the Expert, Bicycle-Registered Trademark-, and Sega PC Collection-TM- brand names. As the consumer software industry becomes more of a mass market, the Company believes that brand name recognition will become an increasingly important means of product differentiation among retailers and consumers.

    MANAGE DEVELOPMENT PROCESS. The Company seeks to carefully manage its development process to provide consistent product quality, shorter and more predictable delivery schedules, and lower investment risks and overall development costs. Historically, the Company's internal development efforts have been focused primarily on product design and features, consistent user interfaces, ease of use, and product quality and consistency to supplement its externally developed programming and content. This process allows the Company to maintain internal control over the creative and market-driven aspects of its product development efforts, while using outside resources to lessen its development risks.

    OPERATE PROFITABLY AT CONSUMER PRICE POINTS. To maintain its ability to profitably deliver value-priced consumer software, the Company seeks to carefully manage its development process, control its component costs while out sourcing its production and warehousing overhead, and invest in systems that permit efficient management of high sales volume. As consumer software becomes more of a mass market driven by consumer demand and lower price points, the Company believes that the ability to profitably develop, produce, market and support value-priced products will be an important competitive factor.

    ACQUIRE COMPLEMENTARY PRODUCTS, TECHNOLOGIES AND BUSINESSES. The Company believes that the consumer software industry will continue to consolidate in response to pressures to expand market offerings and develop broad distribution channels. The Company intends to explore opportunities to expand its business by acquiring or licensing products or technologies or acquiring businesses that are consistent with its overall business strategy. The Company anticipates that its future acquisitions may be structured as purchases for accounting purposes. As a result, the Company expects that any such acquisitions will create intangible assets which will be amortized over time and may be accompanied by write-offs of purchased research and development and other intangible assets.

    Prior to consummation of the Company's pending merger with Activision, the Company intends to continue to pursue these strategies in conducting its business. Following consummation of the Merger, some or all of these strategies may change or be revised as the two companies are integrated. In the event that the Merger is not consummated for any reason, Expert currently intends to continue to pursue its historical business objectives and strategies.

PRODUCTS

    The Expert product line addresses a wide range of interests and hobbies. The Company's products sell in retail stores primarily for under $15, a price point intended to generate impulse purchases in high-traffic mass market environments. Currently, the Company's product line includes over 170 titles. Expert introduced over 50 new titles in 1998, and over 60 new titles in 1997.

    The Company currently targets five consumer software market categories: productivity, lifestyle, small office/home office, entertainment and education. Due to the diversity of its product offerings, the Company is not dependent on any single product.

    In addition, the Company seeks to develop products with long life cycles; as a result, approximately 81% of its sales in each of 1998 and 1997 came from existing and upgraded products. Most of the Company's titles are compatible with Windows, and substantially all are available on CD-ROM.

    ENTERTAINMENT. Expert entertainment products target users who seek entertainment which can be easily mastered and can provide gratification in short periods of time. For example, CASINO is an entertainment product that includes blackjack, roulette, draw poker, baccarat, craps and slot machine games, using graphics, animation and sound effects to simulate actual game play. Entertainment products also include the Bicycle-Registered Trademark- brand playing card series, and the Sega PC Collection-TM- brand of game software.

    PRODUCTIVITY. Expert productivity products enable users to more efficiently accomplish a wide variety of tasks using their PCS. The Company has focused on productivity tasks such as designing personalized calendars, adding clip art to an Internet web site, creating personalized greeting cards, or creating a family newsletter. For example, CALENDAR SHOP-TM- allows users to organize events daily, weekly, monthly or yearly for events related to home, business, school or clubs and organizations.

    LIFESTYLE. Expert lifestyle products are designed to provide enrichment for all family members. The lifestyle products include an astronomy product that allows users to plot the night sky, a diet and nutrition advisor, a home design product, a wedding planner and engaging screen savers. For example, HOME DESIGN 3D-REGISTERED TRADEMARK- is a simple-to-use design program that can be used to lay out a three-dimensional building plan complete with furniture objects that are provided with the program. Designs can be tested with various color schemes and movable walls, rooms and furniture that can be resized or modified with simple design tools; and the user can "walk through" the three-dimensional design.

    SMALL OFFICE/HOME OFFICE. Small office and home office ("SOHO") users require powerful, easy-to-use and inexpensive software for business functions such as creating simple forms, printing labels and generating standard business agreements. For example, RESUME WRITER is a SOHO product that provides a variety of tools for a job search, including video clips of interviewing advice and examples, resume templates, sample resumes, and a word processor for creating cover letters. RESUME WRITER also includes a contact database to track where resumes were sent and an appointment calendar to assist in tracking appointments and follow up.

    EDUCATION. Expert education products are designed to make learning an interactive adventure for children and adults. TYPING provides personalized lessons and tests designed for varying skill levels. SPEAK SPANISH offers an interactive immersion into a 3D city where the user builds vocabulary and pronunciation skills, while ALGEBRA provides animated examples to allow a student to review and practice algebra at their own pace.

SALES AND MARKETING

    Consumers can purchase Expert products at over 25,000 retail stores worldwide. Expert sells its products primarily on a direct basis to office supply stores, software specialty stores, warehouse clubs, consumer electronics stores, mall-based chains and mass merchants, as well as to distributors. Retailers selling the Company's products include Babbages Etc, Best Buy, CompUSA, Electronics Boutique, K Mart, Microcenter, Office Depot, OfficeMax, PriceCostco, Sam's Club, Staples and Walmart.

    The Company's customers are not contractually required to make future purchases of the Company's products and therefore could discontinue carrying the Company's products in favor of a competitor's products or for any other reason. There can be no assurance that the Company will be able to increase or sustain its current amount of retail shelf space or promotional resources, and as a result, the Company's operating results could be adversely affected.

    In 1998, Office Depot and OfficeMax each represented 10% or more of the Company's sales. In 1997, Office Depot represented more than 10% of the Company's sales. The Company believes that mass market retailers will increasingly be significant outlets for consumer software.

    International sales represented approximately 24%, 24%, and 25% of Expert's sales in fiscal years ended 1998, 1997 and 1996, respectively. International sales have been primarily to customers in the United Kingdom, Canada, Australia and Western Europe. The Company conducts its international sales efforts primarily by establishing relationships with foreign publishers and distributors.

    Internet sales and electronic commerce through sales on its web site may become increasingly important to the Company. Expert established its on-line store in February 1999. Sales to date have not been significant, but management believes that sales through this channel will increase as consumers become increasingly aware of the convenience of shopping from this site, the breadth of product available there, and promotions and sales incentives the Company plans to offer to its on-line shoppers.

    The Company is exposed to the risk of product returns, primarily from retailers and distributors. The Company establishes reserves for returns that it believes to be adequate based upon historical return data and its analysis of current customer inventory levels and sell-through rates. Nonetheless, the Company may accept substantial product returns to maintain its relationships with retailers and its access to distribution channels. The Company's policies also allow for returns of defective merchandise for credit. Any significant amount of product returns could have a material adverse effect on the Company's business, operating results and financial condition. Sales are typically made on credit with varying terms, and the Company does not hold collateral to secure payment. If a significant portion of the Company's accounts receivable was to become uncollectible or subject to extended payment terms, the Company's business, operating results and financial condition could be adversely affected.

DEVELOPMENT

    Expert believes that its efficient development model has certain key advantages including consistent product quality, reliable delivery schedules, cost containment and low investment risk. The Company depends primarily upon third parties for the acquisition or licensing of software products or technologies. Development costs associated with externally licensed technology are generally paid by royalties based on sales, which are included in cost of revenues in the accompanying consolidated financial statements. The Company may also acquire products through the acquisition of other software companies. Development expenses, including technical support to customers, totaled $2.4 million, $2.7 million, and $3.3 million in 1998, 1997, and 1996, respectively.

    The Company's product managers oversee the development of various products from conception through completion, and control the content, design, scope and schedule of the project. New product ideas are evaluated based upon market research on the subject area, the type and demographics of the target consumer, and the existence and characteristics of competitive products. The Company seeks to design new products which incorporate all of the important functions and features of the leading competitive products and to add innovative, helpful concepts and upgrades.

    The Company provides technical support to customers by telephone and facsimile machine at no additional charge. The Company has a call handling center to facilitate its response to customer inquiries. The Company offers technical support on its web page on the Internet at http://www.expertsoftware.com.

    There can be no assurance that the Company will be successful in developing and marketing products for emerging operating systems and media formats, including the Internet, and the introduction of new technologies could render the Company's existing products obsolete or unmarketable.

OPERATIONS

    The Company controls all purchasing, inventory, scheduling, order processing and accounting functions related to its operations, with all production and warehousing performed by independent contractors in accordance with the Company's specifications. The Company invests in computer systems to handle high sales volumes, including order processing, inventory management, purchasing and tracking of shipments. The Company has electronic data interchange (EDI) links with key customers to increase the efficiency and accuracy of order processing as well as to shorten order turnaround time. By investing in automated systems to efficiently process high sales volumes, the Company believes it can minimize out-of-stock positions. The Company has invested in, and intends to continue to invest in, management information systems and other capital equipment which it believes are necessary to achieve operational efficiencies and support increasing sales volumes.

    The Company intends to manage and maintain inventory levels to support shipments within 48 hours of receiving an order. The Company has relatively little backlog at any given date, and its backlog is not indicative of potential sales for any future period.

    Disk and CD-ROM duplication, printing of documentation and packaging, as well as the assembly of purchased components and the shipment of finished products, are performed by third parties in accordance with the Company's specifications. The Company has multiple sources for substantially all components, with assembly and shipping of the Company's products currently performed by three independent fulfillment houses. To date, the Company has not experienced any material difficulties or delays in the production and assembly of its products. To the extent that the Company's fulfillment houses do not continue to perform assembly and shipping functions in a cost-efficient and timely manner, and transition to substitute fulfillment houses is not completed in a timely fashion, the Company's business, operating results and financial condition could be adversely affected.

COMPETITION

    The market for the Company's consumer software products is intensely and increasingly competitive. The Company's competitors range from small companies with limited resources to large companies with substantially greater financial, technical and marketing resources than those of the Company. Existing consumer software companies may broaden their product lines to compete with the Company's products, and potential new competitors, including computer hardware and software manufacturers, diversified media companies and book publishing companies, may enter or increase their focus on the consumer software market, resulting in greater competition for the Company. Although the Company competes with a number of different companies across its product lines, the Company regards GT Interactive Software Corp., Havas Interactive, Inc., The Learning Company, Inc. and Electronic Arts Inc. as its closest competitors based upon price points and product offerings. In addition, the Company believes that new competitors, including large software companies and diversified media companies, are increasing their focus on the consumer software market, resulting in greater competition for the Company.

    Only a small percentage of products introduced in the consumer software market achieve any degree of sustained market acceptance. Principal competitive factors in marketing consumer software include product features, quality, reliability, brand recognition, ease of use, merchandising, access to distribution channels and retail shelf space, marketing, price, and the availability and quality of support services. The Company believes that it competes effectively in these areas, particularly in the areas of quality, brand recognition, ease of use, merchandising, access to distribution channels and retail shelf space and price. To the extent that competitors achieve performance, price or other selling advantages, the Company could be adversely affected. There can be no assurance that the Company will have the resources required to respond to market or technological changes or to compete successfully in the future. In addition, increasing competition in the consumer software market may cause prices to fall, which could adversely affect the Company's business, operating results and financial condition.

PROPRIETARY RIGHTS AND LICENSES

    The Company regards its software as proprietary and relies primarily on a combination of trademark, copyright and trade secret laws, employee and third party nondisclosure agreements and other methods to protect its proprietary rights. The Company does not include in its products any mechanism to prevent or inhibit unauthorized copying. Unauthorized copying occurs within the software industry, and if a significant amount of unauthorized copying of the Company's products were to occur, the Company's business, operating results and financial condition could be adversely affected. Also, as the number of software products in the industry increases and the functionality of these products further overlaps, software developers and publishers may increasingly become subject to infringement claims. There can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future products. Any such claims, with or without merit, can be time consuming and expensive to defend and resolve.

    The Company has in the past received communications suggesting that its products may incorporate material covered by the copyrights, trademarks or other proprietary rights of third parties. All such communications were, in the Company's judgment, without merit or immaterial in nature. However, there can be no assurance that there will not be any such communications in the future. The Company's policy is to investigate the factual basis of such communications and to resolve such matters promptly by negotiating licenses, enforcing its rights or taking other appropriate actions.

    The Company licenses software from third party developers under standard format software license agreements for multi-year terms, typically five years with provisions for renewal. In a few instances, however, certain third party developer licenses contain other provisions. For example, the Company's January, 1997 license with McDonald's Corporation for use of McDonald's Marks on family-oriented software has a five year term, and requires the Company to pay minimum royalty guarantees during the term. The Company's December 31, 1997 license with The United States Playing Card Company for use of the trademark Bicycle-Registered Trademark- on software card games continues in effect until August 2001, with provisions for renewal.

EMPLOYEES

    As of December 31, 1998, the Company had 101 employees, including 33 in sales and marketing, 13 in development, 17 in customer support and 38 in operations, administration and finance. None of the Company's employees is represented by a labor union or is subject to a collective bargaining agreement. The Company has never experienced a work stoppage and believes that its relations with its employees are good.

ITEM 2.  PROPERTIES

    Expert subleases approximately 20,000 square feet of office space in Coral Gables, Florida. Subleases for this space expire in August, 2000. The Company currently expects that these facilities will be sufficient for its needs at least through that time.

ITEM 3.  LEGAL PROCEEDINGS

    The Company's federal tax filings with respect to the year ended December 31, 1992 and subsequent years are presently being reviewed by the Internal Revenue Service ("IRS"). The IRS has questioned the allocation of the purchase price made by the Company in connection with the acquisition of assets and business of the Predecessor from Bloc in October 1992, and related amortization and other deductions with respect to the acquired assets. In June 1997, the IRS proposed assessments for additional taxes of $442,000, $553,000 and $857,000 for the tax years 1992, 1993 and 1994, respectively, plus penalties totaling $371,000 and interest to the date of payment. If the IRS prevailed on all issues, such interest through December 31, 1998 would total approximately $700,000. The preliminary adjustments proposed by the IRS would also reduce the Company's federal income taxes for the years 1995, 1996 and 1997 by $242,000, $68,000 and $55,000, respectively. The IRS has not yet issued a notice of deficiency assessing actual additional taxes and penalties. The Company believes that it has properly reported its income and paid its taxes in accordance with applicable laws and intends to contest the proposed adjustments vigorously. Additionally, the Company's federal income tax return for 1996 reported a net operating loss of approximately $17.8 million, which is available as a carryback subject to statutory limitations to offset a substantial portion of the proposed tax assessments. The Company believes that the ultimate resolution of this matter will not have a material adverse effect on its financial position.

    The Company's federal tax filing with respect to the year ended December 31, 1996 is presently being reviewed by the IRS, which has questioned the allocation of the purchase price made by the Company in connection with the acquisition of Swfte International, Ltd. in November 1995, and related amortization and other deductions. The IRS has not proposed any assessment from its review, nor has it indicated when it expects to conclude its audit or if it intends to propose adjustments to the Company's federal income tax returns claiming additional tax due. At this time, it is not possible to quantify the amount of additional taxes, if any, the IRS will claim are due. There can be no assurance that the Company will prevail in its position, or that the appeals, if any, and final resolution of any IRS claims will not have a material adverse impact on the Company's liquidity, financial position, or results of operations.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    None.

                                    PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

    The Company's common stock is traded on the Nasdaq National Market under the symbol XPRT. On February 26, 1999, there were approximately 100 registered holders of record of the Company's common stock, although the Company believes that the number of beneficial owners of its common stock as of that date was substantially greater. The Company does not currently pay dividends on its common stock and is generally restricted from paying dividends pursuant to the terms of its revolving credit agreement. The Company currently intends to retain its earnings for future growth and, therefore, does not anticipate paying any cash dividends in the foreseeable future. The following table sets forth the high and low sales prices for the Common Stock as reported by the Nasdaq National Market for each of the periods indicated.

                                                                                                         HIGH      LOW
                                                                                                        -------  -------
FISCAL YEAR ENDED DECEMBER 31, 1998

Fourth Quarter.........................................................................................   3 1/8      11/16
Third Quarter..........................................................................................   4 1/2    1 3/8
Second Quarter.........................................................................................   5 3/4    3 7/8
First Quarter..........................................................................................   5        2 1/2

FISCAL YEAR ENDED DECEMBER 31, 1997

Fourth Quarter.........................................................................................   8 1/4    2 7/8
Third Quarter..........................................................................................   7 11/16   3 3/4
Second Quarter.........................................................................................   4 5/8    1 1/2
First Quarter..........................................................................................   4 1/4    1 3/4

    As discussed in Item 1 above, the Company has entered into a Merger Agreement with Activision, Inc., whose common stock trades on the Nasdaq National Market under the symbol ATVI.

ITEM 6.  SELECTED FINANCIAL DATA

    The selected financial data set forth has been derived from the consolidated financial statements of the Company and should be read in conjunction with the consolidated financial statements of the Company and the related notes.

                                                                           YEAR ENDED DECEMBER 31,
                                                            ------------------------------------------------------
                                                              1998       1997        1996       1995       1994
                                                            ---------  ---------  ----------  ---------  ---------
STATEMENT OF OPERATIONS DATA:
Net revenues..............................................  $  30,896  $  33,208  $   31,012  $  27,638  $  19,727
                                                            ---------  ---------  ----------  ---------  ---------
Operating costs and expenses:
  Cost of revenues (1)....................................     13,692     12,985      16,420     10,121      8,066
  Marketing and sales.....................................     12,446     10,489       9,888      6,180      4,303
  General and administrative..............................      6,271      4,554      10,124      4,293      2,824
  Development.............................................      2,367      2,744       3,320      2,192      1,328
  Purchased research and development......................         --         --          --      8,392         --
  Loss on impairment of assets............................         --         --       5,700         --         --
  Amortization of non-compete agreement...................         --         --          --        338        417
                                                            ---------  ---------  ----------  ---------  ---------
                                                               34,776     30,772      45,452     31,516     16,938
                                                            ---------  ---------  ----------  ---------  ---------
  Operating income (loss).................................     (3,880)     2,436     (14,440)    (3,878)     2,789
Other income (expense), net...............................        289        268          92        369       (366)
                                                            ---------  ---------  ----------  ---------  ---------
  Income (loss) before provision (benefit) for income
    taxes.................................................     (3,591)     2,704     (14,348)    (3,509)     2,423
Provision (benefit) for income taxes......................      4,927      1,001      (4,067)    (1,324)        90
                                                            ---------  ---------  ----------  ---------  ---------
  Net income (loss).......................................  $  (8,518) $   1,703  $  (10,281) $  (2,185) $   2,333
                                                            ---------  ---------  ----------  ---------  ---------
  Diluted earnings (loss) per share of common stock.......  $   (1.12) $     .21  $    (1.37) $    (.33) $     .38
                                                            ---------  ---------  ----------  ---------  ---------
BALANCE SHEET DATA:
  Working capital.........................................  $   3,247  $   7,916  $    5,076  $  10,651  $   5,283
  Total assets............................................     11,614     22,233      19,077     29,069     10,682
  Subordinated debt.......................................         --         --          --         --      2,200
  Total stockholders equity (deficit).....................      4,106     12,532      10,425     20,634        355

------------------------

(1) Includes amortization of software technology which amounted to $33,000 in 1998, $98,000 in 1997, $404,000 in 1996, $283,000 in 1995, $477,000 in 1994,
    and $4,362,000 in 1993.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

    Expert operates as a single business segment, publishing and distributing consumer computer software. The following table sets forth, for the periods indicated, the percentages of net revenues represented by each item reflected in the Company's statements of operations.

                                                                                        YEARS ENDED DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1998       1997       1996
                                                                                     ---------  ---------  ---------
Net revenues.......................................................................      100.0%     100.0%     100.0%
Operating costs and expenses:
  Cost of revenues.................................................................       44.3       39.1       52.9
  Marketing and sales..............................................................       40.3       31.6       31.9
  General and administrative.......................................................       20.3       13.7       32.7
  Development......................................................................        7.7        8.3       10.7
  Loss on impairment of assets.....................................................         --         --       18.4
                                                                                     ---------  ---------  ---------
                                                                                         112.6       92.7      146.6
                                                                                     ---------  ---------  ---------
  Operating income (loss)..........................................................      (12.6)       7.3      (46.6)
Other income (expense), net........................................................        1.0        0.8        0.3
                                                                                     ---------  ---------  ---------
  Income (loss) before provision (benefit) for income taxes........................      (11.6)       8.1      (46.3)
Provision (benefit) for income taxes...............................................       16.0        3.0      (13.1)
                                                                                     ---------  ---------  ---------
  Net income (loss)................................................................      (27.6)%       5.1%     (33.2)%
                                                                                     ---------  ---------  ---------

COMPARISON OF YEARS ENDED DECEMBER 31, 1998 AND 1997

    NET REVENUES. Net revenues decreased 7.0% to $30.9 million in 1998 from $33.2 million in 1997, due primarily to higher provisions for returns, particularly in the third quarter of 1998, and lower average sales prices, partially offset by broader distribution of product and increased unit shipments. Provisions for returns in the third quarter of 1998 increased primarily due to higher promotional sales on which returns occurred at rates higher than usually experienced by the Company. Average selling prices declined due to increased competition for shelf space at retail outlets. Average selling prices may continue to decline as the Company expands its distribution network, particularly in the mass merchandising channel. International sales were approximately 24% of net revenues in each of 1998 and 1997. International markets have been subject to economic trends, including currency exchange rate fluctuations, outside of the Company's control and, as a result, there can be no assurance as to whether international activity will increase or decrease in the future.

    Net revenues consist of gross sales net of allowances for returns and discounts, and royalty income related to licensing of products, primarily to publishers in Europe. The Company adjusts its allowance for returns as it deems appropriate. The Company may accept substantial product returns or make other concessions to maintain its relationships with retailers and distributors and its access to distribution channels. If the Company chooses to accept product returns, some of that product may be defective, shelf-worn or damaged and may not therefore be salable in the ordinary course of business. At December 31, 1998, the Company's allowance for potential returns and doubtful accounts was $3.4 million. See Note 1 of Notes to the Company's Consolidated Financial Statements. There can be no assurance, however, that the Company will not experience significant returns, which could be greater than the Company's provision for returns or could have a material adverse affect on the Company's results of operations. In accordance with its policy, the Company will continue to reassess market conditions and adjust its provision for returns as it deems appropriate. Due in part to the high level of returns experienced on recent promotional sales, the Company limited such sales in the third and fourth quarters of 1998. The

Company may pursue additional promotional sales in the future when it believes market conditions make it appropriate to do so.

    COST OF REVENUES. Cost of revenues increased to $13.7 million in 1998 from $13.0 million in 1997 and increased as a percentage of net revenues to 44.3% from 39.1%. This higher percentage was due primarily to the higher provisions for returns noted under NET REVENUES above. This dollar increase was primarily due to higher costs associated with increased sales volume and higher provisions for excess and obsolete inventories. The Company expects cost of revenues may vary from period to period based on the relative mix of products sold, the level of promotional sales in a given period and other market factors.

    Cost of revenues consists primarily of product cost, freight charges, royalties to outside programmers and content providers, as well as amortization of software licenses and an inventory provision for damaged and obsolete products, if any. Product costs consist of the costs to purchase the underlying materials and print both boxes and manuals, media costs (disks and CD-ROMs) and fulfillment (assembly and shipping).

    MARKETING AND SALES. Marketing and sales expenses increased to $12.4 million in 1998 from $10.5 million in 1997 and increased as a percentage of net revenues to 40.3% from 31.6%. The increase was primarily due to increased marketing activities to promote the Company's products and brand names, costs associated with the design and release of new and revised packaging for products, and increased personnel. In response to increased competition for shelf space in retail outlets, the Company intends to continue to launch new and innovative marketing promotions. As a result, the Company expects marketing and sales expenses to increase in dollar amount, and expects competition for shelf space to continue.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses increased to $6.3 million in 1998 from $4.6 million in 1997 and increased as a percentage of net revenues to 20.3% from 13.7%. This increase was primarily due to the provision of $1.3 million for doubtful accounts, primarily related to amounts due from a distributor which are unlikely to be collectible in the near term; and approximately $0.4 million for costs of computer systems conversions, including costs to address the "Year 2000" issue. The systems conversions were substantially completed early in 1999.

    DEVELOPMENT. Development expenses decreased to $2.4 million in 1998 from $2.7 million in 1997 and decreased as a percentage of net revenues to 7.7% from 8.3%, mainly due to reduced outside development costs. Development expenses include costs relating to product upgrades, new products development activities, quality control and expanded customer service support. The Company currently believes that development expenses will increase in future periods due to additional costs to develop new brands and titles, including the development of products to take advantage of the Internet and other on-line capabilities, operating systems upgrades such as Windows 98, and the localization of product for international sales.

    OTHER INCOME (EXPENSE). Net interest income increased to $289,000 in 1998 from $268,000 in 1997, primarily due to the receipt of interest of approximately $117,000 in connection with the refund of prior years' income tax payments, partially offset by lower balances of interest-bearing assets.

    TAX PROVISION (BENEFIT). The Company accounts for income taxes under SFAS No. 109, ACCOUNTING FOR INCOME TAXES, which requires that deferred income taxes be recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting basis at rates based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. A valuation allowance was recorded to offset 100% of the Company's net deferred tax asset as of September 30, 1998, resulting in a deferred provision for income taxes of $4.7 million in the third quarter of 1998. The net deferred tax asset is comprised of tax basis net operating losses and the estimated tax effect of expected future temporary differences related to charges taken for book purposes that are not deductible for federal income tax purposes until the amounts are realized in the future. Management believes that, due to recent financial results, it is appropriate to record a full valuation allowance until such time as it becomes more likely than not that the Company will realize some or all of the benefit of the net deferred tax assets.

COMPARISON OF YEARS ENDED DECEMBER 31, 1997 AND 1996

    NET REVENUES. Net revenues increased 7.1% to $33.2 million in 1997 from $31.0 million in 1996, due primarily to broader distribution of product, partially offset by lower average sales prices. Average selling prices declined due to increased competition for shelf space at retail outlets. Net revenues for the fourth quarter of 1997 were affected by lower
McDonaldland-Registered Trademark- software sales than anticipated and higher returns of such products than usually experienced by the Company's other brands. International sales were approximately 24% of net revenues in 1997 and 25% of net revenues in 1996.

    COST OF REVENUES. Cost of revenues decreased to $13.0 million in 1997 from $16.4 million in 1996 and decreased as a percentage of net revenues to 39.1% from 52.9%. This decrease was primarily due to provisions of $2.6 million and $1.4 million recorded in 1996, partially offset by higher costs associated with increased sales volume.

    MARKETING AND SALES. Marketing and sales expenses increased to $10.5 million in 1997 from $9.9 million in 1996 and decreased as a percentage of net revenues to 31.6% from 31.9%. The increase in dollar amount was primarily due to increased marketing activities to promote the Company's products and brand names, increased personnel and increased competition for shelf space in retail outlets. The Company intends to continue to launch new and innovative marketing promotions and to hire additional personnel as needed.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses decreased to $4.6 million in 1997 from $10.1 million in 1996 and decreased as a percentage of net revenues to 13.7% from 32.7%. This decrease was primarily due to lower provision for doubtful accounts and legal costs. Legal costs decreased due to the settlement in the fourth quarter of 1996 of litigation involving the former owners of Swfte.

    DEVELOPMENT. Development expenses decreased to $2.7 million in 1997 from $3.3 million in 1996 and decreased as a percentage of net revenues to 8.3% from 10.7%, mainly due to lower personnel costs. Development expenses include costs relating to product upgrades, new products development activities, quality control and expanded customer service support. During the fourth quarter of 1996, the Company reduced development personnel and did not renew the lease for facilities previously occupied by Swfte, which contributed to the decrease in expenses in 1997.

    OTHER INCOME (EXPENSE). Net interest income increased to $268,000 in 1997 from $92,000 in 1996, due primarily to higher balances of interest-bearing assets.

    TAX PROVISION (BENEFIT). The Company accounts for income taxes under SFAS No. 109, ACCOUNTING FOR INCOME TAXES, which requires that deferred income taxes be recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting basis at rates based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The effective tax rate used in recording the provision for income taxes was approximately 37% in 1997.

QUARTERLY RESULTS OF OPERATIONS

    The following tables set forth certain unaudited financial data for the Company's eight most recent financial quarters, as well as such data expressed as a percentage of the Company's net revenues. This data has been derived from unaudited financial statements that, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and the charges recorded in the third quarter of

1998 and the fourth quarter of 1997 discussed above) necessary for a fair presentation of such quarterly information when read in conjunction with the Company's Consolidated Financial Statements and the related Notes thereto included in Item 8. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                                              THREE MONTHS ENDED
                                           -----------------------------------------------------------------------------------------
                                            DEC. 31,     SEPT. 30,    JUNE 30,     MARCH 31,    DEC. 31,     SEPT. 30,    JUNE 30,
                                              1998         1998         1998         1998         1997         1997         1997
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net revenues.............................   $   8,732    $   5,020    $   7,854    $   9,290    $   9,071    $   9,035    $   7,075
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
Operating costs and expenses:
  Cost of revenues.......................       3,669        2,765        3,515        3,743        3,699        3,503        2,649
  Marketing and sales....................       3,107        3,424        3,163        2,752        3,075        2,719        2,268
  General and administrative.............       1,039        2,757        1,178        1,297        1,068        1,162        1,109
  Development............................         581          589          584          613          636          724          743
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                8,396        9,535        8,440        8,405        8,478        8,108        6,769
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Operating income (loss)................         336       (4,515)        (586)         885          593          927          306
Other (expense) income, net..............          18           40           62          169          106           84           50
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Income (loss) before provision
    (benefit) for income taxes...........         354       (4,475)        (524)       1,057          699        1,011          356
Provision (benefit) for income taxes.....          --        4,731         (194)         390          259          374          132
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Net income (loss)......................   $     354    $  (9,206)   $    (330)   $     664    $     440    $     637    $     224
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
Diluted earnings (loss) per share of
  common stock...........................   $     .04    $   (1.21)   $    (.04)   $     .08    $     .05    $     .08    $     .03
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
AS A PERCENTAGE OF NET REVENUES:
Net revenues.............................         100%         100%         100%         100%         100%         100%         100%
Operating costs and expenses:
  Cost of revenues.......................          42           55           45           40           41           39           37
  Marketing and sales....................          36           68           40           30           34           30           32
  General and administrative.............          12           55           15           14           12           13           16
  Development............................           7           12            7            6            7            8           10
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                   96          190          107           90           94           90           96
  Operating income.......................           4          (90)          (7)          10            6           10            4
Other (expense) income, net..............          --            1            1            1            1            1            1
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Income before provision (benefit) for
    income taxes.........................           4          (89)          (6)          11            7           11            5
Provision (benefit) for income taxes.....          --           94           (2)           4            2            4            2
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Net income (loss)......................           4%        (183)%         (4 )%          7%          5%           7%           3%
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------


                                            MARCH 31,
                                              1997
                                           -----------
Net revenues.............................   $   8,027
                                           -----------
Operating costs and expenses:
  Cost of revenues.......................       3,134
  Marketing and sales....................       2,427
  General and administrative.............       1,215
  Development............................         641
                                           -----------
                                                7,417
                                           -----------
  Operating income (loss)................         610
Other (expense) income, net..............          28
                                           -----------
  Income (loss) before provision
    (benefit) for income taxes...........         638
Provision (benefit) for income taxes.....         236
                                           -----------
  Net income (loss)......................   $     402
                                           -----------
                                           -----------
Diluted earnings (loss) per share of
  common stock...........................   $     .05
                                           -----------
                                           -----------
AS A PERCENTAGE OF NET REVENUES:
Net revenues.............................         100%
Operating costs and expenses:
  Cost of revenues.......................          39
  Marketing and sales....................          30
  General and administrative.............          15
  Development............................           8
                                           -----------
                                                   92
  Operating income.......................           8
Other (expense) income, net..............          --
                                           -----------
  Income before provision (benefit) for
    income taxes.........................           8
Provision (benefit) for income taxes.....           3
                                           -----------
  Net income (loss)......................           5%
                                           -----------
                                           -----------

    The Company has experienced, and may continue to experience, fluctuations in operating results due to a variety of factors, including, but not limited to market acceptance of the Company's products and those of its competitors, development and promotional expenses, new versions of existing products or operating systems, product returns, acquisitions of new businesses by the Company and related charges and write-offs, and those items included in "FACTORS AFFECTING FUTURE OPERATING RESULTS" discussed below. The Company's expense levels are based, in part, on its expectations as to future sales and, as a result, operating results would be disproportionately affected by a reduction in sales or a failure to meet the Company's sales expectations.

    The consumer software business is seasonal. Typically, net revenues are the highest during the fourth calendar quarter and decline sequentially in the first and second calendar quarters. The seasonal pattern is due primarily to the increased demand for consumer software during the year-end holiday buying season. The Company expects its net revenues and operating results to continue to reflect seasonality.

LIQUIDITY AND CAPITAL RESOURCES

    As of December 31, 1998, the Company had $3.2 million in working capital, including $1.6 million in cash. To date, the Company has not invested in any financial instruments that involve a high level of complexity or risk. Net cash used by operating activities was $3.7 million for the year ended December 31, 1998, primarily due to payments of accounts payable and accrued expenses and losses during the period, partially offset by collections on accounts receivable and the receipt of income tax refunds related to prior years' taxes paid. Management has responded by reducing expenses, including, among other actions, reducing personnel. Longer term, management believes that its expense reduction efforts, together with its efforts to focus on its core business, should return the Company to profitability and provide for positive cash flow sufficient to fund future operations.

    The Company's working capital requirements increased as personnel and other costs were incurred in an effort to expand operations. In response to such growth in working capital requirements, the Company entered into a loan agreement with a bank which provides for a revolving line of credit collateralized by substantially all of the Company's assets. Borrowings under the line are limited to a percentage of eligible receivables as defined in the agreement and may not exceed $2.5 million through May 31, 1999, the maturity date. The loan agreement contains restrictive covenants. The Company is in compliance with the bank line of credit covenants. There can be no assurance that the Company's future results of operations will continue to be in compliance with the line of credit covenants which, among other things, prohibit two consecutive quarterly losses, or that the line of credit would be otherwise available to the Company. To date, there have been no borrowings under the line. Even if the bank line of credit is unavailable, the Company believes there are alternative sources of capital available which will be sufficient to meet working capital and capital expenditures requirements through the next twelve months. At this time, the Company has not sought financing from any such alternative source and, accordingly, cannot give any assurances that such financing will be available, if at all, on acceptable terms. Without any additional financing, management believes the Company's existing capital resources are sufficient to meet working capital and capital expenditure requirements through at least the first half of 1999.

    The Company's federal tax filings with respect to the year ended December 31, 1992 and subsequent years are presently being reviewed by the Internal Revenue Service ("IRS"). The IRS has questioned the allocation of the purchase price made by the Company in connection with the acquisition of assets and business of the Predecessor from Bloc in October 1992, and related amortization and other deductions with respect to the acquired assets. In June 1997, the IRS proposed assessments for additional taxes of $442,000, $553,000 and $857,000 for the tax years 1992, 1993 and 1994, respectively, plus penalties totaling $371,000 and interest to the date of payment. If the IRS prevailed on all issues, such interest through December 31, 1998 would total approximately $700,000. The preliminary adjustments proposed by the IRS would also reduce the Company's federal income taxes for the years 1995, 1996 and 1997 by $242,000, $68,000 and $55,000, respectively. The IRS has not yet issued a notice of deficiency assessing actual additional taxes and penalties. The Company believes that it has properly reported its income and paid its taxes in accordance with applicable laws and intends to contest the proposed adjustments vigorously. Additionally, the Company's federal income tax return for 1996 reported a net operating loss of approximately $17.8 million, which is available as a carryback subject to statutory limitations to offset a substantial portion of the proposed tax assessments. The Company believes that the ultimate resolution of this matter will not have a material adverse effect on its financial position, although there can be no assurance that an adverse resolution will not have such an effect.

    The Company's federal tax filing with respect to the year ended December 31, 1996 is presently being reviewed by the IRS, which has questioned the allocation of the purchase price made by the Company in connection with the acquisition of Swfte International, Ltd. in November 1995, and related amortization and other deductions. The IRS has not proposed any assessment from its review, nor has it indicated when it expects to conclude its audit or if it intends to propose adjustments to the Company's federal income tax returns claiming additional tax due. At this time, it is not possible to quantify the amount of additional taxes, if any, the IRS will claim are due. There can be no assurance that the Company will prevail in its position, or that the appeals, if any, and final resolution of any IRS claims will not have a material adverse impact on the Company's liquidity, financial position, or results of operations.

    From time to time, the Company evaluates potential acquisitions of products, businesses and technologies that would complement or expand the Company's business. The Company currently does not have any commitments or agreements with respect to any such acquisitions. There can be no assurance that any such acquisitions will be made or, if made, will be successfully integrated.

    As previously disclosed, the Company engaged a financial advisor to assist it in assessing strategic alternatives to enhance shareholder value. In March 1999, the Company entered into the Merger Agreement with Activision discussed in
Item 1 above. In connection with the negotiations and due diligence procedures leading to that agreement, the Company has incurred, and will continue to incur, costs related to its financial advisor and other professionals. Currently, the Company has incurred such costs totaling approximately $0.5 million. Additional costs will be incurred as the Company undertakes the proxy solicitation and other regulatory and other filings required in connection with submitting the proposed merger to the Company's shareholders and regulatory authorities for approval, likely in the summer of 1999.

YEAR 2000 READINESS

    The statements in the following section include "Year 2000 readiness disclosures" within the meaning of the Year 2000 Information and Readiness Disclosure Act.

    The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Software that is not compliant with the Year 2000 issue is time-sensitive and may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations resulting in disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

    The Company has established a comprehensive Year 2000 compliance program designed to (1) identify information technology ("IT") and non-information technology ("non-IT") systems that may fail at the turn of the century, (2) upgrade or replace non-compliant systems, and (3) evaluate the Year 2000 readiness of key customers, suppliers and service providers. IT systems include computer systems (hardware and software) used to process business data such as customer orders and accounting information. Non-IT systems include technology such as telephone switching systems and other devices that employ embedded chip technology in the function and design. The progress of the Year 2000 program is as follows.

    Phase I, the identification of IT and non-IT systems that may fail at the turn of the century, is substantially completed. The Company's primary computer system and its phone switching system were identified as the most critical systems for upgrading to be Year 2000 compliant.

    Phase II, upgrading or replacing non-compliant systems, is approximately 80% complete. The Company recently converted to a Year 2000 compliant version of the same application software it has been using since 1995. The same version of the software is operating successfully at other companies. Upgraded hardware and software will be installed on the phone switch during 1999 to make it Year 2000 compliant. The Company is currently assessing the potential effects of, and costs of remediating, the Year 2000 problem on its office equipment, however, such costs are not expected to be material.

    Phase III, evaluating the Year 2000 readiness of critical suppliers and service providers, has begun and is less than 50% complete. The Company is soliciting input from its key customers, suppliers and service providers regarding their Year 2000 status. The Company will determine which, if any, pose a threat to the uninterrupted operation of its business in the event that they experience system errors or failures.

    The Company estimates that it is approximately 80% complete with regard to Year 2000 remediation. To date, the Company has incurred about $500,000 in connection with such remediation, and anticipates additional costs of approximately $100,000 to complete this work. All expenditures related to the Year 2000 issue have been and likely will continue to be made from internally generated funds.

    The Company believes it has no material exposure to contingencies related to the Year 2000 issue for products it has sold.

    Management has assessed the most reasonably likely worst case Year 2000 scenario. Given its efforts to minimize the risk of Year 2000 failure by its internal systems, the Company believes the worst case scenario would occur if its primary telecommunications vendors and/or its electric supplier experiences a Year 2000 failure which results in an outage. The Company is in the process of developing a contingency plan and anticipates having such a plan in place by the third quarter of 1999.

    While the Company believes that it has an effective program in place to resolve the Year 2000 in a timely manner, there can be no assurance that the failure of the Company or of the third parties with whom the Company transacts business to adequately address their respective Year 2000 issues will not have a material adverse affect on the Company's business, financial condition, cash flows and results of operations.

FACTORS AFFECTING FUTURE OPERATING RESULTS

    In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is providing the following cautionary statements identifying important factors, some of which are beyond the Company's control, that in the past have caused or in the future could cause the Company's actual results to differ materially from its historical operating results and from those projected in any forward-looking statements made by, or on behalf of, the Company.

GENERAL BUSINESS AND ECONOMIC CONDITIONS

    General business and economic conditions have an impact on the Company's financial results. The Company's customer base, which is largely retailers and distributors for resale to retailers, may be impacted by weak economic conditions and, as a result, may reduce their inventories of products purchased from the Company. The Company's customers are not contractually required to make future purchases of the Company's products and therefore could discontinue carrying the Company's products in favor of a competitor's products or for any other reason. The Company's financial results could be affected by the size and rate of growth of the consumer software market and consumer PC market. The consumer software business is seasonal due primarily to the increased demand for consumer software during the year-end holiday buying season. General business and economic conditions and consumer confidence, both domestically and internationally, may impact retail sales of consumer software. Currency fluctuations associated with international sales and accounts receivable may also affect the Company's financial results.

COMPETITION

    The market for the Company's products is intensely and increasingly competitive. Existing consumer software companies may broaden their product lines to compete with the Company's products and potential new competitors, including computer hardware and software manufacturers, diversified media companies and book publishing companies, may enter or increase their focus on the consumer software market, resulting in even greater competition for the Company. There has been a consolidation among competitors in the market for the Company's products, and many of the companies with which the Company currently competes or may compete in the future have greater financial, technical, marketing, sales and customer support resources, as well as greater name recognition and better access to consumers, than the Company. Competition for retail space has increased as retailers continue to focus on sales per square foot of shelf space and other measures of product performance. The competition for retail space is also likely to increase due to the proliferation of consumer software products and companies.

    The Company also competes with other developers for access to quality products developed by third parties. The Company's results of operations and financial position are also dependent upon satisfactory relationships with independent developers and other parties through whom Expert acquires propriety rights.

DEPENDENCE ON RETAILERS AND DISTRIBUTORS

    Retailers and distributors compete in a volatile industry that is subject to rapid change, consolidation, financial difficulty and increasing competition from new distribution channels. Due to increased competition for limited shelf space, retailers and distributors are increasingly in a better position to negotiate favorable terms of sale, including price discounts, promotional support and product return policies. The Company's financial results may be impacted by the accuracy of retailers' forecasts of consumer demand, the timing of the receipt of orders from major customers, account cancellations or delays in shipment, competitors' marketing strategies and promotions, changes in pricing strategies by the Company or its competitors and the collectibility of accounts receivable. Furthermore, a significant portion of sales within a quarter is typically not realized until late in that quarter. As a result, it may be difficult for the Company to predict its net revenues for the quarter or to quickly adapt its spending levels within a quarter to reflect changes in demand for its products.

UNCERTAINTY OF MARKET ACCEPTANCE; CHANGES IN TECHNOLOGY AND INDUSTRY STANDARDS

    The consumer software industry is undergoing rapid changes, including evolving industry standards, frequent product introductions and changes in consumer requirements and preferences. Consumer preferences are difficult to predict, and few consumer software products achieve sustained market acceptance. The Company's financial results will be impacted by market acceptance of the Company's products and those of its competitors, development and promotional expenses relating to the introduction of new products, new versions of existing products or new operating systems, and evolving distribution channels. The growth in popularity of the Internet and other new technologies has impacted the distribution and purchase of software and there can be no assurance that the Company will utilize such new technologies in the most effective manner.

OTHER FACTORS

    In addition to the important factors discussed above, the Company's financial results, financial position and cash flows may be impacted by, among other factors, future cash flow and working capital requirements, continued listing of the Company's Common Stock on the Nasdaq National Market, the outcome of current and future examinations by taxing authorities, and the stockholder vote and other approvals relating to the pending Merger. The market price of the Company's Common Stock has been, and in the future will likely be, subject to significant fluctuations in response to variations in quarterly operating results and other factors, such as announcements of technological innovations or new products by the Company or its competitors, or other events. The stock prices for many companies in the technology sector have experienced wide fluctuations which often have been unrelated to their operating performance. Such fluctuations may adversely affect the market price of the Company's Common Stock.

ITEM 8.  CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                            ---------
Reports of Independent Certified Public Accountants.......................................................      IV-23
Consolidated Balance Sheets as of December 31, 1998 and December 31, 1997.................................      IV-24
Consolidated Statements of Operations for the Years Ended December 31, 1998, 1997 and 1996................      IV-25
Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1998, 1997 and 1996......      IV-26
Consolidated Statements of Cash Flows for the Years Ended December 31, 1998, 1997 and 1996................      IV-27
Notes to Consolidated Financial Statements................................................................      IV-28

              REPORTS OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Expert Software, Inc.

    We have audited the consolidated balance sheet of Expert Software, Inc. and Subsidiaries, (a Delaware corporation) as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Expert Software, Inc. and Subsidiaries as of and for the two years ended December 31, 1997, were audited by other auditors whose report dated February 6, 1998, expressed an unqualified opinion on those statements.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the 1998 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Expert Software, Inc. and Subsidiaries as of December 31, 1998 and the consolidated results of their operations and their consolidated cash flows for the year then ended, in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

Miami, Florida
February 17, 1999
--------------------------------------------------------------------------------

To the Stockholders of
Expert Software, Inc.:

    We have audited the accompanying consolidated balance sheet of Expert Software, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Expert Software, Inc. and subsidiaries, as of December 31, 1997, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Miami, Florida,
February 6, 1998.

                             EXPERT SOFTWARE, INC.
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                               1998        1997
                                                                                            ----------  ----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...............................................................  $    1,595  $    5,685
  Accounts receivable, net................................................................       5,411       4,636
  Income taxes receivable.................................................................          65       1,924
  Inventories.............................................................................       2,830       2,922
  Prepaid expenses........................................................................         854         834
  Deferred income taxes...................................................................          --       1,616
                                                                                            ----------  ----------
      Total current assets................................................................      10,755      17,617

PROPERTY AND EQUIPMENT, net...............................................................         854       1,270

ACQUIRED SOFTWARE TECHNOLOGY, net.........................................................          --          30
DEFERRED INCOME TAXES.....................................................................          --       3,311
OTHER ASSETS..............................................................................           5           5
                                                                                            ----------  ----------
      Total assets........................................................................  $   11,614  $   22,233
                                                                                            ----------  ----------
                                                                                            ----------  ----------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable........................................................................  $    3,914  $    4,755
  Accrued expenses........................................................................       3,594       4,900
  Current portion of capital lease obligations............................................          --          46
      Total current liabilities...........................................................       7,508       9,701

NONCURRENT LIABILITIES....................................................................          --          --
                                                                                            ----------  ----------

COMMITMENTS and CONTINGENCIES (Note 12)

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value, 1,000,000 shares authorized; 975,000 shares undesignated, 25,000 shares designated as Series A Junior Participating Cumulative;
    none outstanding......................................................................          --          --
  Common stock, $.01 par value, 30,000,000 shares authorized; 7,627,881 and 7,604,775
    shares issued and outstanding in 1998 and 1997, respectively..........................          76          76
  Additional paid-in capital..............................................................      23,693      23,601
  Accumulated deficit.....................................................................     (19,663)    (11,145)
                                                                                            ----------  ----------
      Total stockholders' equity..........................................................       4,106      12,532
                                                                                            ----------  ----------
      Total liabilities and stockholders' equity..........................................  $   11,614  $   22,233
                                                                                            ----------  ----------
                                                                                            ----------  ----------

       The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                             EXPERT SOFTWARE, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      YEARS ENDED DECEMBER 31,
                                                                                  --------------------------------
                                                                                    1998       1997        1996
                                                                                  ---------  ---------  ----------
NET REVENUES....................................................................  $  30,896  $  33,208  $   31,012
                                                                                  ---------  ---------  ----------
OPERATING COSTS AND EXPENSES
  Cost of revenues..............................................................     13,692     12,985      16,420
  Marketing and sales...........................................................     12,446     10,489        9,88
  General and administrative....................................................      6,271      4,554       10,12
  Development...................................................................      2,367      2,744       3,320
  Loss on impairment of assets..................................................         --         --       5,700
                                                                                  ---------  ---------  ----------
                                                                                     34,776     30,772       45,45
                                                                                  ---------  ---------  ----------
      Operating income (loss)...................................................     (3,880)     2,436     (14,440)
                                                                                  ---------  ---------  ----------
OTHER INCOME (EXPENSE):
  Interest and other expense....................................................        (14)        (5)        (26)
  Interest income...............................................................        303        273         118
                                                                                  ---------  ---------  ----------
                                                                                        289        268          92
                                                                                  ---------  ---------  ----------
      Income (loss) before provision (benefit) for income taxes.................     (3,591)     2,704     (14,348)
PROVISION (BENEFIT) FOR INCOME TAXES............................................      4,927      1,001      (4,067)
                                                                                  ---------  ---------  ----------
      Net income (loss).........................................................  $  (8,518) $   1,703  $  (10,281)
                                                                                  ---------  ---------  ----------
                                                                                  ---------  ---------  ----------
Earnings (Loss) per Share:
  Basic.........................................................................  $   (1.12) $     .23  $    (1.37)
                                                                                  ---------  ---------  ----------
                                                                                  ---------  ---------  ----------
  Diluted.......................................................................  $   (1.12) $     .21  $    (1.37)
                                                                                  ---------  ---------  ----------
                                                                                  ---------  ---------  ----------

The accompanying notes to consolidated financial statements are an integral part of these statements.

                             EXPERT SOFTWARE, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                         COMMON STOCK          ADDITIONAL
                                                    -----------------------     PAID-IN      ACCUMULATED
                                                      SHARES      AMOUNT        CAPITAL        DEFICIT       TOTAL
                                                    ----------  -----------  --------------  ------------  ---------
Balance, December 31, 1995........................   7,470,451   $      75     $   23,126     $   (2,567)  $  20,634
  Issuance of common stock in connection with
    exercise of stock options.....................      37,353          --             65             --          65
  Compensation expense on stock option grants.....          --          --              7             --           7
  Net loss........................................          --          --             --        (10,281)    (10,281)
Balance, December 31, 1996........................   7,507,804          75         23,198        (12,848)     10,425
  Issuance of common stock in connection with
    exercise of stock options.....................      96,971           1            349             --         350
  Compensation expense on stock option grants.....          --          --             54             --          54
  Net income......................................          --          --             --          1,703       1,703
                                                    ----------         ---        -------    ------------  ---------
Balance, December 31, 1997........................   7,604,775          76         23,601        (11,145)     12,532
  Issuance of common stock in connection with
    exercise of stock options.....................      23,106          --              8             --           8
  Compensation expense on stock option grants.....          --          --             84             --          84
  Net loss........................................          --          --             --         (8,518)     (8,518)
                                                    ----------         ---        -------    ------------  ---------
Balance, December 31, 1998........................   7,627,881   $      76     $   23,693     $  (19,663)  $   4,106
                                                    ----------         ---        -------    ------------  ---------
                                                    ----------         ---        -------    ------------  ---------

The accompanying notes to consolidated financial statements are an integral part of these statements.

                             EXPERT SOFTWARE, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                   --------------------------------
                                                                                     1998       1997        1996
                                                                                   ---------  ---------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)................................................................  $  (8,518) $   1,703  $  (10,281)
Adjustments to reconcile net income (loss) to net cash provided by
  (used in) operating activities:
  Depreciation of property and equipment.........................................        730        818       1,105
  Amortization of acquired software technology...................................         30        133         544
  Compensation expense on stock option grants....................................         84         54           7
  Loss on impairment of assets...................................................         --         --       5,700
  Deferred income tax provision (benefit)........................................      4,927      1,275      (2,100)
Changes in net assets and liabilities:
  (Increase) decrease in accounts receivable.....................................       (775)      (861)      1,899
  (Increase) decrease in income taxes receivable.................................      1,858        473      (2,397)
  (Increase) decrease in inventories.............................................         91     (1,666)      2,556
  (Increase) decrease in prepaid expenses........................................        (19)      (409)        (31)
  (Increase) decrease in other assets............................................         --         (2)         10
  Increase (decrease) in accounts payable........................................       (841)     1,529         405
  Increase (decrease) in accrued expenses........................................     (1,398)      (138)        934
  Increase (decrease) in income taxes payable....................................         93         --      (2,125)
  Increase (decrease) in noncurrent liabilities..................................         --       (300)        300
                                                                                   ---------  ---------  ----------
    Net cash provided by (used in) operating activities..........................     (3,738)     2,609      (3,474)
                                                                                   ---------  ---------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.............................................       (314)      (191)       (644)
  Maturities and sales of marketable securities..................................         --         --       6,222
                                                                                   ---------  ---------  ----------
    Net cash provided by (used in) investing activities..........................       (314)      (191)      5,578
                                                                                   ---------  ---------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Stock options exercised........................................................          8        350          65
  Payments on capital lease obligation...........................................        (46)       (42)       (122)
                                                                                   ---------  ---------  ----------
    Net cash provided by (used in) financing activities..........................        (38)        08         (57)
                                                                                   ---------  ---------  ----------
    Net increase (decrease) in cash and equivalents..............................     (4,090)     2,726       2,047
CASH AND EQUIVALENTS, beginning of period........................................      5,685      2,959         912
CASH AND EQUIVALENTS, end of period..............................................  $   1,595  $   5,685  $    2,959
                                                                                   ---------  ---------  ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest.......................................  $      --  $       5  $       26
                                                                                   ---------  ---------  ----------
  Cash paid during the period for income taxes...................................  $      11  $      --  $    2,555
                                                                                   ---------  ---------  ----------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
AND FINANCING ACTIVITIES:
  Fixed assets obtained under capital leases.....................................         --         --  $      102
                                                                                   ---------  ---------  ----------
                                                                                   ---------  ---------  ----------

The accompanying notes to consolidated financial statements are an integral part of these statements.

                             EXPERT SOFTWARE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES:

THE ORGANIZATION--

    Expert Software, Inc. (the "Company") publishes and distributes computer software under the "Expert" trade name. The Company's products address a broad range of consumer interest and everyday tasks for the productivity, lifestyle, small office/home office, entertainment and education market categories. The Company's titles are primarily available on the Windows operating system, and substantially all are available on CD-ROM. The Company sells its products directly to retailers, as well as to distributors.

PRINCIPLES OF CONSOLIDATION--

    The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Swfte International, Ltd. ("Swfte") and ES International, Inc. All intercompany transactions and balances have been eliminated in consolidation. The Company operates as a single business segment.

USE OF ESTIMATES--

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS--

    The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses reflected in the consolidated financial statements approximate fair value.

CASH EQUIVALENTS--

    The Company considers all highly liquid investment instruments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents include investments in repurchase agreements and tax-exempt bond instruments.

ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK--

    Accounts receivable are principally from retailers and distributors of the Company's products. The Company performs periodic credit evaluations of its customers and maintains allowances for potential credit losses and potential returns of $3,352,000 and $4,361,000 at December 31, 1998 and 1997,
respectively.

    The Company's customers are invoiced upon shipment, at which time a provision is recorded for expected future returns. The Company estimates returns based on management's evaluation of historical experience and current industry trends and charges such estimates against gross revenues. Retailers and distributors compete in a volatile industry that is subject to rapid change, consolidation, financial difficulty and increasing competition from new distribution channels. Due to increased competition for limited shelf space, retailers and distributors are increasingly in a better position to negotiate favorable terms of sale,

                             EXPERT SOFTWARE, INC.

                           DECEMBER 31, 1998 AND 1997

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) including price discounts, promotional support and product return policies. The Company's financial results may be impacted by the accuracy of retailers' forecasts of consumer demand, the timing of the receipt of orders from major customers, account cancellations or delays in shipment, competitors' marketing strategies and promotions, changes in pricing strategies by the Company or its competitors and the collectibility of accounts receivable. Furthermore, a significant portion of sales within a quarter is typically not realized until late in that quarter. As a result, it may be difficult for the Company to predict its net revenues for the quarter or to quickly adapt its spending levels within a quarter to reflect changes in demand for its products.

    Sales to the Company's customers which represented 10% or more of gross sales less actual returns in any of the periods shown below are as follows:

                                                                       YEARS ENDED DECEMBER 31,
                                                                    -------------------------------
                                                                      1998       1997       1996
                                                                    ---------  ---------  ---------
Customer A........................................................       14.1%      15.2%      19.6%
Customer B........................................................       11.1        7.7         --
Customer C........................................................        1.8        4.5       10.4

    The two major customers at December 31, 1998 and 1997 also account for 10.8% and 19.1% of gross outstanding accounts receivable at December 31, 1998 and 1997, respectively.

INVENTORIES--

    Inventories, which consist primarily of software media, manuals and related packaging materials, are stated at the lower of cost or market with cost determined on a first-in, first-out ("FIFO") basis. Management performs periodic assessments to determine the existence of obsolete, slow-moving and nonsalable inventories and records necessary provisions to reduce such inventories to net realizable value.

    During the years ended December 31, 1998 and 1997 the Company had one supplier which accounted for approximately 56.3% and 42.8%, respectively, of total purchases. A second supplier accounted for 8.1% and 22.3% of total purchases in 1998 and 1997, respectively.

PROPERTY AND EQUIPMENT--

    Property and equipment are stated at cost less accumulated depreciation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. Depreciation expense includes the amortization of capital lease assets.

    Maintenance and repairs are charged to expense when incurred; betterments are capitalized. Upon the sale or retirement of assets, the cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized currently.

REVENUE RECOGNITION--

    Sales are recognized at the time the product is shipped, net of allowances for returns, in accordance with the provisions of the AICPA Statement of Position 97-2, "Software Revenue Recognition." While the Company has no other obligation to perform future services subsequent to shipment, the Company

                             EXPERT SOFTWARE, INC.

                           DECEMBER 31, 1998 AND 1997

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) provides telephone customer support as an accommodation to purchasers of its products as a means of fostering customer loyalty. Costs associated with this effort are insignificant and immaterial to the consolidated financial statements, and accordingly, are expensed as incurred.

AMORTIZATION--

    Acquired software technology related to the 1995 acquisition of Swfte discussed in Note 2 represents the fair value of certain software technology and licenses acquired. The recorded value of $3,835,000 was based on independent appraisal and was being amortized on a straight-line basis over two to two and one-half years, the anticipated period of benefit. As discussed in Note 2, a loss on impairment of these intangibles was recorded during the second quarter of 1996. Additionally, amortization of $98,000 and $459,000 on these assets was recorded during 1997 and 1996, respectively. Accumulated amortization on acquired software technology totaled $4,454,000 and $3,672,000 at December 31, 1997 and 1996, respectively.

ROYALTIES--

    Royalties are accrued based on net revenues pursuant to agreements with external software developers of software products published by the Company. Royalty costs, which are included in cost of revenues, were $2,789,000, $3,012,000, and $2,715,000, during the years ended December 31, 1998, 1997, and
1996, respectively.

SOFTWARE DEVELOPMENT COSTS--

    In accordance with Statement of Financial Accounting Standards No. 86 ("SFAS 86"), ACCOUNTING FOR THE COST OF CAPITALIZED SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED, the Company examines its software development costs after technological feasibility has been established to determine the amount of capitalization that is required. For all periods presented herein, software development costs incurred subsequent to the establishment of technological feasibility have been immaterial and therefore expensed as incurred.

STOCK-BASED COMPENSATION--

    Beginning in 1996, the Company implemented the provisions of SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, in accounting for stock-based transactions with non-employees and accordingly records compensation expense in the consolidated statements of operations for such transactions. The Company continues to apply the provisions of APB 25 for transactions with employees, as permitted by SFAS 123.

INCOME TAXES--

    The Company accounts for income taxes under SFAS 109, ACCOUNTING FOR INCOME TAXES, which requires that deferred income taxes be recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting basis at rates based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

                             EXPERT SOFTWARE, INC.

                           DECEMBER 31, 1998 AND 1997

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Current income tax expense represents the tax payable for the period. The deferred income tax expense (benefit) represents the change during the period in the balance of deferred taxes.

EARNINGS PER SHARE OF COMMON STOCK--

    In February 1997, the Financial Accounting Standards Board (the "FASB") issued SFAS 128, EARNINGS PER SHARE. This statement simplifies the standards for computing and presenting earnings per share ("EPS") and makes them comparable to international EPS standards. SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures. SFAS 128 became effective for financial statements issued for periods after December 15, 1997 and requires restatement of all prior periods presented. Basic EPS is calculated by dividing income available to common shareholders by the weighted average number of common shares outstanding during each period. Diluted EPS includes the potential impact of convertible securities and dilutive common stock equivalents using the treasury stock method of accounting. For periods in which the Company reports a loss from continuing operations, diluted earnings per share do not include stock options as their effect would be antidilutive.

2. ACQUISITION AND LOSS ON IMPAIRMENT OF ASSETS:

    In November 1995, the Company acquired all of the outstanding common stock of Swfte International, Ltd., a developer of consumer software for the education and entertainment markets. Total consideration paid was $7.0 million in cash, subject to post-closing adjustments, and 320,630 unregistered shares of the Company's common stock which were independently valued at approximately $4.4 million. Additionally, the Company assumed $1.3 million of Swfte's bank debt which was repaid by the Company subsequent to the consummation of the transaction.

    The acquisition of Swfte was accounted for using the purchase method of accounting and, accordingly, the results of Swfte since November 2, 1995 are included in the accompanying consolidated statements of operations. Based on an independent appraisal, of the excess of purchase price over the fair value of the net assets acquired, approximately $8.4 million or approximately 65% of the purchase price was expensed during the Company's 1995 fourth quarter as incomplete purchased research and development projects that had not reached technological feasibility as defined by SFAS No. 86.

    During the second quarter of 1996, management reevaluated the carrying value of the intangible assets recorded in connection with the acquisition of Swfte. This reevaluation was necessitated by management's determination based on recent results of operations that the expected sales and cash flows from the acquired assets would be substantially lower than had been previously expected by management. Since these factors were not expected to be short-term or temporary in nature, the carrying value of the intangible assets was reduced by $3,478,000 in accordance with SFAS 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. Management also determined that the lower demand for the acquired products and claims from customers arising during 1996 for pre-acquisition cooperative marketing and price protection credits required an additional provision for returns of $1,065,000 higher than originally provided on the acquired accounts receivable; and a provision for reserves $150,000 higher than originally provided on the acquired inventories. The lower than expected

                             EXPERT SOFTWARE, INC.

                           DECEMBER 31, 1998 AND 1997

2. ACQUISITION AND LOSS ON IMPAIRMENT OF ASSETS: (CONTINUED) sales and higher than expected returns levels on the acquired products indicate that the minimum royalties will not be recouped in the ordinary course of business and $339,000 of such royalties were accrued as part of the loss on impairment of intangibles during the second quarter. Similarly, losses totaling $668,000 on fixed assets and certain other assets determined to have lower values than originally assigned were accrued as part of the loss on impairment of intangibles as of June 30, 1996. Such losses totaled $5,700,000 and are reflected as "Loss on impairment of assets" in the accompanying consolidated statements of operations.

3. INVENTORIES:

    Inventories consisted of the following at December 31 (in thousands):

                                                                               1998       1997
                                                                             ---------  ---------
Finished goods.............................................................  $   2,009  $   2,439
Raw materials..............................................................        821        483
                                                                             ---------  ---------
                                                                             $   2,830  $   2,922
                                                                             ---------  ---------
                                                                             ---------  ---------

4. PROPERTY AND EQUIPMENT:

    Property and equipment consisted of the following at December 31 (in thousands):

                                                                                       USEFUL
                                                                                        LIFE
                                                                1998       1997       IN YEARS
                                                              ---------  ---------  -------------
Equipment...................................................  $   3,466  $   3,280          3-5
Furniture and fixtures......................................        705        716         5-10
                                                              ---------  ---------
                                                                  4,171      3,996
Less: Accumulated depreciation..............................     (3,317)    (2,726)
                                                              ---------  ---------
                                                              $     854  $   1,270
                                                              ---------  ---------
                                                              ---------  ---------

    Equipment includes $102,000 and $147,000 of capital lease assets at December 31, 1998 and 1997, respectively. Amortization of such costs is computed by the straight-line method over the primary lease terms and is included in depreciation expense in the accompanying consolidated financial statements.

5. ACCRUED EXPENSES:

    Accrued expenses consisted of the following at December 31 (in thousands):

                                                                               1998       1997
                                                                             ---------  ---------
Royalties..................................................................  $     964  $   1,271
Marketing..................................................................      1,502      1,953
Settlement costs (Note 10).................................................         --        300
Other......................................................................      1,128      1,376
                                                                             ---------  ---------
                                                                             $   3,594  $   4,900
                                                                             ---------  ---------
                                                                             ---------  ---------

                             EXPERT SOFTWARE, INC.

                           DECEMBER 31, 1998 AND 1997

6. REVOLVING LINE OF CREDIT

    The Company has entered into a loan agreement with a bank (also a shareholder of the Company) which provides for a revolving line of credit collateralized by substantially all of the Company's assets. Borrowings under the line of credit are limited to a percentage of eligible accounts receivable as defined in the agreement and may not exceed $2,500,000 through May 31, 1999, the maturity date. Interest is payable at the bank's base rate plus 1%. To date, there have been no borrowings under the line.

    The loan agreement contains restrictive covenants, including the achievement of certain earnings, as defined in the agreement, and the maintenance of a minimum net worth and various financial ratios. At December 31, 1998, the Company was in compliance with the agreement.

7. STOCKHOLDERS' EQUITY AND PROPOSED MERGER:

    In November 1995, the Company adopted a Shareholder Rights Plan and the Board of Directors declared a dividend distribution of one preferred stock purchase right for each outstanding share of common stock to stockholders of record as of the close of business on November 29, 1995. Initially, these rights will not be exercisable and will trade with the shares of the Company's common stock. Under the Shareholder Rights Plan, the rights become exercisable if a person becomes an "acquiring person" by acquiring 15% or more of the common stock of Expert Software, if a person who owns 10% or more of the common stock of the Company is determined to be an "adverse person" by the Board of Directors, or if a person commences a tender offer that would result in that person owning 15% or more of the common stock of the Company. In the event that a person becomes an "acquiring person" or is declared an "adverse person" by the Board, each holder of a right (other than the acquiring person or the adverse person) would be entitled to acquire such number of shares of preferred stock which are equivalent to Expert Software common stock having a value of twice the then-current exercise price of the right. If the Company is acquired in a merger or other business combination transaction after any such event, each holder of a right would then be entitled to purchase, at the then current purchase price, shares of the acquiring company's common stock having a value of twice the exercise price of the right. The rights will expire at the close of business on November 9, 2005, unless previously redeemed or exchanged by the Company. In connection with the Shareholder Rights Plan, the Board of Directors authorized the designation of 25,000 shares of Series A Junior Participating Cumulative Preferred Stock, $0.01 par value, none of which are outstanding at December 31, 1998 or 1997.

    On March 3, 1999, Expert announced the execution of an Agreement and Plan of Merger dated as of March 3, 1999 (the "Merger Agreement") by and among Expert, Activision, Inc., a Delaware corporation ("Activision") and Expert Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Activision ("Expert Acquisition Sub"), pursuant to which, among other things, Expert will be merged with and into Expert Acquisition Sub and will become a wholly owned subsidiary of Activision (the "Merger").

    Pursuant to the terms of the Merger Agreement, Activision has the right, exercisable until March 25, 1999, to elect whether the merger consideration will be entirely cash or entirely stock (subject to a cash component in certain situations described below); provided, however, that Activision has the right to extend the March 25, 1999 deadline to April 1, 1999 if Activision has made and continues to make good faith efforts to secure any financing required for payment of the merger consideration in cash. If Activision chooses cash consideration, holders of shares of Expert Common Stock ("Expert Shares") will receive $2.65 per Expert Share. If Activision chooses stock consideration, holders of Expert Shares will receive that number of shares of Activision Common Stock ("Activision Shares") equal to the quotient of (i) $2.65

                             EXPERT SOFTWARE, INC.

                           DECEMBER 31, 1998 AND 1997

7. STOCKHOLDERS' EQUITY AND PROPOSED MERGER: (CONTINUED) divided by (ii) the arithmetic average of the per share closing sales prices of an Activision Share as reported on the Nasdaq on the ten (10) trading days ending on and including the trading day which is two (2) trading days immediately prior to the date of the special meeting of Expert stockholders that will be convened to consider and vote upon the approval of the Merger Agreement and the transactions contemplated thereby (such arithmetic average, the "Activision Per Share Market Value");provided, however, that, if the Activision Per Share Market Value is less than $10.00 per Activision Share, holders of Expert Shares will be entitled to receive for each Expert Share (A) 0.265 of an Activision Share and (B) cash in an amount equal to the product of (x) the Activision Per Share Market Value multiplied by (y) the number that remains when
0.265 is subtracted from the quotient of 2.65 divided by the Activision Per Share Market Value.

    As contemplated by the Merger Agreement, on March 3, 1999, Expert executed a first amendment (the "Amendment No. 1") to that certain Shareholders' Rights Agreement dated as of November 9, 1995 between Expert and The First National Bank of Boston (the "Rights Agreement"), which Amendment No. 1 modified the Rights Agreement to provide that such Rights Agreement would not be triggered by the execution of the Merger Agreement.

8. STOCK OPTIONS:

    The Company has reserved 2,250,000 shares of its common stock for issuance under its 1992 Stock Option Plan (the "1992 Plan"), 1,000,000 shares under its 1997 Stock Option Plan for Officers and Employees (the "1997 Plan"), and 250,000 shares under the 1997 Stock Option Plan for Directors (the "Directors' Plan"), (the 1992 Plan, the 1997 Plan and the Directors' Plan are referred to herein collectively as the "Plans"). Under the Plans, options may be granted to purchase common stock at exercise prices generally determined by a committee of the Board of Directors. Incentive stock options may be granted at exercise prices not less than the fair market value of the common stock at the date of grant, and in certain instances, at prices in excess of the current fair market value. Non-employee members of the Board of Directors are granted non-qualified options annually at a price equal to the fair market value of the common stock at the date of the grant. Incentive stock options are available to officers, directors who are also employees and other full-time employees and non-qualified options are available to the same group and consultants and other key persons who provide services to the Company. The terms and vesting schedule of each option agreement are determined by the Board of Directors; vesting typically is ratably over four years. All options expire on the date specified in the agreement and in no event later than the

                             EXPERT SOFTWARE, INC.

                           DECEMBER 31, 1998 AND 1997

8. STOCK OPTIONS: (CONTINUED)
tenth anniversary of the date which the option was granted. A summary of stock option activity is as follows:

                                                                                                         WEIGHTED
                                                                                                          AVERAGE
                                                                                OPTIONS      OPTIONS     EXERCISE
                                                                               AVAILABLE   OUTSTANDING   PRICE ($)
                                                                              -----------  -----------  -----------
Balance at December 31, 1995................................................    1,090,179     685,770         2.40
Options granted.............................................................     (544,000)    544,000         9.80
Options exercised...........................................................           --     (37,353)        1.76
Options canceled............................................................      137,000    (137,000)       12.49
                                                                              -----------  -----------
Balance at December 31, 1996................................................      683,179   1,055,417         4.97
Options authorized..........................................................    1,250,000          --
Options granted.............................................................     (605,000)    605,000         2.44
Options exercised...........................................................           --     (96,971)        3.60
Options canceled............................................................      364,556    (364,556)       10.75
                                                                              -----------  -----------
Balance at December 31, 1997................................................    1,692,735   1,198,890         2.05
Options granted.............................................................   (1,250,000)  1,250,000         1.56
Options exercised...........................................................           --     (23,106)        0.36
Options canceled............................................................      249,212    (249,212)        3.57
                                                                              -----------  -----------
Balance at December 31, 1998................................................      691,947   2,176,572         1.26
                                                                              -----------  -----------
                                                                              -----------  -----------

    A summary of currently outstanding and exercisable options is as follows:

                             OPTIONS OUTSTANDING
                ---------------------------------------------
                                WEIGHTED                           OPTIONS EXERCISABLE
                                 AVERAGE                       ----------------------------
   RANGE OF                     REMAINING        WEIGHTED                      WEIGHTED
   EXERCISE       NUMBER       CONTRACTUAL        AVERAGE        NUMBER         AVERAGE
    PRICES      OUTSTANDING   LIFE (YEARS)    EXERCISE PRICE   EXERCISABLE  EXERCISE PRICE
--------------  -----------  ---------------  ---------------  -----------  ---------------
$0.10--$0.85       460,070            4.6        $    0.51        451,737      $    0.50
$1.00--$1.32     1,554,651            9.3        $    1.31        247,880      $    1.32
$2.00               88,401            8.3        $    2.00         52,802      $    2.00
$3.05--$5.38        73,450            8.5        $    4.13         45,607      $    4.04
                -----------           ---            -----     -----------         -----
                 2,176,572            8.3        $    1.26        798,026      $    1.26
                -----------           ---            -----     -----------         -----
                -----------           ---            -----     -----------         -----

    In December 1998, the Board of Directors authorized the repricing of options to purchase approximately 739,000 shares of common stock previously granted to officers and employees to a revised exercise price of $1.32 per share. The revised exercise price represented the average market price of the Company's common stock for a period of five days ending on the repricing date. Such options previously were granted at exercise prices ranging from $2.00 to $6.63 per share.

    The Company applied APB Opinion 25 and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost for stock options granted to employees has been recognized under the Plans. Had compensation been recorded based on the fair value at the grant dates for awards

                             EXPERT SOFTWARE, INC.

                           DECEMBER 31, 1998 AND 1997

8. STOCK OPTIONS: (CONTINUED)
under the Plans consistent with the method of SFAS 123, the Company's proforma net income (loss) and diluted income (loss) per share would have been as follows (in thousands, except per share data):

                                                                  1998       1997        1996
                                                                ---------  ---------  ----------
Net income (loss), as reported................................  $  (8,518) $   1,703  $  (10,281)
Net income (loss), proforma...................................  $  (8,857) $   1,237  $  (10,469)

Diluted earnings per share, as reported.......................  $   (1.12) $     .21  $    (1.37)
Diluted earnings per share, proforma..........................  $   (1.16) $     .15  $    (1.40)

    The fair value of each option grant is estimated on the date of grant using the Black-Sholes option pricing model with the following weighted average assumptions: expected volatility ranging from 40% to 70%, risk-free interest rate of 5%, expected dividends of $0 and expected lives of five years. In 1998 and 1997, the Company recorded compensation expense of $84,000 and $54,000, respectively, related to options to purchase common stock granted to non-employees of the Company accounted for under the provisions of SFAS 123.

9. INCOME TAXES:

    The components of the provision (benefit) for income taxes are as follows (in thousands):

                                                                    1998       1997       1996
                                                                  ---------  ---------  ---------
Current:
  Federal.......................................................  $      --  $    (243) $  (1,711)
  State.........................................................         --        (31)      (256)
                                                                  ---------  ---------  ---------
                                                                         --       (274)    (1,967)
                                                                  ---------  ---------  ---------

Deferred:
  Federal.......................................................      4,272      1,132     (1,930)
  State.........................................................        655        143       (170)
                                                                  ---------  ---------  ---------
                                                                      4,927      1,275     (2,100)
                                                                  ---------  ---------  ---------
                                                                  $   4,927  $   1,001  $  (4,067)
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

                             EXPERT SOFTWARE, INC.

                           DECEMBER 31, 1998 AND 1997

9. INCOME TAXES: (CONTINUED)
    A reconciliation of the provision for income tax expense (benefit) with the expected income tax (benefit) computed by applying the federal statutory income tax rate to income (loss) before income taxes is as follows:

                                                                   1998       1997       1996
                                                                 ---------  ---------  ---------
Income tax (benefit) computed at federal statutory
  tax rate.....................................................      (34.0)%      34.0%     (34.0)%
State and local taxes (net of federal benefit).................       (3.6)       3.6       (3.6)
Increase in valuation allowance................................      171.7         --        7.4
Other, net.....................................................       (3.1)      (0.6)       1.9
                                                                 ---------        ---  ---------
                                                                     137.2%      37.0%     (28.3)%
                                                                 ---------        ---  ---------
                                                                 ---------        ---  ---------

    The components of the net deferred tax asset recorded in the accompanying consolidated balance sheets are as follows (in thousands):

                                                                             1998       1997
                                                                           ---------  ---------
Allowance for doubtful accounts and potential returns....................  $     896  $   1,147
Inventory reserves.......................................................        275        381
Net operating loss carryforward..........................................      6,105      4,311
Other, net...............................................................         49        248
                                                                           ---------  ---------
  Gross deferred tax assets..............................................      7,325      6,087
Valuation allowance......................................................     (7,325)    (1,160)
                                                                           ---------  ---------
  Net deferred tax assets................................................         --  $   4,927
                                                                           ---------  ---------
                                                                           ---------  ---------

    A valuation allowance is provided to reduce the deferred tax assets to a level which, more likely than not, will be realized. The net deferred assets reflects management's estimate of the amount which will be realized from future profitability which can be predicted with reasonable certainty.

10. EARNINGS PER SHARE

    Basic earnings per common share were computed by dividing income available to common shareholders by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share were determined by including assumptions of stock option conversions, except for periods in which the Company reported a loss from continuing operations. Effective December 31, 1997,

                             EXPERT SOFTWARE, INC.

                           DECEMBER 31, 1998 AND 1997

10. EARNINGS PER SHARE (CONTINUED)
the Company adopted SFAS 128. As a result, the earnings (loss) per share of common stock for the year ended December 31, 1996 have been restated in accordance with the requirements of SFAS 128.

                                                                                          YEAR ENDED DECEMBER 31,
                                                                                    ------------------------------------
                                                                                      INCOME                  PER-SHARE
                                                                                      (LOSS)      SHARES       AMOUNT
                                                                                    ----------  -----------  -----------
                                                                                      (IN THOUSANDS, EXCEPT PER SHARE
                                                                                                  AMOUNTS)
1998
Basic and Diluted Earnings Per Share
  (Loss) available to common shareholders.........................................  $   (8,518)      7,608    $   (1.12)
                                                                                    ----------       -----   -----------
                                                                                    ----------       -----   -----------

1997
Basic Earnings Per Share
  Income available to common shareholders.........................................  $    1,703       7,533    $     .23
                                                                                                             -----------
                                                                                                             -----------
  Options assumed to be converted.................................................                     635
                                                                                    ----------       -----
Diluted Earnings Per Share
  Income available to common shareholders plus assumed conversions................  $    1,703       8,168    $     .21
                                                                                    ----------       -----   -----------
                                                                                    ----------       -----   -----------

1996
Basic and Diluted Earnings Per Share
  (Loss) available to common shareholders.........................................  $  (10,281)      7,480    $   (1.37)
                                                                                    ----------       -----   -----------
                                                                                    ----------       -----   -----------

    Options to purchase approximately 172,300 shares of common stock at prices from $5.375 to $6.625 were outstanding during 1997 but were not included in the computation of diluted EPS because the options' prices were greater than the average market price of the common shares. The options, which expire between January 1999 and December 2001, were still outstanding at December 31, 1997. No options were included in the computation of diluted EPS for 1998 as options are antidilutive for periods in which losses are incurred.

11. LEGAL PROCEEDINGS:

    In October 1996, the Company settled litigation with David H. Goodman, the former Chairman and Chief Executive Officer of Swfte International, Ltd., and others. The original dispute involved the contingent purchase price to the Agreement and Plan of Merger among Expert, ES I Acquisition Corp., Swfte and the Stockholders of Swfte, dated as of October 16, 1995. The results for the third quarter of 1996 include expenses of $1,900,000 for the settlement, as well as related legal and associated costs. A portion of the settlement was paid in agreed-upon installments through April 1, 1998.

12. COMMITMENTS AND CONTINGENCIES:

    The Company leases office space under operating leases. Rent expense under operating leases was $415,000, $510,000, and $661,000 for the years ended December 31, 1998, 1997, and 1996, respectively. Future minimum lease payments under non-cancelable operating leases at December 31, 1998 are approximately $331,000 and $201,000 in 1999 and 2000, respectively.

                             EXPERT SOFTWARE, INC.

                           DECEMBER 31, 1998 AND 1997

12. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    The Company is subject to minimum royalty guarantees under certain agreements with developers and licensers. Minimum royalty guarantees under such contracts are approximately $150,000, $175,000 and $200,000 for the years ended December 31, 1999, 2000 and 2001, respectively.

    The Company's federal tax filings with respect to the year ended December 31, 1992 and subsequent years are presently being reviewed by the Internal Revenue Service ("IRS"). The IRS has questioned the allocation of the purchase price made by the Company in connection with the acquisition of assets and business of the Predecessor from Bloc in October 1992, and related amortization and other deductions with respect to the acquired assets. In June 1997, the IRS proposed assessments for additional taxes of $412,000, $553,000 and $857,000 for the tax years 1992, 1993 and 1994, respectively, plus penalties totaling $371,000 and interest to the date of payment. If the IRS prevailed on all issues, such interest through December 31, 1998 would total approximately $700,000. The preliminary adjustments proposed by the IRS would also reduce the Company's federal income taxes for the years 1995, 1996 and 1997 by $242,000, $68,000 and $55,000, respectively. The IRS has not yet issued a notice of deficiency assessing actual additional taxes and penalties. The Company believes that it has properly reported its income and paid its taxes in accordance with applicable laws and intends to contest the proposed adjustments vigorously. Additionally, the Company's federal income tax return for 1996 reported a net operating loss of approximately $17.8 million, which is available as a carryback subject to statutory limitations to offset a substantial portion of the proposed tax assessments. The Company believes that the ultimate resolution of this matter will not have a material adverse effect on its financial position.

    The Company's federal tax filing with respect to the year ended December 31, 1996 is presently being reviewed by the IRS, which has questioned the allocation of the purchase price made by the Company in connection with the acquisition of Swfte International, Ltd. in November 1995, and related amortization and other deductions. The IRS has not proposed any assessment from their review, nor has it indicated when it expects to conclude its audit or if it intends to propose adjustments to the Company's federal income tax returns claiming additional tax due. At this time, it is not possible to quantify the amount of additional taxes, if any, the IRS will claim are due. There can be no assurance that the Company will prevail in its position, or that the appeals, if any, and final resolution of any IRS claims will not have a material adverse impact on the Company's liquidity, financial position, or results of operations.

ITEM 9. CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    On January 15, 1999, Arthur Andersen LLP resigned as auditors of Expert Software, Inc. (the "Company"), and, concurrently, management of the Company engaged Grant Thornton LLP to audit the consolidated financial statements of Expert Software, Inc. and Subsidiaries as of and for the year ending December 31, 1998. The decision to change auditors was approved by the Audit Committee of the Company's Board of Directors.

    The reports of Arthur Andersen LLP on the Company's consolidated financial statements for the past two fiscal years ended December 31, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1997 and 1996, and in the subsequent interim periods, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the matter in their reports.

    During the two most recent fiscal years ended December 31, 1997 and during the subsequent interim period prior to engaging Grant Thornton LLP, neither the Company nor someone on the Company's behalf consulted with Grant Thornton LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

    The predecessor auditor informed the Company of the existence of no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

    Arthur Andersen LLP furnished a letter addressed to the Commission agreeing with the above statements. A copy of that letter, dated January 19, 1999, was filed as Exhibit 16 to the Company's Form 8-K dated January 15, 1999.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

                        INFORMATION REGARDING DIRECTORS

    Set forth below is certain information regarding the Directors of the Company, based on information furnished by them to the Company.

NAME                                                                        AGE     DIRECTOR SINCE
-----------------------------------------------------------------------  ---------  ---------------
CLASS I--TERM EXPIRES 1999

Kenneth P. Currier.....................................................         50          1992
A. Bruce Johnston......................................................         39          1992

CLASS II--TERM EXPIRES 2000

Douglas G. Carlston....................................................         51          1998
Michael S. Murray......................................................         36          1998

CLASS III--TERM EXPIRES 1998

Susan A. Currier.......................................................         49          1992
William H. Lane III....................................................         60          1997

    The principal occupation and business experience during at least the last five years for each Director of the Company is set forth below.

    KENNETH P. CURRIER, a co-founder of the Company, has served as a Director, Chief Executive Officer and Secretary of the Company since its inception in October 1992. Mr. Currier also co-founded the Company's predecessor, Softsync, Inc. ("Softsync") a publisher of consumer software, in 1982, and served as President of Softsync from 1990 until formation of the Company in 1992. Mr. Currier is the spouse of Susan A. Currier, President and a Director of the Company.

    A. BRUCE JOHNSTON has served as a Director of the Company since October 1992. Mr. Johnston has been a Principal of TA Associates, a private equity investor, since January 1996 and was a Vice President of TA Associates from June 1992 to December 1995. Prior to that, Mr. Johnston was a General Manager of Lotus Development Corporation, a software publisher, from June 1988 to June 1992. Mr. Johnston serves as a director of Restrac, Inc., a client-server application company, as well as a number of privately-held companies.

    DOUGLAS G. CARLSTON has served as a Director of the Company since October 1998. Mr. Carlston previously served on the Company's Board of Directors from December 1993 until December 1996. He was the Chief Executive Officer and Chairman of the Board of Broderbund Software, Inc., a publisher of consumer software, which was acquired by The Learning Company Inc. in August 1998. Mr. Carlston co-founded Broderbund Software, Inc. in 1980 and served there in executive capacities until its acquisition in 1998.

    MICHAEL S. MURRAY has served as a Director of the Company since October 1998. Mr. Murray has been General Partner of New Millennium Venture Partners, LLC since September 1998. Prior to that, Mr. Murray served as the General Manager of Broderbund Software's Online Business Unit and was the Managing Director of that company's Online Venture Fund. Prior to joining Broderbund in 1996, Mr. Murray was managing the Broadband product development group for Pacific Telesis, where he served in various management positions from 1984 to 1996.

    SUSAN A. CURRIER, a co-founder of the Company, has served as a Director and President of the Company since its inception in October 1992. Ms. Currier also co-founded the Company's predecessor, Softsync, in 1982, and served as Vice President responsible for sales and marketing of Softsync from 1990 until formation of the Company in 1992. Ms. Currier is the spouse of Kenneth P. Currier, Chief Executive Officer and a Director of the Company.

    WILLIAM H. LANE III has served as a Director of the Company since his appointment by the Board of Directors on January 29, 1997. Mr. Lane retired as Vice President, Chief Financial Officer, Secretary and Treasurer of Intuit, Inc. a software publisher, in July 1996. He held the same positions at ChipSoft, Inc. from July 1991 until Intuit acquired ChipSoft in December 1993. He also served as Vice President, Finance and Administration for Honeywell Information Systems. Mr. Lane also serves as a director of International Microcomputer Software, Inc., a developer and publisher of visual productivity software for businesses and consumers, and Metacreations Corporation, a developer and publisher of graphics software for use in print and computer graphics applications.

                               EXECUTIVE OFFICERS

    The names and ages of all current executive officers of the Company and the principal occupation and business experience during at least the last five years for each are set forth below.

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Kenneth P. Currier...................................          50   Chief Executive Officer and Secretary
Susan A. Currier.....................................          49   President
Timothy R. Leary.....................................          47   Executive Vice President of Sales
Katherine A. Brunn...................................          51   Vice President of North American Sales
Anne E. Aitken.......................................          40   Vice President of Marketing
David R. Turner......................................          33   Vice President of Development
Michael A. Appel.....................................          54   Vice President of Operations
Steven R. Mountain...................................          42   Chief Financial Officer

    MR. CURRIER has held the positions of Chief Executive Officer and Secretary of the Company since the Company's inception in October 1992. Mr. Currier has also been a Director of the Company since 1992. See "Information Regarding Directors" above.

    MS. CURRIER has held the position of President of the Company since the Company's inception in October 1992. Ms. Currier has also been a Director of the Company since 1992. See "Information Regarding Directors" above.

    TIMOTHY R. LEARY has served as Executive Vice President of Sales of the Company since January 1998, and as Vice President of Sales of the Company from its formation in October 1992 until December 1997.

    KATHERINE A. BRUNN has served as Vice President of North American Sales of the Company since January 1998. Prior to that, Ms. Brunn was the President and Chief Executive Officer of MicroTech Marketing Services, Inc., a sales, marketing and consulting firm serving the computer industry, since June 1984.

    ANNE E. AITKEN has served as Vice President of Marketing of the Company since March 1997. Prior to that, Ms. Aitken served as Senior Director of Marketing at Blockbuster Entertainment Inc. from September 1995 to January 1997. Prior to Blockbuster, Ms. Aitken was Director of Advertising with Burger King Corporation from September 1992 to September 1995.

    DAVID R. TURNER has served as Vice President of Development of the Company since December 1997. Prior to that, Mr. Turner was Director, External Applications Engineering for Walt Disney Interactive from April 1995 to December 1997. Prior to Disney, Mr. Turner was Vice President and Director of Development for IntraCorp, Inc., from October 1987 to March 1995.

    MICHAEL A. APPEL has served as Vice President of Operations of the Company since March 1996. Prior to that, Mr. Appel was Director of Manufacturing for Bleyer Industries from January 1992 through February 1996. Prior to that, Mr. Appel was Vice President of Operations for Superior Toy from June 1990 through December 1991.

    STEVEN R. MOUNTAIN has served as Chief Financial Officer of the Company since September 1998, and previously served the Company as Controller, and as Manager of Financial Reporting and Analysis, since December 1995. Prior to that, Mr. Mountain was Controller at Tiger Direct, Inc., a catalog reseller of computer software and hardware, from June 1995 to November 1995. Prior to Tiger Direct, Mr. Mountain was Manager, Investor Relations, and Manager, Financial Reporting and Analysis, of Equinox Systems Inc., which designs and markets server-based communications products for remote access, industrial and commercial point-of-sale systems, from August 1992 to June 1995. Mr. Mountain has indicated that he will leave the Company near the end of March 1999, and has agreed to assist with transition issues on a consulting basis. The Company has engaged an interim chief financial officer to provide continuity in this function.

    Each of the officers holds his respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Section 16(a) reports were required for those persons, the Company believes that during the fiscal year ended December 31, 1998, all filing requirements were complied with, except in the case of Susan A. Currier who failed to timely file one report regarding a scheduled sale of the Common Stock.

ITEM 11. EXECUTIVE COMPENSATION

    The following sections of this Annual Report set forth and discuss the compensation paid or awarded during the last three years to the Company's Chief Executive Officer and the four other most highly compensated executive officers who earned in excess of $100,000 during the year ended December 31, 1998 (collectively, the "Named Executives").

SUMMARY COMPENSATION TABLE

    The following table shows for the fiscal years ended December 31, 1998, 1997, and 1996 compensation paid by the Company to the Named Executives.

                                                                                           LONG TERM COMPENSATION
                                                                                 -------------------------------------------
                                                ANNUAL COMPENSATION                        AWARDS
                                    -------------------------------------------  --------------------------      PAYOUTS
                                                                OTHER ANNUAL      RESTRICTED    SECURITIES   ---------------
NAME AND PRINCIPAL                                              COMPENSATION         STOCK      UNDERLYING        LTIP
  POSITION                 YEAR     SALARY ($)    BONUS($)           ($)          AWARDS ($)    OPTIONS (#)    PAYOUTS ($)
-----------------------  ---------  -----------  -----------  -----------------  -------------  -----------  ---------------
Kenneth P. Currier.....       1998     200,000       32,564              --               --        90,000             --
  Chief Executive             1997     170,000           --              --               --        70,000             --
  Officer and Secretary       1996     170,000           --              --               --       130,000(1)           --
Susan A. Currier.......       1998     200,000       32,564              --               --        90,000             --
  President                   1997     170,000           --              --               --        70,000             --
                              1996     170,000           --              --               --       130,000(1)           --
Timothy R. Leary.......       1998     150,000       17,948              --               --        75,000             --
  Executive Vice              1997     100,000        7,551              --               --        65,000             --
  President of Sales          1996     100,000       26,332              --               --        10,000             --
Katherine A. Brunn.....       1998     130,000       24,874              --               --        95,000             --
  Vice President of
  North American Sales
Anne E. Aitken.........       1998     124,000        9,695              --               --        75,000             --
  Vice President of           1997      97,308       10,146              --               --        40,000             --
  Marketing

                               ALL OTHER
NAME AND PRINCIPAL           COMPENSATION
  POSITION                      ($)(2)
-----------------------  ---------------------
Kenneth P. Currier.....            5,079
  Chief Executive                  5,579
  Officer and Secretary               --
Susan A. Currier.......            5,079
  President                        5,579
                                      --
Timothy R. Leary.......               --
  Executive Vice                      --
  President of Sales                  --
Katherine A. Brunn.....               --
  Vice President of
  North American Sales
Anne E. Aitken.........            2,100
  Vice President of                1,620
  Marketing

------------------------------

(1) The options granted to Mr. and Mrs. Currier during 1996 were canceled by the Board of Directors in April 1997.

(2) Represents matching contributions to the accounts of each Named Executives participating under the Company's 401(k) savings plan, which was implemented January 1, 1997.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth each grant of stock options during 1998 to the Named Executives. No stock appreciation rights ("SARs") have been granted.

                                                         INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                                --------------------------------------------------------------------        VALUE AT
                                 NUMBER OF                                                            ASSUMED ANNUAL RATES
                                SECURITIES      % OF TOTAL                                                  OF STOCK
                                UNDERLYING     OPTIONS/SARS                                            PRICE APPRECIATION
                                  OPTIONS       GRANTED TO       EXERCISE OR                          FOR OPTION TERM (3)
                                  GRANTED      EMPLOYEES IN      BASE PRICE         EXPIRATION        --------------------
NAME                              (#) (1)     FISCAL YEAR (2)      ($/SH)              DATE            5% ($)     10%($)
------------------------------  -----------  -----------------  -------------  ---------------------  ---------  ---------
Kenneth P. Currier............      90,000             8.2%            1.32       02/25/08--12/11/08     74,713    189,337
Susan A. Currier..............      90,000             8.2             1.32       02/25/08--12/11/08     74,713    189,337
Timothy R. Leary..............      75,000             6.9             1.32       04/06/08--12/11/08     62,261    157,781
Katherine A. Brunn............      95,000             8.7             1.32       01/14/08--12/11/08     78,863    199,855
Anne E. Aitken................      75,000             6.9             1.32       04/06/08--12/11/08     62,261    157,781

------------------------

(1) All options were granted pursuant to the Amended and Restated 1992 Stock Option Plan (the "1992 Option Plan") and vest in equal quarterly increments over a four year period. Unvested shares accelerate and become vested upon a change of control of the Company.

(2) Percentages are based on a total of shares of Common Stock underlying all options granted to employees of the Company in 1998.

(3) This column shows the hypothetical gains or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year terms of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES

    The following table sets forth the shares acquired and the value realized upon exercise of stock options during 1998 by the Named Executives and certain information concerning the number and value of unexercised options.

                                                                           NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                          UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                          OPTIONS AT FY-END (#)      OPTIONS AT FY-END ($)(1)
                                    SHARES ACQUIRED   VALUE REALIZED    --------------------------  --------------------------
NAME                                ON EXERCISE (#)         ($)         EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------  ---------------  -----------------  -----------  -------------  -----------  -------------
Kenneth P. Currier................        20,000                --         233,775        124,975      312,981        90,816
Susan A. Currier..................            --                --         253,775        124,975      351,601        90,816
Timothy R. Leary..................            --                --          83,130        114,440      111,041        81,367
Katherine A. Brunn................            --                --          18,437         87,563       13,109        62,257
Anne E. Aitken....................            --                --          22,314         92,686       15,865        65,900

------------------------

(1) Based on the fair market value of the Common Stock on December 31, 1998 ($2.031 per share), less the aggregate option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

COMPENSATION OF DIRECTORS

    The compensation plan for non-employee directors was amended by the Board on February 3, 1997. In accordance with the plan, such outside directors receive an annual retainer of $5,000, $1,500 per Board meeting except for telephonic meetings, $250 per each telephonic Board meeting, and additional compensation to members of the Audit and Compensation Committees in the amount of $500 per meeting attended in person, and $250 per each telephonic committee meeting. All directors are reimbursed for expenses incurred in connection with attendance at meetings.

    The Company has an Amended and Restated 1992 Stock Option Plan (the "1992 Option Plan") pursuant to which eligible non-employee directors are entitled to receive options to purchase shares of Common Stock in accordance with the formula provisions thereof. Although the non-employee directors are eligible to receive options pursuant to certain formula provisions of the 1992 Option Plan, no options have been granted to date pursuant to such formula provisions.

    The Company also has the 1997 Stock Option Plan for Directors (the "1997 Directors Plan") pursuant to which eligible non-employee directors receive non-qualified options to purchase 30,000 shares of Common Stock upon their election or appointment as a director, which options shall vest in calendar quarterly installments over four years; and options to purchase 5,000 shares of Common Stock each January 1 during his/her service as a director, which options shall vest in quarterly installments over one year. All options granted under the 1997 Directors Plan have a per share exercise price equal to the per share fair market value of the Common Stock on the date of grant.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

    As of February 23, 1995, the Company entered into employment agreements with each of Kenneth P. Currier and Susan A. Currier pursuant to which they are employed as Chief Executive Officer and President of the Company, respectively. These employment agreements currently provide for the payment of an annual salary to each of the Curriers, which is subject to change by the Compensation Committee of the Board of Directors.

    These employment agreements also entitle each of the Curriers to receive annual cash bonuses in amounts, and based upon the achievement of Company objectives, established from year-to-year by the Compensation Committee. These agreements are subject to automatic one-year extensions on each December 31st unless earlier terminated by either the executive or the Company. Under the employment agreements, each of the Curriers is entitled to severance benefits equal to six months salary and benefits plus a pro rated cash bonus in the event of either a termination of their employment by the Company without cause or a termination by the executive in response to certain changes in the executive's employment circumstances, subject to increase to one-year's salary and benefits plus a pro rated cash bonus after a change in control of the Company (as defined in the agreements) in the event of either a termination of employment by the Company without cause or a termination by the executive in response to certain changes in the executive's employment circumstances. On February 16, 1999, the Compensation Committee also approved a bonus equal to one-year's salary to each of the Curriers in the event the Company is sold during 1999, and the transaction closes at terms acceptable to the Board of Directors. Employment Agreements executed in connection with the Merger provide that the Curriers will receive a portion of these bonuses in restricted stock.

    Under the terms of his employment, Mr. Mountain would receive three months' severance pay in the event his employment is terminated without cause, or six month's salary in the event his employment is terminated due to change of control.

    Effective February 18, 1998, all employees of the Company qualify under a program which entitles any employee who might lose their employment as a result of a change in control to receive three months base compensation at the time of separation, provided the employee has performed their duties to the date of separation. This policy was extended for all employees until February 17, 2000.

    Since April 1997, options granted to officers, employees and directors under the Company's stock option plans have provided for acceleration of unvested shares in the event of a change of control of the

Company (as defined in the option plans). At December 31, 1998, there were options to purchase approximately 1,299,000 shares of the Company's common stock that would become vested in the event of such a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    From January 1998 to October 1998, the members of the Compensation Committee of the Board of Directors were Stephen J. Clearman and A. Bruce Johnston. Since October 1998, the Compensation Committee consists of Douglas G. Carlston and William H. Lane III. Messrs. Clearman and Johnston are each associated with investment partnerships which own or previously owned Common Stock and which previously held shares of preferred stock of the Company and subordinated notes issued by the Company. During 1995, the Company redeemed all of the outstanding preferred stock and repaid all of its subordinated indebtedness. See "Certain Relationships and Related Transactions". No executive officers of the Company serve on the Compensation Committee.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, to the best knowledge and belief of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1999 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's Directors, (iii) each of the Named Executive Officers and
(iv) all of the Company's executive officers and Directors as a group.

                                                                                            SHARES
                                                                                         BENEFICIALLY   PERCENT OF
DIRECTORS, EXECUTIVE OFFICERS AND 5% STOCKHOLDERS                                         OWNED (1)      CLASS (2)
--------------------------------------------------------------------------------------  --------------  -----------
TA Associates Group...................................................................     2,241,914(3)      29.4%
  High Street Tower, Suite 2500
  125 High Street
  Boston, MA 02110
Special Situations Group..............................................................     1,121,100(4)      14.7%
  153 East 53 Street, Floor 51
  New York, NY 10022
Kenneth P. Currier....................................................................       816,053(5)      10.0%
Susan A. Currier......................................................................       816,053(6)      10.0%
A. Bruce Johnston.....................................................................        26,517(7)          *
William H. Lane III...................................................................        31,720(8)          *
Douglas G. Carlston...................................................................         6,399(9)          *
Michael S. Murray.....................................................................        6,399(10)          *
Timothy R. Leary......................................................................      139,935(11)       1.8%
Katherine A. Brunn....................................................................       41,519(12)          *
Anne E. Aitken........................................................................       36,689(13)          *
All directors and executive officers as a group (12 persons)..........................    1,173,811(14)      13.9%

------------------------

*   Represents less than 1% of the outstanding shares.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of February 28, 1999 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the purpose of an other person.

(2) Applicable percentage of ownership is based on 7,627,881 shares of Common Stock outstanding as of February 28, 1999 together with applicable options for each stockholder.

(3) Includes 1,121,304 shares of Common Stock held by Advent VI L.P., 503,329 shares held by Advent Atlantic and Pacific II L.P., 181,759 shares held by Advent Industrial II L.P., 139,814 shares held by Advent New York L.P., 197,138 shares held by Chestnut II Limited Partnership, 81,792 shares held by Chestnut Capital International III L.P., and 16,778 shares held by TA Venture Investors, L.P. The respective general partners of Advent VI L.P., Advent Atlantic and Pacific II L.P., Advent Industrial II L.P., Advent New York L.P. and TA Venture Investors L.P. (collectively, the "TA Associates Group") exercise sole investment and voting power with respect to shares of Common Stock held by such entities. A. Bruce Johnston, a Director of the Company, is a Principal of TA Associates.

(4) Includes 768,800 shares of Common Stock held by Special Situations Fund III, L.P., 90,900 shares of Common Stock held by Special Situations Technology Fund, L.P., and 261,400 shares of Common Stock held by Special Situations Cayman Fund, L.P. The respective general partners of Special Situations Fund III, L.P., Special Situations Technology Fund, L.P., and Special Situations Cayman Fund, L.P (collectively, the "Special Situations Group") exercise sole investment and voting power with respect to shares of Common Stock held by such entities.

(5) Includes 385,976 shares of Common Stock beneficially owned by Mr. Currier's wife, Susan A. Currier, as to which Mr. Currier disclaims beneficial ownership, 76,000 shares beneficially owned by Mr. and Ms. Currier jointly, and 263,777 shares which Mr. Currier may acquire upon the exercise of stock options within 60 days of February 28, 1999.

(6) Includes 354,077 shares of Common Stock beneficially owned by Ms. Currier's husband, Kenneth P. Currier, as to which Ms. Currier disclaims beneficial ownership, 76,000 shares beneficially owned by Mr. and Ms. Currier jointly, and 283,776 shares which Ms. Currier may acquire upon the exercise of stock options within 60 days of February 28, 1999.

(7) Includes 3,117 shares of Common Stock beneficially owned by A. Bruce Johnston through TA Venture Investors L.P. which are included in the 16,778 shares described in footnote (3) above as being owned by TA Venture Investors L.P. Does not include any shares beneficially owed by Advent VI L.P., Advent Atlantic and Pacific II L.P., Advent Industrial II L.P. or Advent New York L.P., or the remainder of the shares described in footnote
    (2) above as being owned by TA Venture Investors L.P., as to which Mr. Johnston disclaims beneficial ownership. Also includes 23,400 shares of Common Stock which Mr. Johnston may acquire upon the exercise of stock options within 60 days of February 28, 1999.

(8) Includes 27,720 shares of Common Stock which Mr. Lane may acquire upon the exercise of stock options within 60 days of February 28, 1999, and 4,000 shares of Common Stock owned by Mr. Lane's wife and grandchildren.

(9) Consists of 6,399 shares of Common Stock which Mr. Carlston may acquire upon the exercise of stock options within 60 days of February 28, 1999.

(10) Consists of 6,399 shares of Common Stock which Mr. Murray may acquire upon the exercise of stock options within 60 days of February 28, 1999.

(11) Includes 102,505 shares of Common Stock which Mr. Leary may acquire upon the exercise of stock options within 60 days of February 28, 1999.

(12) Consists of 9,831 shares beneficially owned by Ms. Brunn's husband, as to which Ms. Brunn disclaims beneficial ownership, and 31,688 shares which Ms. Brunn may acquire upon the exercise of stock options within 60 days of February 28, 1999.

(13) Consists of 36,689 shares of Common Stock which Ms. Aitken may acquire upon the exercise of stock options within 60 days of February 28, 1999.

(14) Includes 869,366 shares of Common Stock which may be acquired upon the exercise of stock options within 60 days of February 28, 1999.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    A. Bruce Johnston, a Director of the Company, is a Principal of TA Associates. Stephen J. Clearman, until October 1998 a Director of the Company, is a general partner of the general partner of Geocapital II, L.P. Charles E. Noell III, until October 1998 a Director of the Company, is a general partner of the general partner of JMI Equity Fund, L.P. Kenneth and Susan Currier, who are married to one another, are Directors and the Chief Executive Officer and President of the Company, respectively.

    Katherine A. Brunn, Vice President of North American Sales since January 1998, was the President and Chief Executive Officer of MicroTech Marketing Services, Inc. Ms. Brunn has retained her interest and position in MicroTech. This firm provided sales and marketing services to the Company in each of the last five years, and continues to provide such services. During 1998 and 1997, the Company paid MicroTech commissions totaling $140,000 and $221,000, respectively, for services performed on its behalf.

    The Company has a policy whereby all transactions between the Company and its officers, directors and affiliates (other than employment and compensation matters) will be reviewed by the Audit Committee of the Company's Board of Directors or a comparable committee.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

    (A)  (1)  FINANCIAL STATEMENTS:

    Reference is made to the Index set forth on page IV-22 of this Annual Report on Form 10-K.

        (2)  FINANCIAL STATEMENTS SCHEDULES:

                                                                                                               PAGE
                                                                                                             ---------
Reports of Independent Certified Public Accountants on Schedules...........................................      IV-52
Schedule II--Valuation and Qualifying Accounts.............................................................      IV-53

    All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable and therefore have been omitted.

        (3)  EXHIBITS

 EXHIBIT
   NO.                                                     DESCRIPTION
----------  ---------------------------------------------------------------------------------------------------------
      2.1   Agreement and Plan of Merger, dated as of March 3, 1999, by and among the Expert, Activision, Inc. and
            Expert Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Activision (11)
      3.1   Restated Articles of Incorporation of the Company (5)
      3.2   Amended and Restated By-Laws of the Company (5)
      4.1   Shareholders Rights Agreement between the Company and The First National Bank of Boston dated November 9,
            1995 (10)
      4.2   Amendment No. 1 to Shareholder Rights Agreement, dated as of November 2, 1995, between Expert and The
            First National Bank of Boston (12)
     10.1   Employment Agreement between the Company and Kenneth Currier dated as of February 23, 1995 (2)

 EXHIBIT
   NO.                                                     DESCRIPTION
----------  ---------------------------------------------------------------------------------------------------------
     10.2   Employment Agreement between the Company and Susan Currier dated as of February 23, 1995 (2)
     10.3   Amended and Restated Stockholders Agreement among the Company and certain stockholders dated as of
            October 31, 1995 (5)
     10.4   Lease between the Company and Douglas Entrance Holdings Limited Partnership dated February 25, 1994 (3)
     10.5   Sublease Agreement between the Company and Commodore Cruise Line, Limited dated May 9, 1994 (3)
     10.6   1992 Stock Option Plan, as amended (3)
     10.7   Revolving Credit Agreement between the Company and the First National Bank of Boston dated as of October
            23, 1992, as amended in December 1993 and on May 19, 1994, June 30, 1994 and August 1, 1994 (3)
     10.8   Summary of the Company's Management Incentive Plan (3)
     10.10  Agreement and Plan of Merger among the Company, ESI Acquisition Corp., Swfte and the stockholders of
            Swfte dated as of October 16, 1995 (5)(+)
     10.11  Registration Rights Agreement by and among the Company and certain stockholders dated as of November 2,
            1995 (5)(+)
     10.13  Amended and Restated Licensing Agreement between Swfte and The United States Playing Card Company dated as of May 1993, as amended on July 14, 1994, July 7, 1995 and July 21, 1995 (5)
     10.14  Licensing and Royalty Agreement between the Company and McDonald's Corporation dated as of January 2,
            1997 (6)
     10.15  Sublease Agreement Between the Company and Enterprise Consulting, Inc. dated as of May 1, 1996 (7)
     10.16  Announcement of Preliminary Fourth-Quarter Results (9)
     10.17  1997 Stock Option Plan for Directors (8)
     10.18  1997 Stock Option Plan for Officers and Employees (8)
     21     Subsidiaries of the Company (5)
     23.1   Consent of Grant Thornton LLP (1)
     23.2   Consent of Arthur Andersen LLP (1)
     27     Financial Data Schedule (EDGAR filing only)

------------------------

(1) Filed herewith.

(2) Incorporated by reference to the designated exhibit of Amendment No. 1 to the Registration Statement on Form S-1 (No. 33-89758 filed March 30, 1995).

(3) Incorporated by reference to the designated exhibit of the Registration Statement on Form S-1 (No. 33-89758 filed February 24, 1995).

(4) Incorporated by reference to the designated exhibit of registrant's Form 8-K (filed November 12, 1995).

(5) Incorporated by reference to the designated exhibit of registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

(6) Incorporated by reference to the designated exhibit of registrant's Form 8-K (filed February 26, 1997).

(7) Incorporated by reference to the designated exhibit of registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

(8) Incorporated by reference to addenda to registrant's Proxy Statement on
    Schedule 14A (filed May 23, 1997).

(9) Incorporated by reference to the designated exhibit of registrant's Form 8-K (filed February 10,1998).

(10) Incorporated by reference to Exhibit 10.12 of registrant's Form 8-K (filed November 12, 1995).

(11) Incorporated by reference to the designated exhibit of Form 8-K (filed March 9, 1999).

(12) Incorporated by reference to Exhibit 4.1 of registrant's Form 8-K (filed March 9, 1999).

(+) Confidential treatment granted as to portions of this document.

    (B) REPORTS ON FORM 8-K

    No Forms 8-K were filed during the last quarter of the year ended December 31, 1998. Subsequent to such time, two Forms 8-K have been filed.

    On January 15, 1999, the Company filed a report on Form 8-K in regard to its announcement of a change in its auditing firm (Item 4).

    On March 9, 1999, the Company filed a report on Form 8-K in regard to its announcement of an Agreement and Plan of Merger dated as of March 3, 1999 by and among Expert, Activision, Inc. and Expert Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Activision, Inc. (Items 5, 7).

    (C) EXHIBITS REQUIRED BY ITEM 601 OF REGULATION S-K

    The index to exhibits that are listed in Item 14(a)(3) of this report and not incorporated by reference follows the "Signatures" section hereof and is incorporated by reference.

    (D) FINANCIAL STATEMENT SCHEDULES REQUIRED BY REGULATION S-X

    Reference is made to Item 14(a)(2).

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                EXPERT SOFTWARE, INC.

                                By:            /s/ KENNETH P. CURRIER
                                     -----------------------------------------
                                                 Kenneth P. Currier
Date: March 30, 1999                          Chief Executive Officer

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                Director, Chief Executive
    /s/ KENNETH P. CURRIER        Officer and Secretary
------------------------------    (Principal Executive         March 30, 1999
      Kenneth P. Currier          Officer)

                                Chief Financial Officer
    /s/ STEVEN R. MOUNTAIN        (Principal Financial
------------------------------    Officer and Principal        March 30, 1999
      Steven R. Mountain          Accounting Officer)

     /s/ SUSAN A. CURRIER       Director, President
------------------------------                                 March 30, 1999
       Susan A. Currier

   /s/ DOUGLAS G. CARLSTON      Director
------------------------------                                 March 30, 1999
     Douglas G. Carlston

    /s/ A. BRUCE JOHNSTON       Director
------------------------------                                 March 30, 1999
      A. Bruce Johnston

   /s/ WILLIAM H. LANE III      Director
------------------------------                                 March 30, 1999
     William H. Lane III

    /s/ MICHAEL S. MURRAY       Director
------------------------------                                 March 30, 1999
      Michael S. Murray

        REPORTS OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON SCHEDULE

Board of Directors and Stockholders
Expert Software, Inc.

    We have audited in accordance with generally accepted auditing standards, the consolidated financial statements as of and for the year ended December 31, 1998 included in this Form 10-K and have issued our report thereon dated February 17, 1999. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed under Item 14(a) of this Form 10-K is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

GRANT THORNTON LLP
Miami, Florida,
February 17, 1999

--------------------------------------------------------------------------------

To the Stockholders
of Expert Software, Inc.:

    We have audited in accordance with generally accepted auditing standards, the consolidated financial statements as of and for the two years ended December 31, 1997 included in this Form 10-K and have issued our report thereon dated February 6, 1998. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed under Item 14(a) of this Form 10-K is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP
Miami, Florida,
February 6, 1998.

                             EXPERT SOFTWARE, INC.

                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                             BALANCE AT                                  BALANCE AT
                                                              BEGINNING   CHARGED TO COSTS                   END
DESCRIPTION                                                   OF PERIOD     AND EXPENSES    DEDUCTIONS    OF PERIOD
-----------------------------------------------------------  -----------  ----------------  -----------  -----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS AND RETURNS:
Fiscal year ended December 31, 1998........................   $   4,361      $   10,976      $ (11,985)   $   3,352
                                                             -----------        -------     -----------  -----------
                                                             -----------        -------     -----------  -----------
Fiscal year ended December 31, 1997........................   $   5,061      $    6,868      $   7,568    $   4,361
                                                             -----------        -------     -----------  -----------
                                                             -----------        -------     -----------  -----------
Fiscal year ended December 31,1996.........................   $   1,659      $    7,311      $   3,909    $   5,061
                                                             -----------        -------     -----------  -----------
                                                             -----------        -------     -----------  -----------

                               INDEX TO EXHIBITS

                                                                                                               PAGE
EXHIBIT NO.                                            DESCRIPTION                                            NUMBER
-------------  -------------------------------------------------------------------------------------------  -----------
23.1.......    Consent of Grant Thornton LLP..............................................................       IV-55
23.2.......    Consent of Arthur Andersen LLP.............................................................       IV-56

                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    As independent certified public accountants, we hereby consent to the incorporation of our reports dated February 17, 1999 included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File No. 33-93920.

                                             GRANT THORNTON LLP

Miami, Florida,
March 25, 1999.

                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    As independent certified public accountants, we hereby consent to the incorporation of our reports dated February 6, 1998 included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File No. 33-93920.

                                             ARTHUR ANDERSEN LLP

Miami, Florida,
March 25, 1999.

                                    ANNEX V
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-Q

  /X/    QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
         SECURITIES EXCHANGE ACT OF 1934

                 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 1999

  / /    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
         SECURITIES EXCHANGE ACT OF 1934

        FOR THE TRANSITION PERIOD FROM ______________ TO ______________

                         COMMISSION FILE NUMBER 0-25646

                            ------------------------

                             EXPERT SOFTWARE, INC.
       STATE OF DELAWARE--I.R.S. EMPLOYER IDENTIFICATION NO.: 65-0359860
                                802 DOUGLAS ROAD
                             NORTH TOWER, 6TH FLOOR
                             CORAL GABLES, FL 33134
                                 (305) 567-9990

    Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    As of April 30, 1999, there were 7,627,881 shares of the Registrant's Common Stock, $.01 par value, outstanding.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       The exhibit index is on page V-14.
                               Page V-1 of V-15.

                             EXPERT SOFTWARE, INC.

                               INDEX TO FORM 10-Q
                       THREE MONTHS ENDED MARCH 31, 1999

                                                                                                              PAGE
                                                                                                            ---------
PART I--FINANCIAL INFORMATION
Item 1. Financial Statements.
  Condensed Consolidated Balance Sheets as of March 31, 1999 and December 31, 1998........................        V-3
  Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 1999 and 1998......        V-4
  Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1999 and 1998......        V-5
  Notes to Condensed Consolidated Financial Statements....................................................        V-6
Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.............        V-9

PART II--OTHER INFORMATION
Item 5. Other Information.................................................................................       V-13
Item 6. Exhibits and Reports on Form 8-K..................................................................       V-14

Signatures................................................................................................       V-15

    This Form 10-Q contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements. Factors that might cause such a difference are discussed in the section entitled "Factors That May Affect Future Operating Results" on page V-13 of this Form 10-Q.

                         PART I--FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.

                             EXPERT SOFTWARE, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                        MARCH 31,     DECEMBER 31,
                                                                                           1999           1998
                                                                                      --------------  ------------
                                                                                       (UNAUDITED)
                                                      ASSETS
CURRENT ASSETS:
  Cash and equivalents..............................................................    $    1,605     $    1,595
  Accounts receivable, net..........................................................         5,258          5,411
  Inventories, net..................................................................         2,655          2,830
  Income taxes receivable...........................................................            65             65
  Prepaid expenses..................................................................           683            854
                                                                                      --------------  ------------
      Total current assets..........................................................        10,266         10,755
PROPERTY AND EQUIPMENT, net.........................................................           692            854
OTHER ASSETS, net...................................................................             5              5
                                                                                      --------------  ------------
      Total assets..................................................................    $   10,963     $   11,614
                                                                                      --------------  ------------
                                                                                      --------------  ------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..................................................................    $    2,672     $    3,914
  Accrued expenses..................................................................         4,470          3,594
                                                                                      --------------  ------------
      Total current liabilities.....................................................         7,142          7,508
                                                                                      --------------  ------------
STOCKHOLDERS' EQUITY:
  Preferred stock...................................................................            --             --
  Common stock......................................................................            76             76
  Additional paid-in capital........................................................        23,719         23,693
  Accumulated deficit...............................................................       (19,974)       (19,663)
                                                                                      --------------  ------------
      Total stockholders' equity....................................................         3,821          4,106
                                                                                      --------------  ------------
      Total liabilities and stockholders' equity....................................    $   10,963     $   11,614
                                                                                      --------------  ------------
                                                                                      --------------  ------------

     The accompanying notes to condensed consolidated financial statements are an integral part of these balance sheets.

                             EXPERT SOFTWARE, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1999       1998
                                                                                              ---------  ---------
NET REVENUES................................................................................  $   7,394  $   9,290
                                                                                              ---------  ---------
OPERATING COSTS AND EXPENSES:
  Cost of revenues..........................................................................      3,112      3,743
  Marketing and sales.......................................................................      2,686      2,752
  General and administrative................................................................      1,506      1,297
  Development...............................................................................        414        613
                                                                                              ---------  ---------
    Total operating costs and expenses......................................................      7,718      8,405
                                                                                              ---------  ---------
    Operating income (loss).................................................................       (324)       885
Other income, net...........................................................................         13        169
                                                                                              ---------  ---------
  Income (loss) before provision for income taxes...........................................       (311)     1,054
Provision for income taxes..................................................................         --        390
                                                                                              ---------  ---------
  Net income (loss).........................................................................  $    (311) $     664
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Earnings (Loss) per Share:
  Basic.....................................................................................  $    (.04) $     .09
                                                                                              ---------  ---------
                                                                                              ---------  ---------
  Diluted...................................................................................  $    (.04) $     .08
                                                                                              ---------  ---------
                                                                                              ---------  ---------

     The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

                             EXPERT SOFTWARE, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                THREE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                               --------------------
                                                                                                 1999       1998
                                                                                               ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)............................................................................  $    (311) $     664
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
  Depreciation of property and equipment.....................................................        162        181
  Amortization of acquired intangibles.......................................................         --         24
  Compensation expense on stock option grants................................................         26        391
  Deferred income tax provision..............................................................         --         21

Changes in current assets and liabilities:
  (Increase) decrease in accounts receivable.................................................        153     (2,045)
  (Increase) decrease in income tax receivable...............................................         --      1,859
  (Increase) decrease in inventories.........................................................        175       (139)
  (Increase) decrease in prepaid expenses....................................................        171        147
  Increase (decrease) in accounts payable....................................................     (1,242)    (1,054)
  Increase (decrease) in accrued expenses....................................................        876       (423)
  Increase (decrease) in income taxes payable................................................         --         92
                                                                                               ---------  ---------
    Net cash provided by (used in) operating activities......................................         10       (282)
                                                                                               ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment........................................................         --         (2)
                                                                                               ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Stock options exercised....................................................................         --          4
  Payments on capital lease obligations......................................................         --        (13)
                                                                                               ---------  ---------
    Net cash provided by (used in) financing activities......................................         --         (9)
                                                                                               ---------  ---------
    Net increase (decrease) in cash and equivalents..........................................         10       (293)
CASH AND EQUIVALENTS, beginning of period....................................................      1,595      5,685
                                                                                               ---------  ---------
CASH AND EQUIVALENTS, end of period..........................................................  $   1,605  $   5,392
                                                                                               ---------  ---------
                                                                                               ---------  ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest...................................................  $      --          4
                                                                                               ---------  ---------
                                                                                               ---------  ---------
  Cash paid during the period for income taxes...............................................  $      --  $      --
                                                                                               ---------  ---------
                                                                                               ---------  ---------

     The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

                             EXPERT SOFTWARE, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999
                                  (UNAUDITED)

1.  THE ORGANIZATION

    Expert Software, Inc. (the "Company") publishes and distributes computer software under the "Expert" trade name. The Company's products address a broad range of consumer interests and everyday tasks for the productivity, lifestyle, small office/home office, entertainment and education market categories. The Company sells its products directly to large retailers, as well as to distributors.

2.  BASIS OF PRESENTATION

    The condensed consolidated balance sheet as of December 31, 1998, which has been derived from audited financial statements, and the unaudited interim condensed consolidated financial statements included herein, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

    In the opinion of the Company, the accompanying condensed consolidated financial statements contain all adjustments necessary to present fairly the financial position of the Company as of March 31, 1999, and the results of operations and cash flows for the periods presented herein. Results of operations and cash flows for the period ending March 31, 1999, are not necessarily indicative of the results of operations of the entire fiscal year.

    The accounting policies followed for quarterly financial reporting purposes are the same as those disclosed in the Company's audited financial statements for the year ended December 31, 1998 included in the Form 10-K.

3.  INVENTORIES

    Inventories consisted of the following as of March 31, 1999 and December 31, 1998 (in thousands):

                                                                               1999       1998
                                                                             ---------  ---------
Finished goods.............................................................  $   1,917  $   2,009
Raw materials..............................................................        738        821
                                                                             ---------  ---------
                                                                             $   2,655  $   2,830
                                                                             ---------  ---------
                                                                             ---------  ---------

4.  EARNINGS PER SHARE

    Earnings per share are computed in accordance with the requirements of SFAS
128. Basic earnings per common share were computed by dividing income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share were determined by including assumptions of stock option conversions. For periods in which the Company reports a loss from continuing operations, diluted earnings per share do not include stock options as their effect would be antidilutive. Shares used in the computations for the three months ended March 31, 1999 and 1998 are as follows:

                                                                                           THREE MONTHS ENDED MARCH 31,
                                                                                       -------------------------------------
                                                                                                                  PER-SHARE
                                                                                         INCOME       SHARES       AMOUNT
                                                                                       -----------  -----------  -----------
                                                                                          (IN THOUSANDS, EXCEPT PER SHARE
                                                                                                     AMOUNTS)
1999
Basic Earnings Per Share
  Income (loss) available to common shareholders.....................................   $    (311)       7,628    $    (.04)
                                                                                                                      -----
                                                                                                                      -----
1998
Basic Earnings Per Share
  Income available to common shareholders............................................   $     664        7,605    $     .09
                                                                                                                      -----
                                                                                                                      -----
  Options assumed to be converted....................................................          --          626
                                                                                            -----        -----
Diluted Earnings Per Share
  Income available to common shareholders plus assumed conversions...................   $     664        8,231    $     .08
                                                                                            -----        -----        -----
                                                                                            -----        -----        -----

5.  PENDING MERGER AGREEMENT

    On March 3, 1999, the Company announced the execution of an Agreement and Plan of Merger (as amended and restated on April 19, 1999 collectively, the "Merger Agreement") by and among Expert, Activision, Inc., a Delaware corporation ("Activision") and Expert Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Activision ("Merger Sub"). The Merger Agreement anticipates that the Merger Sub will be merged with and into Expert (the "Merger"). After the Merger, Expert will continue as the surviving corporation and shall be a wholly-owned subsidiary of Activision. Upon completion of the Merger, Expert's stockholders will receive $2.65 in cash in exchange for each outstanding share of Expert common stock they own.

    The foregoing description is a brief summary of the Merger Agreement, and is qualified in its entirety by reference to the Merger Agreement attached as
Exhibit 2.2 to the Company's Form 8-K filed on March 9, 1999.

    As contemplated by the Merger Agreement, Expert executed an amendment (the "Amendment") to that certain Shareholders' Rights Agreement dated as of November 9, 1995 between Expert and Bank of Boston, N.A. (the "Rights Agreement"), which Amendment modified the Rights Agreement to provide that such Rights Agreement would not be triggered by the execution or operation of the Merger Agreement. The foregoing description is a brief summary of the terms and conditions of the Amendment, and is qualified in its entirety by reference to the Amendment attached as Exhibit 4.1 to the Company's Form 8-K filed on March 9, 1999.

6.  COMMITMENTS AND CONTINGENCIES

    The Company's federal tax filings with respect to the year ended December 31, 1992 and subsequent years are presently being reviewed by the Internal Revenue Service ("IRS"). The IRS has questioned the allocation of the purchase price made by the Company in connection with the acquisition of assets and business of the predecessor in October 1992, and related amortization and other deductions with respect to the acquired assets. In June 1997, the IRS proposed assessments for additional taxes of $412,000, $553,000 and $857,000 for the tax years 1992, 1993 and 1994, respectively, plus penalties totaling $371,000 and interest to the date of payment. If the IRS prevailed on all issues, such interest through March 31, 1999 would total approximately $735,000. The preliminary adjustments proposed by the IRS would also reduce the Company's federal income taxes for the years 1995, 1996 and 1997 by $242,000, $68,000 and $55,000, respectively. The Company believes that it has properly reported its income and paid its taxes in accordance with applicable laws and intends to contest the proposed adjustments vigorously. The Company believes that the ultimate resolution of this matter will not have a material adverse effect on its financial position.

    The Company's federal tax filing with respect to the year ended December 31, 1996 is presently being reviewed by the IRS, which has questioned the allocation of the purchase price made by the Company in connection with the acquisition of Swfte International, Ltd. in November 1995, and related amortization and other deductions. The IRS has not proposed any assessment from their review, nor has it indicated when it expects to conclude its audit or if it intends to propose adjustments to the Company's federal income tax returns claiming additional tax due. At this time, it is not possible to quantify the amount of additional taxes, if any, the IRS will claim are due. There can be no assurance that the Company will prevail in its position, or that the appeals, if any, and final resolution of any IRS claims will not have a material adverse impact on the Company's liquidity, financial position, or results of operations.

7.  PROVISION FOR INCOME TAXES

    The Company accounts for income taxes under SFAS No. 109, ACCOUNTING FOR INCOME TAXES, which requires that deferred income taxes be recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting basis at rates based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. A valuation allowance was recorded to offset 100% of the Company's net deferred tax asset as of September 30, 1998. The net deferred tax asset is comprised of tax basis net operating losses and the estimated tax effect of expected future temporary differences related to charges taken for book purposes that are not deductible for federal income tax purposes until the amounts are realized in the future. Management believes that, due to recent financial results, it is appropriate to record a full valuation allowance until such time as it becomes more likely than not that the Company will realize some or all of the benefit of the net deferred tax assets.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

RESULTS OF OPERATIONS

    The following table sets forth certain statement of operations data as a percentage of net revenues, for comparative purposes, for the periods indicated.

                                                                                                      THREE MONTHS ENDED
                                                                                                          MARCH 31,
                                                                                                   ------------------------
                                                                                                      1999         1998
                                                                                                      -----        -----
Net revenues.....................................................................................         100%         100%
                                                                                                          ---          ---
Operating costs and expenses:
  Cost of revenues...............................................................................          42           40
  Marketing and sales............................................................................          36           30
  General and administrative.....................................................................          20           14
  Development....................................................................................           6            6
                                                                                                          ---          ---
                                                                                                          104           90
                                                                                                          ---          ---
Operating income (loss)..........................................................................          (4)          10
Other income (expense)...........................................................................          --            1
                                                                                                          ---          ---
Income (loss) before provision for income taxes..................................................          (4)          11
Provision for income taxes.......................................................................          --            4
                                                                                                          ---          ---
Net income (loss)................................................................................          (4)%          7%
                                                                                                          ---          ---
                                                                                                          ---          ---

COMPARISON OF THREE MONTHS ENDED MARCH 31, 1999 AND 1998

    NET REVENUES. Net revenues for the three months ended March 31 decreased to $7.4 million in 1999 from $9.3 million in 1998, a decrease of $1.9 million, or 20%. The decrease in net revenues was due primarily to decreased units shipped domestically, partially offset by higher average selling prices.

    International revenues represented 23% and 13% of net revenues in 1999 and 1998, respectively. International markets have been subject to economic trends, including currency exchange rate fluctuations, outside of the Company's control and, as a result, there can be no assurance as to whether international activity will increase or decrease in the future.

    Net revenues consist of gross sales net of allowances for returns and discounts, and royalty income related to licensing of products. The Company adjusts its allowance for returns as it deems appropriate. The Company may accept substantial product returns or make other concessions to maintain its relationships with retailers and distributors and its access to distribution channels. If the Company chooses to accept product returns, some of that product may be defective, shelf-worn or damaged and may not therefore be salable in the ordinary course of business. There can be no assurance, that the Company will not experience significant returns, which could be greater than the Company's provision for returns or could have a material adverse affect on the Company's results of operations. In accordance with its policy, the Company will continue to reassess market conditions and adjust its provision for returns as it deems appropriate.

    COST OF REVENUES. Cost of revenues decreased to $3.1 million in 1999 from $3.7 million in 1998, a decrease of $0.6 million, or 17%, due primarily to decreased gross sales and product costs. As a percentage of net revenues, cost of revenues represented 42% and 40% of net revenues in 1999 and 1998, respectively. This increased percentage was due primarily to higher royalty expenses as a result of higher royalty rates on certain product lines; provisions for inventory losses due to damaged or obsolete products and increased provisions for returns. The Company expects cost of revenues may vary from period to period based on the relative mix of products sold, the level of promotional sales in a given period, inventory losses due to damaged or obsolete inventory and other market factors.

    Cost of revenues consists primarily of product cost, freight charges, royalties to outside programmers and content providers, as well as amortization of software licenses, storage and returns processing charges, and an inventory provision for damaged and obsolete products, if any. Product costs consist of the costs to purchase the underlying materials, print both boxes and manuals, media costs (CD-ROM's and disks) and fulfillment (assembly and shipping).

    MARKETING AND SALES. Marketing and sales expense decreased to $2.7 million in 1999 from $2.8 million in 1998, a decrease of $0.1 million, or 2%, and increased as a percentage of net revenues to 36% of net revenues in 1999 from 30% in 1998. The decrease in amount was related primarily to decreased general advertising costs and lower costs associated with the design and release of new and revised packaging for products as the number of product upgrades and new releases were lower for the three months ended March 31 1999 than during the same period in 1998; and a decline in commission and merchandising costs. These decreased costs were partially offset by increases in international distribution costs and domestic co-op marketing activities to promote the Company's products and brand names.

    GENERAL AND ADMINISTRATIVE. General and administrative expense increased to $1.5 million in 1999 from $1.3 million in 1998, an increase of $0.2 million, or 16%. This increase was primarily due to the Company incurring $0.5 million in professional fees and other costs associated with the proposed merger with Activision offset by a reduction in both compensation costs and bad debt provision.

    DEVELOPMENT. Development expense decreased to $0.4 million in 1999 from $0.6 million in 1998, a decrease of $0.2 million, or 33%, and remained as a percentage of net revenues at 6% of net revenues in both 1999 and 1998. The reduction in expenses is primarily due to lower compensation costs as a result of lower staffing and reduced new product development costs. Development expense includes expenses related to product upgrades, new products development activities, quality control and customer service support. The Company currently believes that development expenses may increase over current levels in future periods due to additional costs to develop new brands and titles, including the development of products to take advantage of the Internet and other on-line capabilities, operating system upgrades such as Windows 98, and the adaptation of product for international sales.

    OTHER INCOME. Other income, which includes interest income and interest expense, decreased to $13,000 in 1999 from $169,000 in 1998, primarily due to the decreased balance of interest bearing deposits and investments and the receipt in 1998 of interest of approximately $117,000 in connection with the refund of prior years' income tax payments.

    PROVISION FOR INCOME TAXES. The Company accounts for income taxes under SFAS No. 109, ACCOUNTING FOR INCOME TAXES, which requires that deferred income taxes be recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting basis at rates based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. A valuation allowance was recorded to offset 100% of the Company's net deferred tax asset as of September 30, 1998. The net deferred tax asset is comprised of tax basis net operating losses and the estimated tax effect of expected future temporary differences related to charges taken for book purposes that are not deductible for federal income tax purposes until the amounts are realized in the future. Management believes that, due to recent financial results, it is appropriate to record a full valuation allowance until such time as it becomes more likely than not that the Company will realize some or all of the benefit of the net deferred tax assets.

LIQUIDITY AND CAPITAL RESOURCES

    As of March 31, 1999, the Company had $3.1 million in working capital, including $1.6 million in cash. To date, the Company has not invested in any financial instruments that involve a high level of complexity or risk. Net cash provided from operating activities was $10,000 for the three months ended March 31, 1999, primarily due to an increase in accrued expenses, and a decrease in both inventories and accounts receivable; offset by a net reduction in accounts payable and the operating loss during the period,

    The Company entered into a loan agreement with a bank which provides for a revolving line of credit collateralized by substantially all of the Company's assets. Borrowings under the line are limited to a percentage of eligible receivables as defined in the agreement and may not exceed $2.5 million through May 31, 1999, the maturity date. The loan agreement contains customary restrictive covenants. As a result of the loss during the first quarter of 1999, the Company is no longer in compliance with the certain loan convenants and the Company has entered discussions with the bank to obtain a waiver of such convenants that would allow the Company to borrow on the line in the future. There can be no assurance that the Company will obtain the waiver or that the Company's future results of operations will continue to be in compliance with the line of credit convenants which among other things, requires the Company to have quarterly net income of at least $100,000 or that the line of credit would be otherwise available to the Company. To date, there have been no borrowings under the line.

    The Company has also entered into discussions with the bank to extend the maturity date of the line of credit to enable the Company to assess it's financing needs, if any, after the Stockholder vote on the Merger with Activision. At this time, the Company has not sought financing from any alternative source and, accordingly, cannot give any assurances that financing will be available, if at all, on acceptable terms. Without any additional financing, management believes the Company's existing capital resources are sufficient to meet working capital and capital expenditure requirements through at least the end of 1999.

    As a result of recent losses, management has reason to believe that the Company may not meet certain requirements for continued listing on the Nasdaq National Market, including the requirement to maintain total net tangible assets of at least $4 million. In the event that the Company's Common Stock is no longer listed on the Nasdaq National Market and is ineligible to be listed on the Nasdaq SmallCap Market, sales of the Company's Common Stock would likely be conducted in the over-the-counter market or potentially in regional exchanges. This may negatively impact the liquidity and price of the Common Stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, the Company's Common Stock.

    The Company's federal tax filings with respect to the year ended December 31, 1992 and subsequent years are presently being reviewed by the Internal Revenue Service ("IRS"). The IRS has questioned the allocation of the purchase price made by the Company in connection with the acquisition of assets and business of the predecessor in October 1992, and related amortization and other deductions with respect to the acquired assets. In June 1997, the IRS proposed assessments for additional taxes of $412,000, $553,000 and $857,000 for the tax years 1992, 1993 and 1994, respectively, plus penalties totaling $371,000 and interest to the date of payment. If the IRS prevailed on all issues, such interest through March 31, 1999 would total approximately $735,000. The preliminary adjustments proposed by the IRS would also reduce the Company's federal income taxes for the years 1995, 1996 and 1997 by $242,000, $68,000 and $55,000, respectively. The Company believes that it has properly reported its income and paid its taxes in accordance with applicable laws and intends to contest the proposed adjustments vigorously. The Company believes that the ultimate resolution of this matter will not have a material adverse effect on its financial position.

    The Company's federal tax filing with respect to the year ended December 31, 1996 is presently being reviewed by the IRS, which has questioned the allocation of the purchase price made by the Company in connection with the acquisition of Swfte International, Ltd. in November 1995, and related amortization and other deductions. The IRS has not proposed any assessment from their review, nor has it indicated when it expects to conclude its audit or if it intends to propose adjustments to the Company's federal income tax returns claiming additional tax due. At this time, it is not possible to quantify the amount of additional taxes, if any, the IRS will claim are due. There can be no assurance that the Company will prevail in its position, or that the appeals, if any, and final resolution of any IRS claims will not have a material adverse impact on the Company's liquidity, financial position, or results of operations.

    As previously disclosed, the Company engaged a financial advisor to assist it in assessing strategic alternatives to enhance shareholder value. In March 1999, the Company entered into a merger agreement with Activision. In connection with the negotiations and due diligence procedures leading to that agreement, the Company has incurred, and will continue to incur, costs related to its financial advisor and other professionals. Currently, the Company has incurred costs totaling approximately $0.5 million. Additional costs will be incurred as the Company undertakes the proxy solicitation and other regulatory and other filings required in connection with submitting the proposed merger to the Company's shareholders for a vote, likely in the summer of 1999.

YEAR 2000 READINESS

    The statements in the following section include "Year 2000 readiness disclosures" within the meaning of the Year 2000 Information and Readiness Disclosure Act.

    The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Software that is not compliant with the Year 2000 issue is time-sensitive and may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations resulting in disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

    The Company has established a comprehensive Year 2000 compliance program designed to (1) identify information technology ("IT") and non-information technology ("non-IT") systems that may fail at the turn of the century, (2) upgrade or replace non-compliant systems, and (3) evaluate the Year 2000 readiness of key customers, suppliers and service providers. IT systems include computer systems (hardware and software) used to process business data such as customer orders and accounting information. Non-IT systems include technology such as telephone switching systems and other devices that employ embedded chip technology in the function and design. The progress of the Year 2000 program is as follows:

    Phase I, the identification of IT and non-IT systems that may fail at the turn of the century, is substantially completed. The Company's primary computer system and its phone switching system were identified as the most critical systems needed to be upgraded to be Year 2000 compliant.

    Phase II, upgrading or replacing non-compliant systems, is approximately 80% complete. The Company recently converted to a Year 2000 compliant version of the same application software it has been using since 1995. The same version of the software is operating successfully at other companies. Upgraded hardware and software will be installed on the phone switch later during 1999 to make it Year 2000 compliant. The Company is currently assessing the potential effects of, and costs of, remediating the Year 2000 problem on its office equipment; however, such costs are not expected to be material.

    Phase III, evaluating the Year 2000 readiness of critical suppliers and service providers, has begun and is approximately 90% complete. The Company is soliciting input from its key customers, suppliers and service providers regarding their Year 2000 status. The Company will determine which, if any, pose a threat to the uninterrupted operation of its business in the event that they experience system errors or failures.

    The Company estimates that it is approximately 80% complete with regard to Year 2000 remediation. To date, the Company has incurred about $0.5 million in connection with such remediation, and anticipates additional costs of approximately $100,000 to complete this work. All expenditures related to the Year 2000 issue have been and likely will continue to be made from internally generated funds.

    The Company believes it has no material exposure to contingencies related to the Year 2000 issue for products it has sold.

    Management has assessed the most reasonably likely worst case Year 2000 scenario. Given its efforts to minimize the risk of Year 2000 failure by its internal systems, the Company believes the worst case scenario would occur if its primary telecommunications vendors and/or its electric supplier experiences a

Year 2000 failure which results in an outage. The Company is in the process of developing a contingency plan and anticipates having such a plan in place by the third quarter of 1999.

    While the Company believes that it has an effective program in place to resolve the Year 2000 issue in a timely manner, there can be no assurance that the failure of the Company or of the third parties with whom the Company transacts business to adequately address their respective Year 2000 issues will not have a material adverse affect on the Company's business, financial condition, cash flows and results of operations.

                           PART II--OTHER INFORMATION

ITEM 5. OTHER INFORMATION.

FACTORS THAT MAY AFFECT FUTURE OPERATING RESULTS

    In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended, the Company is providing the following cautionary statements identifying important factors, some of which are beyond the Company's control, that in the past have caused or in the future could cause the Company's actual results to differ materially from its historical operating results and from those projected in any forward-looking statements made by, or on behalf of, the Company.

GENERAL BUSINESS AND ECONOMIC CONDITIONS

    General business and economic conditions have an impact on the Company's financial results. The Company's customer base, which is largely retailers and distributors for resale to retailers, may be impacted by weak economic conditions and, as a result, may reduce their inventories of products purchased from the Company. The Company's customers are not contractually required to make future purchases of the Company's products and therefore could discontinue carrying the Company's products in favor of a competitor's products or for any other reason. The affinity of the public for Internet based sales and any limitations of the Company's ability to cultivate such e-commerce, may also affect the Company's financial results The Company's financial results could be affected by the size and rate of growth of the consumer software market and consumer PC market. The consumer software business is seasonal due primarily to the increased demand for consumer software during the year-end holiday buying season. General business and economic conditions and consumer confidence, both domestically and internationally, may impact retail sales of consumer software. Currency fluctuations associated with international sales and accounts receivable may also affect the Company's financial results.

COMPETITION

    The market for the Company's products is intensely and increasingly competitive. Existing consumer software companies may broaden their product lines to compete with the Company's products and potential new competitors, including computer hardware and software manufacturers, diversified media companies and book publishing companies, may enter or increase their focus on the consumer software market, resulting in even greater competition for the Company. There has been a consolidation among competitors in the market for the Company's products, and many of the companies with which the Company currently competes or may compete in the future have greater financial, technical, marketing, sales and customer support resources, as well as greater name recognition and better access to consumers, than the Company. Competition for retail space has increased as retailers continue to focus on sales per square foot of shelf space and other measures of product performance. The competition for retail space is also likely to increase due to the proliferation of consumer software products and companies.

DEPENDENCE ON RETAILERS AND DISTRIBUTORS

    Retailers and distributors compete in a volatile industry that is subject to rapid change, consolidation, financial difficulty and increasing competition from new distribution channels. Due to increased competition for limited shelf space, retailers and distributors are increasingly in a better position to negotiate favorable terms of sale, including price discounts, promotional support and product return policies. The Company's financial results may be impacted by the accuracy of retailers' forecasts of consumer demand, the timing of the receipt of orders from major customers, account cancellations or delays in shipment, competitors' marketing strategies and promotions, changes in pricing strategies by the Company or its competitors and the collectibility of accounts receivable. Furthermore, a significant portion of sales within a quarter is typically not realized until late in that quarter. As a result, it may be difficult for the Company to predict its net revenues for the quarter or to quickly adapt its spending levels within a quarter to reflect changes in demand for its products.

UNCERTAINTY OF MARKET ACCEPTANCE; CHANGES IN TECHNOLOGY AND INDUSTRY STANDARDS

    The consumer software industry is undergoing rapid changes, including evolving industry standards, frequent product introductions and changes in consumer requirements and preferences. Consumer preferences are difficult to predict, and few consumer software products achieve sustained market acceptance. The Company's financial results will be impacted by market acceptance of the Company's products and those of its competitors, development and promotional expenses relating to the introduction of new products, new versions of existing products or new operating systems, and evolving distribution channels. The growth in popularity of the Internet and other new technologies has impacted the distribution and purchase of software and there can be no assurance that the Company will utilize such new technologies in the most effective manner.

OTHER FACTORS

    In addition to the important factors discussed above, the Company may be impacted by, among other factors, future cash flow and working capital requirements, the results of the stockholder vote on the merger with Activision, the continued listing of the Company's Common Stock on the Nasdaq National Market, the outcome of current and future examinations by taxing authorities, and the acquisitions of new businesses by the Company and related charges and write-offs. The market price of the Company's Common Stock has been, and in the future will likely be, subject to significant fluctuations in response to variations in quarterly operating results and other factors, such as announcements of technological innovations or new products by the Company or its competitors, or other events. The stock prices for many companies in the technology sector have experienced wide fluctuations which often have been unrelated to their operating performance. Such fluctuations may adversely affect the market price of the Company's Common Stock.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K.

(A) EXHIBIT 27.

    Financial Data Schedule (EDGAR filing only).

(B) REPORTS ON FORM 8 K.

    On January 15, 1999, the Company filed a report on Form 8-K in regard to its announcement of a change in its auditing firm (Item 4).

    On March 9, 1999, the Company filed a report on Form 8-K in regard to its announcement of an Agreement and Plan of Merger dated as of March 3, 1999 by and among Expert, Activision, Inc. and Expert Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Activision, Inc. The company also reported signing an Amendment to a certain Shareholder Rights Agreement dated as of November 9, 1995 between the Company and Bank of Boston N.A.. (Items 5, 7).

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                EXPERT SOFTWARE, INC.

                                /s/ KENNETH P. CURRIER
                                ---------------------------------------------
                                Kenneth P. Currier
                                Chief Executive Officer and
                                Acting Chief Financial Officer
                                (Principal Financial and Accounting Officer)

Dated: May 14, 1999

                              EXPERT SOFTWARE, INC.

Dear Stockholder:

         Please take note of the important information enclosed with this Proxy Ballot. You are encouraged to read carefully the enclosed proxy materials.

         Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

         Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

         Your vote must be received prior to the Special Meeting of Stockholders to be held on Monday, June 21, 1999.

         Thank you in advance for your prompt consideration of these matters.

                                   Sincerely,

                              Kenneth P. Currier
                            Chief Executive Officer
--------------------------------------------------------------------------------

          Please Fold and Detach Here and Mail in the Envelope Provided

                              EXPERT SOFTWARE, INC.

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE     /X/

Please sign this Proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and, where more than one name appears, a majority must sign. If a corporation, the signature should be that of any authorized officer, who should state his or her title.

1. To approve and adopt (i) the Agreement and Plan of Merger dated as of March 3, 1999 (as amended and restated on April 19, 1999), by and among Activision, Inc., a Delaware corporation ("Activision"), Expert Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Activision ("Merger Sub"), and the Company, pursuant to which, among other things, (a) Merger Sub will be merged with and into the Company, which will continue as the surviving corporation and become a wholly-owned subsidiary of Activision (the "Merger"), and (b) each outstanding share of common stock, par value $.01 per share, of the Company will be converted into the right to receive $2.65 and (ii) the Merger.

              FOR                   AGAINST                     ABSTAIN
            /   /                  /    /                       /   /

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A VOTE FOR PROPOSAL 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS. RECORD DATE SHARES: _______________


SIGNATURE               DATE          SIGNATURE                  DATE
         ---------------    --------           ------------------     ----------

PROXY                   EXPERT SOFTWARE, INC.                             PROXY


  PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, JUNE 21, 1999

         The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Kenneth P. Currier and Susan A. Currier, and each of them, attorney or attorneys of the undersigned (with full power of substitution) for and in the name(s) of the undersigned to attend the Special Meeting of Stockholders of Expert Software, Inc. (the "Company"), to be held at The Arch Room, 800 Douglas Road, Coral Gables, FL 33134 on Monday, June 21, 1999 at 10:00 a.m. and any adjourned or postponed sessions thereof, and to vote and act upon the matters in respect of all shares of stock of the Company that the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

         Attendance of the undersigned at the meeting or at any adjourned or postponed sessions thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote said shares in person. If the undersigned is not the registered direct holder of his or her shares, the undersigned must obtain appropriate documentation from the registered holder in order to be able to vote the shares in person. If the undersigned hold(s) any of the shares of the Company in fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
         DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS
                 MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL 1.

   This proxy is solicited on behalf of the Board of Directors of the Company.

                   PLEASE VOTE AND SIGN ON THE OTHER SIDE AND
                      RETURN PROMPTLY IN ENCLOSED ENVELOPE.